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Exhibit 99(b)(1)

AGREEMENT

DATED 12th September, 2002

€2,525,000,000

CREDIT FACILITY

FOR

MDCP ACQUISITIONS I

ARRANGED BY

DEUTSCHE BANK AG LONDON

and

MERRILL LYNCH INTERNATIONAL

WITH

DEUTSCHE BANK AG LONDON
as Facility Agent

and

DEUTSCHE BANK AG LONDON
as Security Agent

[ALLEN & OVERY LOGO]

THIS AGREEMENT is dated 12th September, 2002

BETWEEN:

(1)
MDCP ACQUISITIONS PLC, a company incorporated in Ireland (registered number 357957) (in the course of re-registration as a private limited company) (the Parent);

(2)
MDCP ACQUISITIONS I, a company incorporated in Ireland (registered number 358039) (the Company);

(3)
THE SUBSIDIARIES OF THE PARENT listed in Part I of Schedule 1 (Original Parties) as original borrowers (in this capacity the Original Borrowers);

(4)
THE SUBSIDIARIES OF THE PARENT listed in Part I of Schedule 1 (Original Parties) as original guarantors (in this capacity, together with the Parent, the Original Guarantors);

(5)
DEUTSCHE BANK AG LONDON and MERRILL LYNCH INTERNATIONAL as arrangers (in this capacity the Mandated Lead Arrangers or the Arrangers);

(6)
THE PERSONS listed in Part II of Schedule 1 (Original Parties) as original lenders (the Original Lenders);

(7)
DEUTSCHE BANK AG LONDON as issuing bank for Documentary Credits (in this capacity the Issuing Bank);

(8)
DEUTSCHE BANK AG LONDON as facility agent (in this capacity the Facility Agent); and

(9)
DEUTSCHE BANK AG LONDON as security agent (in this capacity the Security Agent).

IT IS AGREED as follows:

1.    INTERPRETATION

1.1  Definitions

        In this Agreement:

  Acceptable Bank means a bank or financial institution which has a rating of A or higher by Standard & Poor's Rating Services or IBCA or A2 or higher by Moody's Investor Services Inc. or a comparable rating from an internationally recognised credit rating agency for its long-term debt obligations.

  Accession Deed means a deed, substantially in the form of Schedule 9 (Form of Accession Deed), with such amendments as the Facility Agent may approve or reasonably require.

  Accounting Date means each 31st March, 30th June, 30th September and 31st December, save as adjusted to ensure that such dates fall on the same day of the week or otherwise with the consent of the Facility Agent.

  Accounting Period means a period of approximately one year, three months or one month ending, in the case of each three month and one year period, on an Accounting Date for which Accounts for delivery to the Facility Agent are required to be prepared.

  Accounting Principles means accounting principles and practices which, as at the date hereof, are generally accepted in Ireland and which are the same as those used in the preparation of the Base Financial Statements.

  Accounts means each set of financial statements required to be prepared by a member of the Group and delivered to the Facility Agent pursuant to this Agreement.

  Acquisition means the acquisition by the Company of Target Shares pursuant to the Offer and the compulsory acquisition procedure under section 204 of the Irish Companies Act, 1963.

  Acquisition Credit means a Utilisation of a Term Loan Facility for any of the purposes described in Clause 3.1(a) to (d) (inclusive) (Term Loans) and includes a Loan made under Subclause 5.4 (Loan Note Loans).

  Acquisition Costs means all fees, costs, expenses and Taxes incurred by (or required to be paid by) any member of the Group in connection with the Acquisition, the Transaction Documents, the investment in the Parent, Newco 1 or the Company and the refinancing of certain indebtedness of the Target Group in each case contemplated by this Agreement or described in the Structure Memorandum (including related prepayment penalties and make-whole payments).

  Acquisition Documents means:

  (a)
  the Offer Document;

  (b)
  the Transaction Agreement; and

  (c)
  the Loan Notes and the Loan Note Instrument.

  Additional Borrower means a member of the Group which becomes a Borrower on or after the date of this Agreement.

  Additional Guarantor means a member of the Group which becomes a Guarantor on or after the date of this Agreement.

  Additional Obligor means an Additional Borrower or an Additional Guarantor.

  Administrative Party means an Arranger, the Issuing Bank, the Facility Agent or the Security Agent.

  Affiliate means a Subsidiary or a Holding Company of a person or any other Subsidiary of that Holding Company.

  Agent means the Facility Agent and/or the Security Agent as the context requires.

  Agent's Spot Rate of Exchange means the Facility Agent's spot rate of exchange for the purchase of the relevant currency in the London foreign exchange market with the Base Currency at or about 11.00 a.m. on a particular day.

  Agreed Form Accounts means the form of monthly and quarterly unaudited consolidated Accounts of Newco 1 and the form of monthly and quarterly unaudited Accounts of the Parent agreed between the Arrangers and the Parent prior to the date of this Agreement, referred to as such in Schedule 2 Part 1 (Conditions precedent documents).

  Ancillary Commitment means, with respect to any Ancillary Lender and an Ancillary Facility, the Base Currency Equivalent of the maximum amount of Ancillary Outstandings that can at any one time be outstanding under the Ancillary Facility Documents to which it is party determined on the first day on which that Ancillary Facility becomes available.

  Ancillary Facility means any facility or financial accommodation (including any overdraft, foreign exchange, guarantee or bonding facility) established by a Lender under Clause 8 (Ancillary Facilities) in place of all or part of its Revolving Credit Commitment.

  Ancillary Facility Document means any document evidencing any Ancillary Facility.

  Ancillary Lender means a Lender which establishes an Ancillary Facility.

  Ancillary Outstandings on any date means the equivalent on such date in the Base Currency of the principal amount actually or contingently outstanding under an Ancillary Facility, as calculated under Clause 8 (Ancillary Facilities) and the Ancillary Facility Document(s) for that Ancillary Facility.

  Approved Bank means Deutsche Bank AG London and any Acceptable Bank provided in each case that such bank has been given and has duly acknowledged all notices (if any) to be given to it pursuant to the Security Documents.

  Auditors means PricewaterhouseCoopers, Ernst & Young, KPMG or Deloitte & Touche or such other firm of independent public accountants of international standing which may be appointed by the Parent as its auditors under Subclause 21.6 (Auditors).

  Availability Period means the period from and including the date of this Agreement to and including:

  (a)
  subject to paragraphs (b) and (c) below, for the A Term Loan Facility, the B Term Loan Facility and the C Term Loan Facility, the date 60 days after the Unconditional Date;

  (b)
  for the A Term Loan Facility in respect of the 2005 Bonds Available Amount only, the last day of the period determined under Subclause 2.5(j) (Limitations);

  (c)
  for the A Term Loan Facility, the B Term Loan Facility and the C Term Loan Facility in respect of an aggregate amount equal to the Options Available Amount only, the date 95 days after the Unconditional Date; and

  (d)
  for the Revolving Credit Facility, the Final Revolving Maturity Date.

  Base Currency means euros.

  Base Currency Amount of a Credit means:

  (a)
  if the Credit is denominated in the Base Currency, its amount; or

  (b)
  if the Credit is denominated in an Optional Currency, its equivalent in the Base Currency calculated on the basis of the Agent's Spot Rate of Exchange one Business Day before the Rate Fixing Day for that Credit or if so provided in this Agreement on the basis of the Agent's Spot Rate of Exchange on the date of calculation.

  Base Currency Equivalent means, in relation to an amount expressed or denominated in any currency, the equivalent thereof in the Base Currency converted at the Agent's Spot Rate of Exchange on the date of the relevant calculation, and in relation to an amount expressed or denominated in the Base Currency, such amount.

  Base Financial Statements means the audited consolidated financial statements of the Target for its annual accounting period ended 31st December, 2001 and the unaudited quarterly consolidated management accounts of the Target for the 3 month period to 30th June, 2002.

  Borrower means an Original Borrower or an Additional Borrower.

  Break Costs means the amount (if any) which a Lender is entitled to receive under this Agreement as compensation if any part of a Loan or overdue amount is paid or repaid otherwise than on the last day of a Term relating thereto.

  Bridge Agent means Deutsche Bank AG London in its capacity as agent for the Bridge Lenders and shall be deemed to include the trustee (whether or not Deutsche Bank AG London is such trustee) in respect of any long term notes issued in exchange for the initial facilities or the term loan facilities under the Bridge Facility Agreement.

  Bridge Engagement Letter means the letter dated 17th June, 2002 between the Parent, Newco 1, Deutsche Bank AG London, Merrill Lynch International and Merrill Lynch Capital Corporation entitled "Project Chicago Engagement Letter" including the accompanying Indemnity Letter.

  Bridge Facilities means the €1,150,000,000 facilities granted pursuant to the Bridge Finance Documents, including the conversion of the initial facilities granted thereunder into term loan facilities and the exchange of such initial facilities or term loans into long term notes and/or preference shares and the exchange of such preference shares for long term notes (and the exchange of any such long term notes and/or preference shares for SEC registered subordinated debt and/or preferred equity securities), all as contemplated by the Bridge Finance Documents.

  Bridge Facilities Fee Letter means the Project Chicago Bridge Facilities Fee Letter dated 17th June, 2002 between Newco 1, Deutsche Bank AG London, Merrill Lynch International and Merrill Lynch Capital Corporation.

  Bridge Facility Agreement means the bridge credit agreement dated on or about the date hereof between Newco 1 as borrower, Deutsche Bank AG London, Merrill Lynch International and Merrill Lynch Capital Corporation in respect of €1,150,000,000 bridge facilities to be refinanced by the Securities.

  Bridge Finance Documents means the Bridge Facility Agreement, the Bridge Facilities Fee Letter and the Bridge Engagement Letter (and includes all notes, securities, indentures or other instruments or agreements issued or entered into pursuant to the Bridge Facility Agreement).

  Bridge Lenders means the lenders under the Bridge Facility Agreement.

  Bridge PIK Loans means the €250,000,000 aggregate amount of PIK Loans (as defined in the Bridge Facility Agreement) to be issued by Newco 1 (and/or the Parent) under the Bridge Facility Agreement.

  Business Day means a day (other than a Saturday or a Sunday) on which banks are open for general business in London and:

  (a)
  if on that day a payment in or a purchase of a currency (other than euro) is to be made, the principal financial centre of the country of that currency; or

  (b)
  if on that day a payment in or a purchase of euro is to be made, which is also a TARGET Day.

  Capital Expenditure means any expenditure which is treated as capital expenditure in accordance with the Accounting Principles.

  Cash means cash in hand or:

  (a)
  on deposit with any Acceptable Bank; or

  (b)
  on deposit with any other bank or financial institution in an aggregate amount not exceeding €25,000,000 (or its equivalent) provided that (except for an amount not exceeding €10,000,000 (or its equivalent)) it is on deposit with a bank or financial institution approved by the Arrangers on or prior to the date hereof (plus an amount, in respect of deposits providing cash collateral for a loan as part of back to back arrangement, not to exceed €30,000,000 (or its equivalent) at any time).

  Cash Equivalent means at any time:

  (a)
  certificates of deposit maturing within one year after the relevant date of calculation, issued by an Acceptable Bank or overnight deposits with an Acceptable Bank;

  (b)
  any investment in marketable obligations issued or guaranteed by the government of the United States of America, the U.K., a Participating Member State, any other OECD country with a rating of AA or higher by Standard & Poor's Rating Services or IBCA or Aa 2 by Moody's Investor Services Inc. or (in an amount not exceeding US$5,000,000) bonds issued by the government of Colombia or by an instrumentality or agency of the government of the United States of America, the U.K., a Participating Member State or such OECD country having an equivalent credit rating, maturing within one year after the relevant date of calculation;

  (c)
  open market commercial paper and money market investments having a maturity of less than a year:

  (i)
  for which a recognised trading market exists;

  (ii)
  issued in the United States of America, the U.K., a Participating Member State or any other OECD country with a rating of AA or higher by Standard & Poor's Rating Services or IBCA or Aa2 by Moody's Investor Services Inc.;

  (iii)
  which matures within one year after the relevant date of calculation; and

  (iv)
  which has a credit rating of either A-1 by Standard & Poor's Rating Services or IBCA or P-1 by Moody's Investor Services Inc, or, if no rating is available in respect of the commercial paper or money market investments, the issuer of which has, in respect of its long-term debt obligations, an equivalent rating (or in the case of money market investments is guaranteed by an Acceptable Bank);

  (d)
  United Kingdom certificates of tax deposit;

  (e)
  Sterling bills of exchange eligible for rediscount at the Bank of England and accepted by an Acceptable Bank; or

  (f)
  any other debt security approved by the Majority Lenders,

  in each case, to which any member of the Group is beneficially entitled at that time and which is not subject to any Security Interest (other than one arising under the Security Documents).

  Cash Pay Securities means the €900,000,000 aggregate principal amount of current pay senior unsecured debt securities to be issued by Newco 1 (and/or the Parent) as provided for in the draft offering memorandum delivered to the Arrangers prior to the date of this Agreement and any SEC registered debt securities issued by Newco 1 (and/or the Parent) for which such original debt securities are exchanged.

  Cash Pooling Facilities means the facilities under the Remaining Debt Agreements used for the purposes of the cash pooling arrangements of the Target Group consistent with the practice of the Target Group as at the date hereof.

  Certain Funds Period means the period commencing on 17th June, 2002 and ending on the earlier of (a) the date falling 45 days after the Unconditional Date or, (b) the date the Offer is withdrawn or lapses, or (c) the date falling 4 months after the date on which the Offer Document is posted (subject to extension with the agreement of the Lenders), but provided that the Certain Funds Period shall not, in any event, be longer than 148 days.

  Chief Executive Officer means, initially, Michael Smurfit as chief executive officer of the Parent, and upon appointment, means Gary McGann as chief executive officer of the Parent, and in each case includes any replacement therefor (or in the absence of such officer, any director of the Parent acting as such officer's deputy in that capacity).

  Chief Financial Officer means Ian Curley as finance director of the Parent or any replacement therefor (or in the absence of such officer, any director of the Parent acting as such officer's deputy in that capacity).

  Chief Operating Officer means, initially, Gary McGann as chief operating officer of the Parent, and upon appointment, means Anthony Smurfit as chief operating officer of the Parent, and in each case means any replacement therefor (or in the absence of such officer, any director of the Parent acting as such officer's deputy in that capacity).

  Clean-up period means the period beginning on the date of this Agreement and ending on the day 90 days after the Unconditional Date.

  Code means the Irish Takeover Panel Act, 1997, Takeover Rules, 2001 and the Irish Takeover Panel Act, 1997, Substantial Acquisition Rules, 2001 in each case made by the Irish Takeover Panel pursuant to the Irish Takeover Panel Act, 1997 (as such rules may be revised, amended or replaced from time to time).

  Collateral Ranking Agreement means (if and when entered into) the collateral ranking agreement between the Company and the Security Agent ranking the Security Documents and certain security granted in favour of the holders of the 2005 Bonds and 2025 Bonds.

  Commitment means a Term Loan Commitment or a Revolving Credit Commitment of a Lender.

  Commitment Letter means the Project Chicago, Acquisition Credit Facilities Facility Letter dated 17th June, 2002 between the Parent, the Company, the Arrangers and others.

  Compliance Certificate means a certificate, substantially in the form of Schedule 7 (Form of Compliance Certificate), setting out, among other things, calculations of the financial covenants and of the amount of any Excess Cashflow (including, in the case of the Compliance Certificate for the audited consolidated Accounts of the Parent for the financial year ended 31st December, 2002, a calculation of the amount of ordinary course cash on the consolidated balance sheet of the Target as at 30th September, 2002).

  Consolidated Cash Flow has the meaning given to it in Clause 22 (Financial Covenants).

  Core Assets means any assets (including any paperboard, paper or pulp mill or plant) used in connection with the Core Business.

  Core Business means (a) the manufacture, sale and distribution of containerboard and corrugated containers, and (b) the collection of wastepaper for recycling, and in each case includes anything incidental or ancillary to such activities.

  Credit means a Loan or a Documentary Credit.

  Debt Pushdown means the pushdown of debt within the Target Group substantially in the manner described in the Structure Memorandum or otherwise in a manner (notified in writing to the Facility Agent) that does not adversely affect the interests of the Lenders in any material respect.

  Default means:

  (a)
  an Event of Default; or

  (b)
  an event which would be (with the expiry of a grace period, the giving of notice or the making of any determination under the Senior Finance Documents or any combination of them) an Event of Default.

  Documentary Credit means a letter of credit, guarantee (including without limitation the Loan Note Guarantee), bond or other instrument to be issued by the Issuing Bank pursuant to Clause 6 (Utilisation—Documentary Credits).

  Environmental Approval means any authorisation required by Environmental Law.

  Environmental Claim means any claim by any person in connection with:

  (a)
  a breach, or alleged breach, of Environmental Law;

  (b)
  any accident, fire, explosion or other event of any type involving an emission or substance which is capable of causing harm to any living organism or the environment; or

  (c)
  any other environmental contamination.

  Environmental Law means any law or regulation concerning:

  (a)
  the protection of health and safety;

  (b)
  the environment; or

  (c)
  any emission or substance which is capable of causing harm to any living organism or the environment.

  Equity Commitment Letter means the equity commitment letter dated 17th June, 2002 delivered by Madison Dearborn Partners LLC to the Company.

  Equity Documents means:

  (a)
  the Equity Commitment Letter;

  (b)
  the Shareholders Agreement; and

  (c)
  the constitutional documents of the Parent.

  EURIBOR relative to a Loan or overdue amount in euro for its Term means:

  (a)
  the applicable Screen Rate; or

  (b)
  if no Screen Rate is available for that Term of that Loan or overdue amount, the arithmetic mean (rounded upward to four decimal places) of the rates as supplied to the Facility Agent at its request quoted by the Reference Banks to leading banks in the European interbank market, as of 11.00 a.m. (Brussels time) on the Rate Fixing Day for the offering of deposits in euro for a period comparable to that Term.

  euro means the single currency of the Participating Member States.

  Event of Default means an event specified as such in this Agreement.

  Excess Cashflow has the meaning given to it in Clause 11.5 (Mandatory prepayment—Excess Cashflow).

  Excess Loan Note Amount has the meaning given to it in Subclause 2.5(h) (Limitations).

  Executive Contracts means the contracts of service in each case in agreed form and made between each of the Executives and the Parent.

  Executives means the Chief Executive Officer, the Chief Financial Officer and the Chief Operating Officer.

  Existing Treasury Transaction means a Treasury Transaction entered into on or before the date of this Agreement in connection with the 2005 Bonds, the 2025 Bonds, the Refinancing Debt or the Remaining Debt.

  Facility means a Term Loan Facility or a Revolving Credit Facility made available under or an Ancillary Facility established pursuant to, this Agreement.

  Facility Office means the office(s) notified by a Lender to the Facility Agent:

  (a)
  on or before the date it becomes a Lender; or

  (b)
  by not less than five Business Days' notice,

  as the office(s) through which it will perform its obligations, and to which payments for its account should be made, under this Agreement.

  Fee Letter means the letter dated 17th June, 2002 entered into between one or more Administrative Parties and the Parent and/or the Company setting out the amount of certain fees referred to in this Agreement.

  Final Issue Date means the date on which no further Loan Notes may be issued pursuant to the Loan Note Instrument as notified by the Company to the Facility Agent.

  Final Maturity Date means the ninth anniversary of the First Drawdown Date.

  Final Revolving Maturity Date means the seventh anniversary of the First Drawdown Date.

  Finance Party means a Hedging Bank, a Lender or an Administrative Party from time to time hereunder.

  Financial Indebtedness means any indebtedness for or in respect of:

  (a)
  moneys borrowed and debit balances at financial institutions;

  (b)
  any acceptance credit or bill discounting facility;

  (c)
  any bond, note, debenture, loan stock or other similar instrument;

  (d)
  any preference share by its terms required to be redeemed prior to the Final Maturity Date;

  (e)
  any finance or capital lease or hire purchase, conditional sale or other arrangement required by the Accounting Principles to be capitalised for accounting purposes;

  (f)
  receivables sold or discounted (otherwise than on a non-recourse basis and other than receivables sold or discounted by any member of the Group to Smurfit Capital);

  (g)
  the acquisition cost of any asset or service to the extent payable before or after its acquisition or possession by the party liable where the advance or deferred payment (as the case may be) (i) is arranged primarily as a method of raising finance or financing the acquisition or construction of that asset or the acquisition of that service (other than trade credit on customary commercial terms), or (ii) involves a period of more than six months before or after (as the case may be) the date of acquisition or supply (but excluding the Nettingsdorfer Deferred Payment);

  (h)
  any derivative transaction protecting against or benefiting from fluctuations in any rate or price (and, except for non-payment of an amount, the then mark to market value of the derivative transaction will be used to calculate its amount);

  (i)
  any other transaction (including any forward sale or purchase agreement) which has the commercial effect of a borrowing;

  (j)
  any counter-indemnity obligation in respect of any guarantee, indemnity, bond, documentary credit or other instrument issued by a bank or financial institution (excluding the indemnity in respect of the letter of credit provided by a bank or financial institution for the account of Smurfit MBI in an amount of up to CND$17,500,000 in respect of unregistered pension liabilities and excluding, other than for the purposes of Subclause 24.5 (Cross Default), the Spanish Litigation Bond Indemnity); or

  (k)
  any guarantee, indemnity or similar assurance against financial loss of any person in respect of any item referred to in paragraphs (a) to (j) above and any agreement to maintain the solvency of any person, whether by investing in, lending to, or purchasing assets from such person, provided that Financial Indebtedness shall not include the PIK Securities or the Bridge PIK Loans.

  Financial Model means the Financial Model prepared by or on behalf of the Parent and referred to in Schedule 2 Part I (Condition Precedent Documents).

  First Drawdown means the making of the first Utilisation.

  First Drawdown Date means the date of First Drawdown.

  Funds Flow Statement means the statement prepared by the Parent and agreed with the Facility Agent showing all payments by the Parent and/or by members of the Group in connection with the Acquisition and the refinancing of certain indebtedness of the Target Group, and the flow of funds occurring on and immediately before and after the First Drawdown.

  Group means the Parent and its Subsidiaries (but excluding the SPV Group).

  Guarantor means an Original Guarantor and any Additional Guarantor.

  Hedging Bank has the meaning given to it in the Priority Deed.

  Hedging Document has the meaning given to it in the Priority Deed.

  Holding Company of any person means any company or body corporate in respect of which that person is a direct or indirect Subsidiary.

  IBOR means LIBOR, EURIBOR or STIBOR as appropriate.

  Information Package means the Financial Model and the information memorandum (as amended by agreement between the Parent and the Arrangers) for use in the syndication of the Facilities.

  Intellectual Property Rights means:

  (a)
  any know-how, patent, trade mark, service mark, design, business name, domain name, topographical or similar right;

  (b)
  any copyright, data base or other intellectual property right; or

  (c)
  any interest in the above,

  in each case whether registered or not and includes any related application.

  Interest means:

  (a)
  interest and amounts in the nature of interest accrued;

  (b)
  prepayment penalties or premiums incurred in repaying or prepaying any Financial Indebtedness (other than the 2005 Bonds and the 2025 Bonds);

  (c)
  discount fees and acceptance fees payable or deducted in respect of any Financial Indebtedness, including fees in respect of Documentary Credits referred to in paragraph (c) of Subclause 7.3 (Fees in respect of Documentary Credits) and all like fees in respect of any other letters of credit and guarantees;

  (d)
  any other payments and deductions of the like effect (including, without limitation, the interest element of finance leases) and any net payment (or, if appropriate in the context, receipt) under any interest rate hedging agreement or instrument (including without limitation under the Hedging Documents), taking into account any premiums payable for the same, and Interest includes commitment and non-utilisation fees (including, without limitation, those payable hereunder), but excludes agent's and front-end, management, arrangement and participation fees with respect to any Financial Indebtedness (including, without limitation, those payable hereunder or under the Fee Letters) and excluding any amortisation of financing costs associated therewith.

  Investor means MDP Global Investors Limited and/or funds, limited partnerships or companies managed or advised by it or its principals or by Madison Dearborn Partners LLC.

  Joint Venture has the meaning given to it in Subclause 23.28 (Joint Ventures).

  Joint Venture Investment has the meaning given to it in Subclause 23.28 (Joint Ventures).

  K-Club Companies means Bessilton Holdings Limited, Amisfield Limited and Kildare Hotel and Country Club Limited.

  K-Club means the Kildare Hotel and Country Club and the assets used in connection therewith.

  K-Club Debt means any Financial Indebtedness in an aggregate amount not to exceed €37,000,000 provided by banks and/or financial institutions that are not members of the Group to one or more of the K-Club Companies for the purpose of Capital Expenditure, and fees and expenses related to such Financial Indebtedness.

  K-Club Surplus Assets means the assets of one or more of the K-Club Companies other than the K-Club.

  Lender means:

  (a)
  an Original Lender; or

  (b)
  any person which becomes a Lender after the date of this Agreement.

  LIBOR relative to a Loan or overdue amount denominated in a currency other than euro or Swedish Kronor for its Term means:

  (a)
  the applicable Screen Rate; or

  (b)
  if no Screen Rate is available for the relevant currency or the Term of that Loan or overdue amount, the arithmetic mean (rounded upward to four decimal places) of the rates, as supplied to the Facility Agent at its request, quoted by the Reference Banks to leading banks in the London interbank market, as of 11.00 a.m. on the Rate Fixing Day for the offering of deposits in the currency of that Loan or overdue amount for a period comparable to that Term.

  Loan means, unless otherwise stated in this Agreement, the principal amount of each borrowing under this Agreement or the principal amount outstanding of that borrowing.

  Loan Note Guarantee means the guarantee to be issued by Deutsche Bank AG London in favour of the holders of the Loan Notes in the form contained in the Loan Note Instrument.

  Loan Note Guarantee Amount means an amount equal to the principal amount of Loan Notes outstanding from time to time.

  Loan Note Guarantee Maximum Amount means €35,000,000.

  Loan Notes means the floating rate guaranteed unsecured loan notes due 2007 issued by the Company pursuant to the Offer.

  Loan Note Instrument means the instrument of the Company constituting the Loan Notes.

  Major Default has the meaning given to it in Schedule 12 Part II (Certain Funds).

  Majority Lenders means, at any time, Lenders:

  (a)
  the aggregate of whose shares in the outstanding Credits and undrawn Commitments then represents 66 2/3 per cent. or more of the aggregate of all the outstanding Credits and undrawn Commitments of all the Lenders;

  (b)
  if there is no Credit then outstanding, whose undrawn Commitments then aggregate 66 2/3 per cent. or more of the Total Commitments; or

  (c)
  if there is no Credit then outstanding and the Total Commitments have been reduced to zero, whose Commitments aggregated 66 2/3 per cent. or more of the Total Commitments immediately before the reduction.

  Management Share Security Interest means a Security Interest granted by a director, officer, manager or consultant over shares, stocks or options in the Parent to or in favour of a member of the Group to secure the obligations of such director, officer, manager or consultant in respect of such shares, stocks or options.

  Mandatory Cost means for any Lender the cost of complying with any reserve asset, liquidity, special deposit or other monetary or regulatory requirements affecting it, expressed as a percentage rate per annum, including any reserve asset requirements of the European Central Bank and, for a Lender participating through a Facility Office in the United Kingdom or a Participating Member State, those calculated by the Facility Agent in accordance with Schedule 4 (Calculation of the Mandatory Cost).

  Margin means, for any amount (including an overdue amount) or Credit outstanding under, or which in the reasonable opinion of the Facility Agent is otherwise referable to, a particular Facility, the rate per annum specified below in relation to that Facility:

  (a)
  the A Term Loan Facility and the Revolving Credit Facility, 2.25 per cent. per annum, as adjusted under Subclause 12.3 (Margin adjustments);

  (b)
  the B Term Loan Facility, 2.75 per cent. per annum;

  (c)
  the C Term Loan Facility, 3.25 per cent. per annum,

  and for any other amount outstanding under the Senior Finance Documents, the highest of the above rates from time to time applicable.

  Margin Certificate is a certificate, substantially in the form of Schedule 8 (Form of Margin Certificate), setting out the calculations for determining an adjustable Margin pursuant to Subclause 12.3 (Margin adjustments) as at the relevant date.

  Material Adverse Effect means an event or circumstances which has or is reasonably likely to have a material adverse effect on:

(a)	the business, assets or financial condition of any Obligor that is a Material Subsidiary or of the Group taken as a whole; or
(b)	(i)	the ability of any Obligor to perform any of its payment obligations under any of the Senior Finance Documents, the Bridge Finance Documents or the Securities, or
	(ii)	the ability of the Parent to comply with its obligations under Clause 22 (Financial Covenants); or
(c)	the validity or enforceability of, or effectiveness of any security granted or purported to be granted by, any Security Document.

  Material Group Member means an Obligor or a Material Subsidiary.

  Material Intellectual Property Right means any Intellectual Property Right without which, or without the benefit of which, an Obligor or Material Subsidiary could not carry on its business substantially as it is being carried on as at the Unconditional Date or as at any date on which the representation and warranty set out in Subclause 20.16 (Intellectual Property Rights) is made or deemed to be made or repeated hereunder.

  Material Subsidiary means a Subsidiary of the Parent (other than any member of the SPV Group) whose gross assets, pre-tax profits or turnover (in each case, excluding intra-Group items) equal or exceed 5 per cent. of the gross assets, pre-tax profits or turnover of the Group.

  For this purpose:

  (a)
  the gross assets, pre-tax profits or turnover of a Subsidiary of the Parent will be determined from its financial statements (consolidated if it has Subsidiaries) upon which the latest Accounts have been based;

  (b)
  if a Subsidiary of the Parent becomes a member of the Group after the date on which the latest Accounts have been prepared, the gross assets, pre-tax profits or turnover of that Subsidiary will be determined from its latest financial statements;

  (c)
  the gross assets, pre-tax profits or turnover of the Group will be determined from the latest Accounts adjusted (where appropriate) to reflect the gross assets, pre-tax profits or turnover of any company or business subsequently acquired or disposed of.

  Notwithstanding the foregoing until such time as such Subsidiary is demonstrated by reference to the financial statements and Accounts referred to above for a period ended after the First Drawdown (in the case of paragraph (i) below) or after such transfer (in the case of paragraph (ii) below) not to be a Material Subsidiary according to the tests set out above, each of the following companies shall from the Unconditional Date be deemed to be a Material Subsidiary:

    (i)
    each company identified in Schedule 14 (Material Subsidiaries); and

    (ii)
    any member of the Group to which a Material Subsidiary transfers all or any substantial part of its business or assets.

  Maturity Date means, for a Revolving Credit Loan and a Documentary Credit, the last day of its Term.

  Mexican HQ Debt means Financial Indebtedness of Grupo Smurfit Mexico, S.A. de C.V. in an amount not exceeding €8,000,000 (or its equivalent plus any increase in such Financial Indebtedness when calculated in euros which is attributable to changes in currency exchange rates from the date hereof) from Banorte secured on the Mexican HQ and notified to the Facility Agent on or before the First Drawdown Date.

  Mexican HQ means the corporate headquarters of Grupo Smurfit Mexico, S.A. de C.V. located at Polanco, Mexico.

  Net Proceeds has the meaning given to it in Subclause 11.4 (Mandatory prepayment—disposals).

  Nettingsdorfer Deferred Payment means the deferred payment of €55,000,000 due in 2003 in respect of the acquisition of Nettingsdorfer Papierfabrik AG & Co KG.

  Newco 1 means MDP Acquisitions plc, a company incorporated in Ireland (registered number 357958).

  Newco 1 Loan means the subordinated loan by Newco 1 to the Company of the proceeds of the Bridge Facilities and/or the Securities (as applicable).

  Newco 1 Loan Agreement means the agreement in the agreed form between Newco 1 and the Company in respect of the Newco 1 Loan.

  Non-Core Assets means any assets owned by a member of the Group other than Core Assets (but excluding for the avoidance of doubt any shares in a member of the Group which directly or indirectly owns any Core Assets or carries on a Core Business).

  Non-Core Business means any business carried on by a member of the Group other than a Core Business.

  Obligor means a Borrower or a Guarantor.

  Offer means the offer for all of the Target Shares made by the Company and (outside of the United States of America) by Deutsche Bank AG London on behalf of the Company.

  Offer Document means the document dated 5th July, 2002 containing the Offer posted to shareholders of the Target on 5th July, 2002 and any amendments thereto permitted by the terms of this Agreement or by the terms of the Commitment Letter.

  Optional Currency means any currency (other than euros) in which a Credit may be denominated under this Agreement including without limitation US Dollars, Sterling, Swedish Kronor, Norwegian Kronor, Danish Kronor, Canadian Dollars, Hong Kong Dollars, Japanese Yen or Swiss Francs.

  Options Available Amount means up to €10,000,000 in aggregate of the Term Loan Facilities for the purpose set out in Subclause 3.1(c) (Term Loan Facilities).

  Options Side Letter means the letter from the Company to Deutsche Bank AG London, Merrill Lynch Capital Corporation and Merrill Lynch International dated 17th June, 2002 relating to certain share options in respect of shares of Target.

  Original Base Currency Amount of a Credit means:

  (a)
  if a Credit is denominated in the Base Currency, its amount; or

  (b)
  if the Credit is denominated in an Optional Currency, its equivalent in the Base Currency calculated on the basis of the Agent's Spot Rate of Exchange one Business Day before the Rate Fixing Day for the first Term for that Credit.

  Original Obligor means an Original Borrower or an Original Guarantor.

  Participating Member State means a member state of the European Communities that adopts or has adopted the euro as its lawful currency under the legislation of the European Union for European Monetary Union.

  Party means a party to this Agreement.

  Permitted Reorganisation means:

  (a)
  an amalgamation, merger, demerger, reconstruction or other re-organisation on a solvent basis of a member of the Group (not involving a Borrower, the Parent or Newco 1) where:

  (i)
  all of the business and assets of that member remain within the Group (and, if that member of the Group was an Obligor immediately prior to such re-organisation being implemented, all of the business and assets of that member are retained by one or more other Obligors); and

  (ii)
  where if it or its assets or the shares in it were subject to security in favour of the Lenders immediately prior to such re-organisation, the Lenders will enjoy (in the reasonable opinion of the Security Agent) the same or equivalent security over the same assets and over it and the shares in it (or in each case over the shares of its successor or if a new holding company is inserted (other than the insertion of a new holding company for SIBV) as part of such re-organisation, security over the shares of such holding company provided that no security is granted to any third party over the shares of the company re-organised or its successor) after such reorganisation; or

  (b)
  any other reorganisation of one or more members of the Group approved by the Facility Agent (acting on the instructions of the Majority Lenders); or

  (c)
  the Debt Pushdown and any other transaction described in the Structure Memorandum (in the form delivered to the Facility Agent under Schedule 2, Part I (Conditions Precedent Documents));

  (d)
  the SSCC Spin-off; or

  (e)
  the SIBV Reorganisation,

  PROVIDED THAT, in the case of paragraphs (c) and (e) above, the requirements in (a)(i) and (a)(ii) above must also be complied with provided further that the requirement for a member of the Group acquiring any business or assets to be an Obligor referred to in (a)(i) above and the requirement for the security referred to in (a)(ii) above will only be required if it is not unlawful for the relevant person to accede as an Additional Obligor or to execute such security (or, (i) in the case of a member of the Group which is not wholly owned or is a Joint Venture, if it would not breach any joint venture agreement or existing shareholders agreement applicable to it or (ii) in the case of a member of the Group incorporated in Argentina, Colombia, the Dominican Republic or Venezuela, it would not breach any negative pledge contained in a Remaining Debt Agreement and would not, in the reasonable opinion of the Parent, result in a loss of access to local credit facilities on reasonable commercial terms) and if such accession or execution would not result in personal liability for that person's directors or other management, and the relevant person has used all reasonable endeavours lawfully to avoid any such unlawfulness or personal liability, including agreeing to a limit on the amount secured (and the Facility Agent may (but shall not be obliged to) agree to such limit if, in its opinion, to do so might avoid the relevant unlawfulness or personal liability).

  PIK Securities means the €250,000,000 aggregate principal amount of payment in kind preferred equity and/or subordinated debt securities to be issued by Newco 1 (and/or the Parent) (and if the Majority Lenders have consented or if the take-out subordinated debt securities do not require payment of cash interest earlier or in a greater amount than any right to cash payment of dividends under the preferred equity securities and otherwise are on no more onerous terms than those applying to the Cash Pay Securities, any take-out subordinated debt securities into which any preferred equity securities may be converted in accordance with the terms of such preferred equity securities) and any SEC registered equity or debt securities for which such securities are exchanged (and if the Majority Lenders have consented or if the take-out subordinated debt securities do not require payment of cash interest earlier or in a greater amount than any right to cash payment of dividends under the preferred equity securities and otherwise are on no more onerous terms than those applying to the Cash Pay Securities, any take-out subordinated debt securities into which any SEC registered preferred equity securities may be converted in accordance with the terms of such preferred equity securities) and including any payment in kind securities issued in payment of any dividends or interest thereon and any such securities that become cash pay in accordance with their terms, excluding the Bridge PIK Loans.

  Pre-approved Jurisdictions means Austria, Belgium, Denmark, France, Germany, Ireland, Mexico, the Netherlands, Spain, the UK, the United States of America and Canada.

  Principal Properties means the properties listed in Schedule 15 (Principal Properties) and any other mill, factory, or equivalent at which a Core Business is carried on after the Unconditional Date.

  Priority Deed means the priority agreement dated prior to the First Drawdown Date between, among others, the Obligors, the Lenders, the counterparties under the Hedging Documents, the Bridge Lenders, the Spanish Bond Creditors and the Investors (each as defined therein), SPV BV and the Administrative Parties.

  Pro Rata Share means:

  (a)
  for the purpose of determining a Lender's share in a utilisation of a Facility, the proportion which its Commitment under that Facility bears to all the Commitments under that Facility immediately prior to the making of that utilisation; and

  (b)
  for any other purpose on a particular date:

  (i)
  the proportion which a Lender's share of the Credits (if any) bears to all the Credits;

  (ii)
  if there is no Credit outstanding on that date, the proportion which its Commitments bear to the Total Commitments on that date;

  (iii)
  if the Total Commitments have been cancelled, the proportion which its Commitments bore to the Total Commitments immediately before being cancelled; or

  (iv)
  when the term is used in relation to a Facility, the above proportions but applied only to the Credits and Commitments for that Facility (for which purpose the Facility Agent will determine, in the case of a dispute, whether the term in any case relates to a particular Facility).

  Rate Fixing Day means:

  (a)
  the first day of a Term for a Loan denominated in Sterling;

  (b)
  the second Business Day before the first day of a Term for a Loan denominated in any other currency (other than euro); or

  (c)
  the second TARGET Day before the first day of a Term for a Loan denominated in euro,

  or such other day as the Facility Agent determines is generally treated as the rate fixing day in the relevant currency by market practice in the relevant interbank market.

  Reconciliation Statement means a statement delivered to the Facility Agent pursuant to Subclause 21.2(f)(ii) (Form and scope of financial statements).

  Reference Banks means Deutsche Bank AG London, Merrill Lynch International, ABN Amro Bank N.V., Credit Lyonnais and The Governor and Company of the Bank of Scotland and any other bank or financial institution appointed as such by the Facility Agent under this Agreement.

  Refinancing Credit means a Utilisation of a Term Loan the proceeds of which are used for the purpose described in Clause 3.1(e) (Term Loans).

  Refinancing Debt means all Financial Indebtedness outstanding under or in respect of the Refinancing Debt Agreements and under or in respect of the 2005 Bonds.

  Refinancing Debt Agreements means the credit and/or loan agreements and/or other instruments details of which are set out in Part I of Schedule 13 (Existing Target Group Debt) as amended and/or restated prior to repayment thereof from time to time, provided that the aggregate principal amount outstanding or committed is not thereby increased from that outstanding or committed as at the date of this Agreement.

  Refinancing Subsidiary means a member of the Target Group that has outstanding Refinancing Debt.

  Remaining Debt at any time, means all Financial Indebtedness of any member of the Target Group then outstanding under or in respect of the Remaining Debt Agreements (other than in respect of the Cash Pooling Facilities).

  Remaining Debt Agreements means the credit and/or loan agreements details of which are set out in Part II of Schedule 13 (Existing Target Group Debt) as amended and/or refinanced from time to time, provided that the aggregate principal amount outstanding or committed in Latin America (including in respect of changes in exchange rates) may not increase by more than €15,000,000 (plus amounts in respect of changes in exchange rates) from the aggregate amount outstanding or committed in Latin America as at the date of this Agreement and provided that no Security Interest or guarantee is granted by any member of the Group in respect of such amendment or refinancing unless either an equivalent Security Interest or guarantee had been granted as at the date of this Agreement by such member of the Group in respect of the Remaining Debt so amended or refinanced or any such new Security Interest or guarantee is otherwise permitted by this Agreement.

  Repayment Instalment means each instalment for repayment of a Term Loan, identified in this Agreement by the same designation as such Term Loan.

  Repeating Representations means at any time the representations which are deemed to be made or repeated under this Agreement pursuant to Subclause 20.22 (Times for making representations).

  Reports means each of:

  (a)
  the legal due diligence report dated 14th June, 2002 prepared by Kirkland & Ellis (the Legal Due Diligence Report);

  (b)
  the accountants and tax report dated 28th June, 2002 prepared by Ernst & Young;

  (c)
  the market report prepared by Jaakko Poyry dated 13th June, 2002 (updated by a further report dated 21st June, 2002); and

  (d)
  the environmental report dated 14th June, 2002 prepared by Environ,

  each as referred to in Schedule 2 Part I (Conditions Precedent Documents).

  Request means a request for a Credit, substantially in the form of Schedule 3 (Form of Request).

  Reservations means the principle that equitable remedies are remedies which may be granted or refused at the discretion of the court, the limitation of enforcement by laws relating to bankruptcy, insolvency, liquidation, reorganisation, court schemes, moratoria, administration and other laws generally affecting the rights of creditors, the time barring of claims under applicable limitation laws, the possibility that an undertaking to assume liability for or to indemnify a person against non-payment of stamp duty may be void, defences of set-off or counterclaim and similar principles, rights and defences under the laws of any jurisdiction in which relevant obligations may have to be performed and qualifications as to matters of law only set out in the legal opinions addressed to the Finance Parties delivered pursuant to this Agreement.

  Revolving Credit Commitment means:

  (a)
  for an Original Lender, the amount set opposite its name in Part II of Schedule 1 (Original Parties) under the heading Revolving Credit Commitments and the amount of any other Revolving Credit Commitment, as so designated, it acquires; and

  (b)
  for any other Lender, the amount of any Revolving Credit Commitment it acquires,

  to the extent not cancelled, transferred, increased or reduced under this Agreement.

  Revolving Credit Facility means a revolving credit facility made available under this Agreement.

  Revolving Credit Loan means a Loan under the Revolving Credit Facility.

  Revolving Credit Utilisation means a Revolving Credit Loan or a Documentary Credit issued under the Revolving Credit Facility.

  Rollover Credit means one or more Loans under a Revolving Credit Facility:

  (a)
  to be made on the same day that a maturing Loan under that Facility is due to be repaid;

  (b)
  the aggregate amount of which is equal to or less than the maturing Loan;

  (c)
  in the same currency as the maturing Loan; and

  (d)
  to be made to the same Borrower for the purpose of refinancing the maturing Loan.

  Schemes means:

  (a)
  1987 United Kingdom Option Scheme of Jefferson Smurfit Group plc;

  (b)
  1987 Option Scheme of Jefferson Smurfit Group plc;

  (c)
  1999 Executive Share Option Plan;

  (d)
  1999 Performance Share Plan;

  (e)
  2000 UK Executive Approved Share Option Plan of Jefferson Smurfit Group plc;

  (f)
  Special Long Term Incentive Plan for Smurfit Management Services S.A.M.

  (g)
  Special Long Term Incentive Plan for Jefferson Smurfit Group plc;

  (h)
  Savings Related Share Option Scheme; and

  (i)
  UK Savings Related Share Option Scheme.

  Screen Rate means:

  (a)
  for LIBOR, the British Bankers Association Interest Settlement Rate (if any) for the relevant currency and Term displayed on the appropriate page of the Telerate screen;

  (b)
  for EURIBOR, the percentage rate per annum determined by the Banking Federation of the European Union for the relevant Term displayed on the appropriate page of the Telerate screen; and

  (c)
  for STIBOR, the percentage rate per annum for the relevant currency and Term appearing on the "SIOR" page of the Reuters screen for the relevant Term.

  If the relevant page is replaced or the service ceases to be available, the Facility Agent (after consultation with the Company and the Lenders) may specify another page or service displaying the appropriate rate.

  SEC has the meaning given to it in the Bridge Facility Agreement.

  Securities means the Cash Pay Securities and the PIK Securities.

  Securities Documents means the offering memoranda, indentures, notes, instruments and other documents pursuant to which the Securities are constituted or evidenced.

  Securities Permitted Payments means the following if required by the Bridge Facilities or the Securities:

  (a)
  payment of dividends and interest (in each case whether paid in kind or in cash);

  (b)
  default interest or liquidated damages;

  (c)
  payments due under any registration rights agreement relating to the Securities and/or the Bridge Facilities;

  (d)
  additional amounts payable under applicable gross up provisions under the Securities and/or the Bridge Facilities;

  (e)
  the amount of the US registration costs and legal fees incurred in connection with the drawing of the Bridge Facilities and/or the issue of the Securities;

  (f)
  any other payments not exceeding €500,000 in aggregate in any twelve month period; and

  (g)
  a payment of principal on the Bridge Facilities funded exclusively from the proceeds of the issuance of the Securities,

  and for the avoidance of doubt does not include any other payment, including payments of principal (other than that referred to in (g)), any premium which must be paid together with principal and any prepayment on, or redemption, defeasance or purchase of, any of the Bridge Facilities or Securities.

  Security Document means:

  (a)
  each document required to be entered into pursuant to Subclause 23.34 (Security) or listed in Part I of Schedule 6 (Security Documents); and

  (b)
  any other document evidencing or creating security over any asset of any Obligor to secure any obligation of any Obligor to a Finance Party under the Senior Finance Documents.

  Security Interest means any mortgage, pledge, lien, charge (fixed or floating), assignment, hypothecation or security interest or any other agreement or arrangement having a similar effect.

  Senior Finance Document means:

  (a)
  this Agreement;

  (b)
  a Fee Letter;

  (c)
  the Options Side Letter;

  (d)
  the Collateral Ranking Agreement;

  (e)
  an Accession Deed;

  (f)
  a Transfer Certificate;

  (g)
  an Ancillary Facility Document;

  (h)
  a Hedging Document;

  (i)
  a Security Document;

  (j)
  the Priority Deed;

  (k)
  the Commitment Letter;

  (l)
  the side letters dated on or about the date of this Agreement between, inter alios, the Company, Newco 1 and the Parent (or any one or more of them) and the Facility Agent and/or the Arrangers, including the Specified Acquisition and Joint Venture Letter; or

  (m)
  any other document designated as such by the Arrangers and the Company or the Facility Agent and the Company.

  Senior Subordinated Guarantee means the senior subordinated guarantee granted by the Company in favour of the Bridge Agent or the trustee in respect of the Cash Pay Securities or the trustee in respect of the Exchange Notes (as defined in the Priority Deed) and, in each case, the holders of the related debt securities.

  Shareholders Agreements means the Corporate Governance Agreement and the Management Equity Agreement each between the Parent and others and dated 4th July, 2002 in the form provided to the Arrangers on or prior to the date of this Agreement and referred to in Schedule 2 Part I (Conditions Precedent Documents).

  SIBV means Smurfit International BV.

  SIBV Reorganisation means the reorganisation of SIBV described in the Structure Memorandum (substantially in the form delivered to the Facility Agent under Schedule 2 Part I (Conditions Precedent Documents)).

  Smurfit Capital means Smurfit Capital, an unlimited company incorporated in Ireland (registered number 177324).

  Spanish Litigation Bond means a bond or bonds issued by JPMorgan Chase Bank (formerly Chase Manhattan Bank) and/or Santander Central Hispano (formerly Banco Santander Central Hispano) (or any replacement therefore) at the request of Target and SIBV in an aggregate principal amount not exceeding €47,000,000 guaranteeing the civil liabilities under the Spanish litigation described in the Legal Due Diligence Report.

  Spanish Litigation Bond Indemnity means the counter-indemnity obligations of Target and SIBV to the issuers of the Spanish Litigation Bond (or if separate indemnities are given to each of the issuers, then the obligations to each issuer) in respect of the Spanish Litigation Bond.

  Specified Acquisition means the acquisition detailed in the Specified Acquisition and Joint Venture Letter (but excluding the Specified Joint Venture).

  Specified Acquisition and Joint Venture Letter means the letter so entitled dated on or about the date hereof between the Facility Agent, the Parent, Newco 1 and the Company.

  Specified Acquisition Debt means Financial Indebtedness incurred by a newly incorporated holding company which is a member of the Group (which prior to the Specified Acquisition has no material assets) in connection with the Specified Acquisition in accordance with the Specified Acquisition and Joint Venture Letter.

  Specified Acquisition Entity means any company acquired (directly or indirectly) as a result of the Specified Acquisition.

  Specified Acquisition Security Interests means Security Interests granted over the business or assets of the company or business acquired as a result of the Specified Acquisition (and not over the assets or business of any other member of the Group) to secure any Specified Acquisition Debt incurred to make such Specified Acquisition.

  Specified Joint Venture means the joint venture specified in the Specified Acquisition and Joint Venture Side Letter.

  SPV Asset has the meaning given to it in the SPV Facility Agreement.

  SPV BV means Madison Dearborn Partners (Netherlands) BV, a company incorporated in the Netherlands.

  SPV BV/Parent Loan Agreement means the loan agreement in respect of the loan from SPV BV to the Parent of €125,000,000 in agreed form dated on or before the First Drawdown Date.

  SPV Facility means the €125,000,000 loan facility to SPV Offshore.

  SPV Facility Agreement means the facility agreement dated on or about the date of this Agreement between SPV Offshore, Deutsche Bank AG London, Merrill Lynch International, Merrill Lynch Capital Corporation and others in respect of the SPV Facility.

  SPV Group means SPV Ireland and its Subsidiaries.

  SPV Ireland means Arlonberg Limited, a limited company incorporated in Ireland with registered number 314784.

  SPV Offshore means Madison Global Holdings Limited, a company incorporated in the Cayman Islands.

  SSCC Spin-off means the disposal of the common stock of Smurfit-Stone Container Corporation as part of the Offer in the manner contemplated in the Structure Memorandum.

  Sterling means the lawful currency for the time being of the U.K.

  STIBOR relative to a Loan or overdue amount denominated in Swedish Kronor for its Term means:

  (a)
  the applicable Screen Rate; or

  (b)
  if no Screen Rate is available for Swedish Kronor or the Term of that Loan or overdue amount, the arithmetic mean (rounded upward to four decimal places) of the rates, as supplied to the Facility Agent at its request, quoted by the Reference Banks to leading banks in the Stockholm interbank market, as of 11.00 a.m. on the Rate Fixing Day for the offering of deposits in Swedish Kronor for a period comparable to that Term.

  Structure Memorandum means the memorandum and charts prepared by or on behalf of the Company referred to as such in Schedule 2 Part I (Conditions Precedent Documents).

  Subsidiary means any of:

  (a)
  a subsidiary within the meaning of section 736 of the Companies Act 1985;

  (b)
  unless the context otherwise requires, a subsidiary undertaking within the meaning of section 258 of the Companies Act 1985; and

  (c)
  an entity of which a person has direct or indirect control or owns directly or indirectly more than 50% of the voting capital or similar right of ownership and control for this purpose means the power to direct the management and the policies of the entity whether through the ownership of voting capital, by contract or otherwise.

  Swedish Kronor means the lawful currency for the time being of Sweden.

  Syndication Date means the earlier of the date on which the Facility Agent notifies the Parent that syndication of the Facilities has been or is to be completed and the date 6 months after the First Drawdown Date.

  Target means Jefferson Smurfit Group plc a company incorporated in Ireland with registration number 8610.

  Target Group means Target and its Subsidiaries.

  Target Shares means the existing allotted or issued and fully paid shares in the Target and any further shares in the Target which are allotted or issued before the date on which the Offer ceases to be open for acceptance (or such earlier date as the Company and the Lenders may, subject to the Code, agree) and all shares issued pursuant to the Schemes.

  TARGET Day means a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer payment system is open for the settlement of payments in euro.

  Tax or Taxes means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any related penalty or interest).

  Term means each period determined under this Agreement:

  (a)
  by reference to which interest on a Loan or an overdue amount is calculated; or

  (b)
  for which the Issuing Bank may be under a liability under a Documentary Credit.

  Term Loan means a Loan under a Term Loan Facility, and when designated AI, AII, BI, BII, CI or CII, shall mean a Loan under the Term Loan Facility so designated, and when designated A shall mean an AI Term Loan and/or an AII Term Loan, when designated B shall mean a BI Term Loan and/or a BII Term Loan and when designated C shall mean a CI Term Loan and/or a CII Term Loan, in each case as the context requires.

  Term Loan Commitment means:

  (a)
  for an Original Lender, the amount set opposite its name in Part II of Schedule 1 (Original Parties) under the heading Term Loan Commitments and designated AI, AII, BI, BII, CI or CII and the amount of any other Term Loan Commitment so designated which it acquires; and

  (b)
  for any other Lender, the amount of any Term Loan Commitment so designated which it acquires,

  to the extent not cancelled, transferred or reduced under this Agreement.

  Term Loan Facility means a term loan facility made available under this Agreement, being designated AI, AII, BI, BII, CI or CII in this Agreement and when designated A means the AI Term Loan Facility and the AII Term Loan Facility, and when designated B means the BI Term Loan Facility and the BII Term Loan Facility and when designated C means CI Term Loan Facility and the CII Term Loan Facility.

  Total Commitments means the Commitments of all the Lenders.

  Total Revolving Credit Commitments means the aggregate of the Revolving Credit Commitments of all the Lenders.

  Total Term Loan Commitments means the aggregate of the Term Loan Commitments of all the Lenders, or when designated AI, AII, BI, BII, CI or CII the aggregate of the Term Loan Commitments of all the Lenders bearing that designation, and when designated A the aggregate of the AI Term Loan Commitments and/or the AII Term Loan Commitments, and when designated B means the aggregate of the BI Term Loan Commitments and/or the BII Term Loan Commitments and when designated C means the aggregate of the CI Term Loan Commitments and/or the CII Term Loan Commitments, in each as the context requires.

  Transaction Agreement means the transaction agreement dated 17th June, 2002 between the Company and the Target.

  Transaction Documents means:

  (a)
  the Senior Finance Documents;

  (b)
  the Acquisition Documents;

  (c)
  the Newco 1 Loan Agreement;

  (d)
  the Bridge Finance Documents;

  (e)
  the Securities Documents;

  (f)
  the SPV BV/Parent Loan Agreement;

  (g)
  the Equity Documents; and

  (h)
  the Executive Contracts.

  Transfer Certificate means a certificate, substantially in the form of Schedule 5 (Form of Transfer Certificate), with such amendments as the Facility Agent may approve or reasonably require or any other form agreed between the Facility Agent and the Company.

  Transfer Date means, for a Transfer Certificate, the later of:

  (a)
  the proposed Transfer Date specified in that Transfer Certificate; and

  (b)
  the date on which the Facility Agent executes that Transfer Certificate.

  Treasury Transaction means any derivative transaction protecting against or benefiting from fluctuations in any rate or price.

  2005 Bonds means the US$250 million 6.75% guaranteed notes due 2005 of Smurfit Capital Funding plc.

  2005 Bonds Available Amount has the meaning given to it in Subclause 2.5(j) (Limitations).

  2025 Bonds means the US$292 million 7.50% guaranteed notes due 2025 of Smurfit Capital Funding plc.

  2025 Bonds Refinancing Debt means Financial Indebtedness in an aggregate principal amount not exceeding the then outstanding principal amount of the 2025 Bonds (less the amount of any proceeds received by any member of the Group from the closing out of any Treasury Transaction entered into in connection therewith or, if not closed out on refinancing, less the aggregate mark to market value of such Treasury Transactions to the extent such aggregate amount is positive) incurred to refinance the 2025 Bonds provided that (a) either the cash pay interest rate applicable to such Financial Indebtedness does not exceed 10% per annum or the Majority Lenders consent to the cash pay interest rate; (b) such Financial Indebtedness does not benefit from any guarantees or security save to the extent equivalent guarantees or security have been provided to the Finance Parties and provided that all such guarantees or security rank pari passu and are subject to priority arrangements acceptable to the Majority Lenders acting reasonably; (c) the weighted average life of such Financial Indebtedness (calculated from the First Drawdown Date) is not less than the weighted average life of the Term Loan Facilities; and (d) such Financial Indebtedness is otherwise on terms and with events of default (howsoever described) no more onerous than those under this Agreement.

        U.K.    means the United Kingdom.

  Unconditional Date means the date on which the Offer is declared or becomes unconditional in all respects.

  US Dollars or US$ means the current legal tender of the United States of America.

  Utilisation means a utilisation under this Agreement of a Facility.

  Utilisation Date means each date on which a Facility is utilised by the drawing of a Loan or the issue of a Documentary Credit.

1.2  Construction

(a)
In this Agreement, unless the contrary intention appears, a reference to:

(i)
an amendment includes a supplement, amendment, novation, restatement or re-enactment and amended will be construed accordingly;

    assets includes present and future properties, revenues and rights of every description;

    an authorisation includes an authorisation, consent, approval, resolution, licence, exemption, filing, registration or notarisation;

    disposal means a sale, transfer, grant, lease, licence or other disposal, whether voluntary or involuntary, and dispose will be construed accordingly;

    indebtedness includes any obligation (whether incurred as principal or as surety and whether present or future, actual or contingent) for the payment or repayment of money;

    a person includes any individual, company, corporation, unincorporated association or body (including a partnership, trust, joint venture or consortium), government, state, agency, organisation or other entity whether or not having separate legal personality;

    a regulation includes any regulation, rule, official directive, official request or guideline (in each case whether or not having the force of law but, if not having the force of law, being of a type with which any person to which it applies is accustomed to comply) of any governmental, inter-governmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

  (ii)
  a currency is a reference to the lawful currency for the time being of the relevant country;

  (iii)
  a Default being outstanding means that it has not been remedied or expressly waived in writing in compliance with the provisions of this Agreement;

  (iv)
  a provision of law is a reference to that provision as extended, applied, amended or re-enacted and includes any subordinate legislation;

  (v)
  a Clause, a Subclause or a Schedule is a reference to a clause or subclause of, or a schedule to, this Agreement;

  (vi)
  a person includes its successors in title, permitted assigns and permitted transferees;

  (vii)
  words imparting the singular include the plural and vice versa;

  (viii)
  a Transaction Document or another document is a reference to that Transaction Document or other document as amended; and

  (ix)
  a time of day is a reference to London time.

(b)
Unless the contrary intention appears, a reference to a month or months is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month or the calendar month in which it is to end, except that:

(i)
if the numerically corresponding day is not a Business Day, the period will end on the next Business Day in that month (if there is one) or the preceding Business Day (if there is not);

(ii)
if there is no numerically corresponding day in that month, that period will end on the last Business Day in that month; and

(iii)
notwithstanding sub-paragraph (i) above, a period which commences on the last Business Day of a month will end on the last Business Day in the next month or the calendar month in which it is to end, as appropriate.

(c)
Unless expressly provided to the contrary in a Senior Finance Document, a person who is not a party to a Senior Finance Document may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999 and notwithstanding any term of any Senior Finance Document, the consent of any third party is not required for any variation (including any release or compromise of any liability) or termination of that Senior Finance Document.

(d)
Unless the contrary intention appears:

(i)
a reference to a Party will not include that Party if it has ceased to be a party under this Agreement;

(ii)
an amount in euro is payable only in the euro unit;

(iii)
a word or expression used in any other Senior Finance Document or in any notice given in connection with any Senior Finance Document has the same meaning in that Senior Finance Document or notice as in this Agreement;

(iv)
if there is an inconsistency between this Agreement and another Senior Finance Document, this Agreement will prevail unless that other Senior Finance Document is the Priority Deed in which case the Priority Deed will prevail; and

(v)
any obligation of an Obligor under the Senior Finance Documents which is not a payment obligation remains in force for so long as any payment obligation of an Obligor (other than solely an indemnity obligation where no amount is due and payable under such indemnity obligation) is or may be or is capable of becoming outstanding under the Senior Finance Documents.

(e)
The index to and headings in this Agreement do not affect its interpretation.

2.    FACILITIES

2.1  Term Loan Facilities

  Subject to the terms of this Agreement, the Lenders make available to the Company and, upon becoming Additional Borrowers, Smurfit Capital, SIBV, Smurfit Capital Funding plc, Smurfit Capital Leasing, Grupo Smurfit Mexico, S.A. de C.V. and Smurfit Carton y Papel de Mexico, S.A. de C.V., and other Borrowers agreed to by the Lenders, term loan facilities in an aggregate amount equal to the Total Term Loan Commitments.

2.2    Revolving Credit Facilities

  Subject to the terms of this Agreement, the Lenders make available to certain of the Borrowers revolving credit facilities in an aggregate amount equal to the Total Revolving Credit Commitments.

2.3    Documentary Credit

  The AII Term Loan Facility and the Revolving Credit Facility may also be utilised by way of issue of Documentary Credits.

2.4    Ancillary Facilities

  Subject to the terms of this Agreement, a Lender may also make available certain other bi-lateral facilities to the Borrowers in respect of the Revolving Credit Facility in place of all or part of its Revolving Credit Commitment.

2.5    Limitations

(a)
The AII Term Loan Commitments, the BII Term Loan Commitments and the CII Term Loan Commitments shall be cancelled pro rata, and the AI Term Loan Commitments, the BI Term Loan Commitments and the CI Term Loan Commitments increased pro rata, by the outstanding amount of the Mexican HQ Debt (if any) on the First Drawdown Date.

  Prior to prepayment under Subclause 11.6(b) (Further Equity/Bridge Facilities/Securities), each Term Loan Facility shall be utilised pro rata with the other Term Loan Facilities (and for this purpose, the Loan Note Guarantee shall be deemed to be a Utilisation equal to the Loan Note Guarantee Maximum Amount until the Final Issue Date) provided that the AII Term Loan Facility, BII Term Loan Facility and CII Term Loan Facility shall not be utilised unless the AI Term Loan Facility, BI Term Loan Facility and the CI Term Loan Facility have been utilised in full. After prepayment pursuant to Subclause 11.6(b) (Further Equity/Bridge Facilities/Securities):

  (i)
  the AI Term Loan Commitments, the BI Term Loan Commitments and the CI Term Loan Commitments shall be cancelled in full;

  (ii)
  in the case of a Utilisation in respect of the 2005 Bond Available Amount, only the AII Term Loan Facility shall be utilised and the BII Term Loan Facility and the CII Term Loan Facility shall not be utilised pro rata; and

  (iii)
  in the case of any other Utilisation of the Term Loan Facilities, each Term Loan Facility shall be utilised pro rata with the other Term Loan Facilities (and for this purpose: (A) the Loan Note Guarantee shall be deemed to be a Utilisation equal to the Loan Note Guarantee Maximum Amount until the Final Issue Date; and (B) the AII Term Loan Commitments shall be deemed to be reduced by the 2005 Bonds Available Amount).

  After the Final Issue Date, in the Utilisations of the Term Loan Facilities, the AI Term Loan Facility (unless cancelled) and the AII Term Loan Facility shall first be utilised in an amount equal to the Excess Loan Note Amount and until the A Term Loan Facility has been so utilised the B Term Loan Facility and the C Term Loan Facility shall not be utilised pro rata.

(b)
No Utilisation of any Facility may be made before the Unconditional Date.

(c)
To the extent the Term Loans are Acquisition Credits, the Term Loans may only be utilised by the Company and, subject to the Facility Agent being satisfied (acting reasonably) that there are no legal restrictions (including without limitation under section 60 of the Companies Act, 1963 of Ireland), Smurfit Capital and SIBV.

(d)
To the extent the Term Loans are Refinancing Credits, the Term Loans shall (subject to them becoming Additional Borrowers) be utilised by Smurfit Capital and/or SIBV to be applied (or on-lent directly, or in the case of Smurfit Capital, indirectly through SIBV, to the Refinancing Subsidiary to be applied) to refinance such Refinancing Debt, or (upon becoming Additional Borrowers) by Smurfit Capital Funding plc, Smurfit Capital Leasing, Grupo Smurfit Mexico, S.A. de C.V. or Smurfit Carton y Papel de Mexico, S.A. de C.V. to the extent they are the debtor in relation to any Refinancing Debt, subject to the limitation referred to in paragraph (l) below.

(e)
No Refinancing Credit may be utilised unless Term Loans have been drawn down prior to the proposed Utilisation Date or are on the same Utilisation Date drawn down, in each case for the purpose referred to in Clause 3.1(a) (Term Loans).

(f)
The aggregate principal amount of Documentary Credits outstanding under the Revolving Credit Facility at any time may not exceed €150,000,000.

(g)
The aggregate of (i) all outstanding Credits bearing the same designation may not exceed the Commitments then in effect bearing that designation; (ii) all outstanding Revolving Credit Facility Utilisations when aggregated with all Ancillary Outstandings of the Ancillary Lenders may not exceed the Revolving Credit Commitments then in effect (ignoring any reduction thereof on account of Ancillary Commitments); and (iii) the aggregate amount of all Ancillary Outstandings may not at any time exceed the aggregate Ancillary Commitments.

(h)
Only one Documentary Credit, being the issue of the Loan Note Guarantee, may be drawn under the AII Term Loan Facility. Until the Final Issue Date, the Company will procure that an amount of the AII Term Loan Commitments equal to the Loan Note Guarantee Maximum Amount less the Loan Note Guarantee Amount from time to time remains undrawn. If, after the Final Issue Date, the Loan Note Guarantee Amount is less than the Loan Note Guarantee Maximum Amount, the amount of such difference (the Excess Loan Note Amount) shall be available for drawing under the A Term Loan Facility in accordance with and subject to the terms of this Agreement.

(i)
No Term Loan Facility may be utilised more than 60 days after the Unconditional Date other than to the extent the AII Term Loan Facility remains available in respect of the 2005 Bonds Available Amount as set out in paragraph (j) below and other than in respect of the Options Available Amount to the extent that it remains available as set out in paragraph (k) below.

(j)
The Company may by notice to the Facility Agent given on or before the date of the prepayment referred to in Subclause 11.6(b) (Further Equity/Bridge Facilities/Securities) designate an amount of the AII Term Loan Facility in the Base Currency (the 2005 Bonds Available Amount) which shall remain available for drawdown for 6 months from the Unconditional Date, which availability period shall be extended on a rolling 6 month basis (unless the Majority Lenders object not less than 90 days prior to the end of the current 6 month period) but which date is not to exceed the due date for the 2005 Bonds, and which amount may only be drawn to repurchase, retire, repay or defease the 2005 Bonds or to refinance other Refinancing Debt in the Target Group as agreed by the Majority Lenders.

(k)
The Options Available Amount (to the extent not previously drawn) remains available until the date 95 days after the Unconditional Date and to the extent undrawn on the date 60 days after the Unconditional Date may only be drawn for the purpose referred to in Subclause 3.1(c) (Term Loan Facilities).

(l)
The aggregate of all Credits utilised by such Borrowers incorporated in Mexico shall not at any time exceed (i) €25,000,000 (or its equivalent) (less the amount of any Ancillary Commitment made to such Borrowers and less an amount equal to the Mexican HQ Debt (or its equivalent)) and (ii) the amount equal to the Original Base Currency Amount of US$25,000,000 drawn for the purpose of funding the acquisition of the Specified Joint Venture. Prior to the First Drawdown Date, the Company shall notify the Facility Agent in writing of the amount of the Mexican HQ Debt (if any), such amount not to exceed €8,000,000 (or its equivalent).

(m)
The AI, BI and CI Term Loan Facility may only be utilised for Acquisition Credits.

(n)
No Revolving Credit Utilisation may be made (and the proceeds of any such Utilisation may be not used) to finance (in whole or part) a Specified Acquisition.

2.6    Nature of a Finance Party's rights and obligations

  Unless otherwise agreed by all the Finance Parties:

  (a)
  the obligations of a Finance Party under the Senior Finance Documents are several;

  (b)
  failure by a Finance Party to perform its obligations does not affect the obligations of any other Party (including any other Finance Party) under the Senior Finance Documents;

  (c)
  no Finance Party is responsible for the obligations of any other Finance Party under the Senior Finance Documents;

  (d)
  the rights of a Finance Party under the Senior Finance Documents are separate and independent rights;

  (e)
  a debt arising under the Senior Finance Documents to a Finance Party is a separate and independent debt; and

  (f)
  a Finance Party may, except as otherwise stated in the Senior Finance Documents, separately enforce those rights.

2.7    Original Facilities

(a)
On the satisfaction of the conditions precedent set out in Clause 4.1 (Conditions precedent documents) the obligations and liabilities of Deutsche Bank AG London, Merrill Lynch International and Merrill Lynch Capital Corporation to make any loan or advance under the Commitment Letter shall be cancelled and discharged in full.

(b)
The Facilities provided under this Agreement are in replacement of and are not in addition to those provided in the Commitment Letter.

3.    PURPOSE

3.1    Term Loan Facilities

  Each Term Loan Facility may only be used in or towards financing the following:

  (a)
  the acquisition by the Company of Target Shares pursuant to the Offer (including the issue of the Loan Note Guarantee as a Documentary Credit under the AII Term Loan Facility);

  (b)
  the consideration payable by the Company pursuant to the procedures contained in Section 204 of the Companies Act, 1963 (Ireland);

  (c)
  payments to option holders under proposals with respect to the Schemes put to them in connection with the Offer which are consistent with the terms of the Offer and payments to option holders made to give effect to the matters set out in the Options Side Letter;

  (d)
  the payment of Acquisition Costs (to the extent provided for in the Financial Model or the Funds Flow Statement or as required under the Fee Letter or this Agreement); and

  (e)
  refinancing the Refinancing Debt and related costs and expenses (including, without limitation, any prepayment penalties or make-whole costs) provided for in the Financial Model or the Funds Flow Statement.

3.2    Revolving Credit Loans

  Each Revolving Credit Loan may only be used for the working capital and general corporate purposes of Target and its Subsidiaries, including refinancing working capital and general corporate debt of Target and its Subsidiaries.

3.3    Documentary Credits

  Each Documentary Credit issued under the Revolving Credit Facility may only be issued for the purposes set out in Clause 3.2 (Revolving Credit Loans). The only Documentary Credit that may be issued under the AII Term Loan Facility is the Loan Note Guarantee.

3.4    No obligation to monitor

  No Finance Party is bound to monitor or verify the utilisation of a Facility and no Finance Party will be responsible for, or for the consequences of, such utilisation.

4.    CONDITIONS PRECEDENT

4.1    Conditions precedent documents

  A Request may not be given until the Facility Agent has notified the Company and the Lenders that it has received all of the documents and evidence set out in Part I of Schedule 2 (Conditions Precedent Documents) in form and substance satisfactory to the Facility Agent (acting reasonably). The Facility Agent must give this notification to the Company and the Lenders promptly upon receipt of such documents and evidence.

4.2    Certain Funds further conditions precedent

  During the Certain Funds Period, the obligations of each Lender to participate in any Acquisition Credit are subject to the following further conditions precedent:

  (a)
  that the Offer has become or been declared unconditional in all respects;

  (b)
  the Investor together with existing management of the Target and other third party investors agreed to by the Arrangers shall have subscribed in cash for ordinary or preference shares in the Parent and made capital contributions to the Parent in cash in an aggregate amount of not less than €671,000,000 (such amount being the initial contribution), the proceeds of which shall have been used by the Parent in subscribing in cash for ordinary shares in and/or making capital contributions in cash to Newco 1 and by Newco 1 for subscribing in cash for ordinary shares in and/or making capital contributions in cash (in aggregate amount equal to the initial contribution) to the Company (such subscriptions to be in accordance with the Equity Commitment Letter, the Shareholders Agreements and the constitutional documents of the Parent, Newco 1 and the Company);

  (c)
  unless the Facility Agent otherwise agrees, that the Facility Agent has received written confirmation from the bank holding such proceeds that the initial contribution referred to in paragraph (b) above are held by and available to the Company and either (I) receipt of irrevocable payment instructions to such bank instructing such bank to pay such proceeds to the receiving agent for utilisation in the payment for the acquisition of Target Shares or to pay Acquisition Costs as provided for in the Financial Model or the Funds Flow Statement or

    (II) the Facility Agent will otherwise have received evidence satisfactory to it (acting reasonably) that such proceeds will be used to pay for the acquisition of Target Shares (or for paying Acquisition Costs as provided for in the Financial Model or the Funds Flow Statement);

  (d)
  the Facility Agent has received evidence satisfactory to it (acting reasonably) of the establishment of appropriate arrangements with the receiving agents to the Offer and the Registrars of the Target for the perfection of security over acquired Target Shares in favour of the Security Agent and a letter of direction in respect of uncertificated shares of the Target;

  (e)
  each of the representations and warranties in Part IA of Schedule 12 (Certain Funds) are correct when made or repeated;

  (f)
  no Major Default (referred to in Part IIA of Schedule 12 (Certain Funds)) has occurred and is continuing or would result from the making of such Credit;

  (g)
  it is not illegal or contrary to applicable law or regulation for a Lender to participate in the Credit; and

  (h)
  no event or occurrence generally affecting banks and financial institutions in the London or European interbank market resulting in a Lender being unable to obtain funding for or to make a Credit during the Certain Funds Period (but only to the extent it is unable to do so and for the period of that event or occurrence) has occurred.

4.3    Further conditions precedent

  The obligations of each Lender to participate in any Credit (other than an Acquisition Credit during the Certain Funds Period) are subject to the further conditions precedent that on both the date of the Request and the Utilisation Date for that Credit:

  (a)
  the Repeating Representations are correct in all material respects; and

  (b)
  no Default or, in the case of a Rollover Credit, no Event of Default is outstanding or would result from the Credit.

4.4    Conditions Subsequent

        The Parent shall procure that:

  (a)
  within five Business Days of the First Drawdown Date, the Investor together with existing management of the Target and other third party investors agreed to by the Arrangers have subscribed in cash for ordinary or preference shares in the Parent and made capital contributions to the Parent in cash in an aggregate amount of not less than €732,000,000 less the initial contribution referred to in Subclause 4.2(b) (Certain Funds further conditions precedent) (such amount being the delayed contribution and being in addition to such initial contribution), and shall procure that the proceeds thereof have been used by the Parent in subscribing in cash for ordinary shares in and/or making capital contributions in cash to Newco 1 and by Newco 1 for subscribing in cash for ordinary shares in and/or making capital contributions in cash (in an aggregate amount equal to the delayed contribution) to the Company (such subscriptions to be in accordance with the Equity Commitment Letter, the Shareholders Agreements and the constitutional documents of the Parent, Newco 1 and the Company); and

  (b)
  within 12 Business Days of the First Drawdown Date, SPV Offshore has drawndown €125,000,000 under the SPV Facility Agreement, SPV BV has lent €125,000,000 to the Parent, the Parent has used the proceeds of such loan to subscribe in cash for ordinary shares in and/or make capital contributions in cash to Newco 1, and Newco 1 has used the proceeds thereof to subscribe in cash for ordinary shares in and/or make capital contributions in cash to the Company, such subscriptions and contributions to the Company to equal €125,000,000, and being in addition to the subscriptions and capital contributions to the Company referred to in Subclause 4.2(b) (Certain Funds further conditions precedent) and paragraph (a) above.

4.5    Maximum number

  Unless the Facility Agent agrees, a Request may not be given if, as a result of making the Utilisation requested, there would be more than 10 Loans per Term Loan Facility (provided that until the date 60 days after the Unconditional Date, there may be 25 Loans per Term Loan Facility), 15 Revolving Credit Loans or 15 Documentary Credits outstanding.

5.    UTILISATION—LOANS

5.1    Giving of Requests

(a)
A Borrower may borrow a Loan by giving to the Facility Agent a duly completed Request.

(b)
Unless the Facility Agent otherwise agrees, the latest time for receipt by the Facility Agent of a duly completed Request is 11.00 a.m. one Business Day before the Rate Fixing Day for the proposed borrowing.

(c)
Each Request is irrevocable.

5.2    Completion of Requests

  A Request for a Loan will not be duly made unless:

  (a)
  it identifies the Borrower;

  (b)
  it identifies the Facility under which the Loan is to be made (and in the case of a Term Loan, it identifies whether or not the Loan is an Acquisition Credit or a Refinancing Credit);

  (c)
  the Utilisation Date is a Business Day falling within the relevant Availability Period;

  (d)
  the amount of the Loan requested is either an amount equal to the entire undrawn amount available under this Agreement for Loans under the relevant Facility on the proposed Utilisation Date, or a minimum of €3,000,000 (or in the case of a Term Loan, when aggregated with any other Term Loans drawn pro rata to it on the same date, €3,000,000 in aggregate for such Term Loans) or its equivalent in accordance with Clause 9 (Optional Currencies) and an integral multiple of 1,000,000 units of that currency, or is such other amount as the Facility Agent may agree; and

  (e)
  the proposed currency and Term comply with this Agreement.

  Only one Loan may be requested in a Request unless the request is for the pro rata Utilisation of the Term Loan Facilities in accordance with Subclause 2.5(a) (Limitations).

5.3    Advance of Loan

(a)
The Facility Agent must promptly notify each Lender of the details of the requested Loan and the amount of its share in that Loan.

(b)
The amount of each Lender's share of each Loan will be its Pro Rata Share on the proposed Utilisation Date.

(c)
Without prejudice to Subclause 5.4 (Loan Notes Loans), no Lender is obliged to participate in a Loan if as a result:

(i)
its share in the Credits under a Facility would exceed its Commitment for that Facility; or

(ii)
the Credits would exceed the Total Commitments.
(d)
If the conditions set out in this Agreement have been met, each Lender must make its share in the Loan available to the Facility Agent for the relevant Borrower on the Utilisation Date.

5.4    Loan Note Loans

(a)
On receipt by the Issuing Bank of notice from the Company that any demand has been properly made in respect of the principal amount of any Loan Note (a "Loan Note Demand") the Issuing Bank shall promptly notify the Facility Agent and the Company, and the Facility Agent shall thereafter promptly notify the Lenders.

(b)
On the making of any Loan Note Demand the Company irrevocably requests (without any need to deliver a Request) the Lenders to make an A Term Loan to the Company in such aggregate amount as is sufficient to pay the amount of the Loan Note Demand.

(c)
Following the making of any Loan Note Demand, the Lenders shall subject to Subclause 4.3 (Further Conditions Precedent) make an AII Term Loan to the Company on the following terms:

(i)
the aggregate principal amount of such AII Term Loan shall equal the aggregate amount of the Loan Note Demand;

(ii)
each Lender shall participate in each such AII Term Loan in its Pro Rata Share and shall make available its participation in such AII Term Loan to the Facility Agent on the third Business Day after the date of the Loan Note Demand;

(iii)
each such Loan shall, unless otherwise agreed by the Company and the Facility Agent, have an initial Interest Period of one month beginning on the date on which the Loan was made;

(iv)
each such Loan will be repayable in accordance with Clause 10 (Repayment);

(v)
all the other provisions of this Agreement applicable to AII Term Loans generally shall apply equally to Loans arising under this Subclause 5.4, mutatis mutandis; and

(vi)
the proceeds of such Loans shall be paid directly to the holders of the Loan Notes the subject of the Loan Note Demand.

6.    UTILISATION—DOCUMENTARY CREDITS

6.1    Giving of Requests

(a)
A Borrower may request a Documentary Credit to be issued under the AII Term Loan Facility or the Revolving Credit Facility by giving to the Facility Agent a duly completed Request.

(b)
Unless the Facility Agent otherwise agrees, the latest time for receipt by the Facility Agent of a duly completed Request is 11.00 a.m. three Business Days before the proposed Utilisation Date.

(c)
Each Request is irrevocable.

6.2    Completion of Requests

  A Request for a Documentary Credit (other than the Loan Note Guarantee) will not be duly made unless:

  (a)
  it identifies the Borrower;

  (b)
  it specifies that it is for a Documentary Credit and identifies the Facility under which it is drawn;

  (c)
  the Utilisation Date is a Business Day falling within the relevant Availability Period;

  (d)
  the amount of the Documentary Credit requested is either an amount equal to the maximum undrawn amount available under this Agreement for Documentary Credits on the proposed Utilisation Date or a minimum of €3,000,000 or its equivalent in accordance with Clause 9 (Optional Currencies) or such other amount as the Facility Agent may agree;

  (e)
  the proposed beneficiary is an Approved Bank or any other beneficiary provided that the Majority Lenders do not disapprove of such other beneficiary;

  (f)
  the form of Documentary Credit is attached and has previously been agreed by the Issuing Bank and the Facility Agent or is in all material respects in the form set out in Schedule 10 (Form of Documentary Credit);

  (g)
  the expiry date of the Documentary Credit which is less than one year from the date of issue and which will fall on or before the Final Revolving Maturity Date (other than in respect of Documentary Credits having an aggregate face amount of up to €10,000,000 at any time which may have a maturity of 1 year or more but less than 2 years from the date of issue and which will fall on or before the Final Revolving Maturity Date); and

  (h)
  the delivery instructions for the Documentary Credit are specified.

  Subject to satisfaction of the conditions precedent referred to in Subclause 4.1 (Conditions precedent documents), the Company shall be deemed to have requested the issue of the Loan Note Guarantee as a Documentary Credit under the AII Term Loan Facility on the First Drawdown Date. The amount of the Loan Note Guarantee shall be the Loan Note Guarantee Amount from time to time. At least 3 Business Days prior to any further Loan Notes being issued, the Company must notify the Issuing Bank of the date of the proposed issue and the amount of the Loan Notes to be issued.

  Only one Documentary Credit may be requested in a single Request.

6.3    Issue of Documentary Credit

(a)
The Facility Agent must promptly notify the Issuing Bank and each Lender of the details of the requested Documentary Credit (and promptly upon being notified, any proposed issue of Loan Notes notified to the Issuing Bank) and the amount of such Lender's share of that Documentary Credit.

(b)
The amount of each Lender's share in a Documentary Credit will be its Pro Rata Share on the proposed Utilisation Date PROVIDED THAT in the case of the Loan Note Guarantee, each Lender's share will be the aggregate of its Pro Rata Share of the Loan Note Guarantee Amount on the First Drawdown Date and its Pro Rata Share of each increase in the Loan Note Guarantee Amount as if such increase were a Utilisation of the AII Term Loan Facility by way of the issue of a Documentary Credit for such amount on the date of such increase.

(c)
The Issuing Bank is not obliged to issue any Documentary Credit if as a result:

(i)
a Lender's share in the outstanding Credits under the AII Term Loan Facility or the Revolving Credit Facility, as the case may be, would exceed its AII Term Loan Commitment or its Revolving Credit Commitment, as the case may be; or

(ii)
the outstanding Credits would exceed the Total Commitments; or

(iii)
in the case of a Documentary Credit issued under the Revolving Credit Facility only, the Issuing Bank has not approved the identity of any New Lender (as defined in Clause 31 (Changes to the Parties)) which has acquired a Revolving Credit Commitment and such New Lender has not provided any deposit required by the Issuing Bank under Subclause 7.5(d) (Indemnities).

(d)
If the conditions set out in this Agreement have been met, the Issuing Bank must issue the Documentary Credit on the Utilisation Date.

(e)
If the Issuing Bank is not obliged to issue any Documentary Credit only for the reason stated in subparagraph (c)(iii) above, such Documentary Credit will, subject to the other terms of this Agreement, be issued by the Facility Agent on behalf of the Lenders severally in proportion to their Revolving Credit Commitment.

7.    DOCUMENTARY CREDITS

7.1    General

(a)
A Documentary Credit is repaid or prepaid if:

(i)
a Borrower provides cash cover for that Documentary Credit; or

(ii)
the maximum amount payable under the Documentary Credit is reduced in accordance with its terms or as a result of its expiry; or

(iii)
the Documentary Credit is returned by the beneficiary with its written confirmation that it is released and cancelled; or

(iv)
the Issuing Bank is satisfied that it has no further liability under that Documentary Credit, as a result of its expiry or otherwise.

  The amount by which a Documentary Credit is repaid or prepaid under sub-paragraphs (i) and (ii) above is the amount of the relevant cash cover or reduction.

(b)
If a Documentary Credit or any amount outstanding under a Documentary Credit becomes immediately payable, the Issuing Bank will notify the Borrower that requested the issue of that Documentary Credit, and such Borrower must (to the extent it has not already provided cash cover in respect of such amount) repay or prepay that amount immediately.

(c)
Cash cover is provided for a Documentary Credit if a Borrower pays an amount in the currency of the Documentary Credit to an interest-bearing account with a Finance Party in London in the name of the Borrower and the following conditions are met:

(i)
the account is with the Facility Agent or with the Issuing Bank (if, subject as provided below, in either case the cash cover is to be provided for all the Lenders) or with a Lender if the cash cover is to be provided for that Lender only);

(ii)
until no amount is or may be outstanding under that Documentary Credit, withdrawals from the account may only be made to pay to a Finance Party amounts due and payable to that Finance Party in respect of that Documentary Credit or under this Clause; and

  (iii)
  the Borrower has executed and delivered a security document over that account, in form and substance satisfactory to the Facility Agent or the relevant Lender (acting reasonably), creating a first ranking security interest over that account.

  Where cash cover is to be provided to all the Lenders on whose behalf a Documentary Credit is issued by the Facility Agent, a Lender may require its portion of the cash cover to be paid into its account instead of an account with the Facility Agent or the Issuing Bank.

(d)
The outstanding or principal amount of a Documentary Credit at any time is the maximum amount that is or may be payable by the relevant Borrower in respect of that Documentary Credit at that time (less any cash cover provided by that Borrower in respect of such Documentary Credit which complies with paragraph (c) above and which remains standing to the credit of the relevant interest-bearing account).

7.2    Assignments and transfers

  The consent of the Issuing Bank is required for any assignment or transfer of any Lender's rights and obligations with respect to any Documentary Credit issued by the Issuing Bank under this Agreement. The Issuing Bank shall not withhold its consent if the New Lender (as defined in Clause 31 (Changes to the Parties)) has a long term credit rating of A- or more (when rated by Standard & Poor's Rating Services) or A3 or more (when rated by Moody's Investor Services Inc.) or has provided a deposit (free of Security Interests or third party claims) with the Issuing Bank in an amount equal to the maximum potential liability of such New Lender to the Issuing Bank (assuming that such assignment or transfer has already occurred) under Subclause 7.5 (Indemnities) in respect of Documentary Credits outstanding on the relevant Transfer Date.

7.3    Fees in respect of Documentary Credits

(a)
The relevant Borrower must pay to the Issuing Bank for itself a utilisation fee computed at the rate of 0.125 per cent. per annum on the outstanding face amount from time to time of each Documentary Credit (other than the Loan Note Guarantee) issued by it hereunder for such Borrower which is counter-indemnified by the other Lenders (ignoring for this purpose Subclause 7.6 (Lender as an Issuing Bank)) under Subclause 7.5(b) (Indemnities) for the period from the date of issue of such Documentary Credit to its Maturity Date, such fee being payable quarterly in arrears and on the date any Documentary Credit is repaid or prepaid in full.

(b)
The Borrower in respect of the Loan Note Guarantee shall pay to the Bank a fee computed at the rate of 0.125% per annum on the Loan Note Guarantee Amount from time to time, payable on 31st December and 30th June in each year in arrears and on the date that the Loan Notes are repaid or redeemed in full.

(c)
Each Borrower must pay to the Facility Agent for each Lender a Documentary Credit fee computed at the rate of the A Term Loan Margin (in the case of a Documentary Credit issued under the AII Term Loan Facility) or otherwise the Revolving Credit Facility Margin on the outstanding amount (taking into account any cash cover provided in respect of such Documentary Credit) of each Documentary Credit requested by it for the period from the date of issue of that Documentary Credit until its Maturity Date. This fee will be distributed according to each Lender's Pro Rata Share, adjusted to reflect any assignment or transfer to or by that Lender.

(d)
Documentary Credit fee is payable quarterly in arrears (or at the end of any shorter period that ends on the Maturity Date for that Documentary Credit). Any accrued Documentary Credit fee with respect to any Documentary Credit is also payable to the Facility Agent upon repayment or prepayment in full of that Documentary Credit.

7.4    Claims under a Documentary Credit

(a)
In the case of a Documentary Credit issued by the Issuing Bank, each Borrower and each Lender irrevocably and unconditionally authorises the Issuing Bank, and in the case of a Documentary Credit issued by the Facility Agent, each Borrower irrevocably and unconditionally authorises each Lender on whose behalf such Documentary Credit was issued, to pay any claim made or purported to be made under a Documentary Credit requested by it and which appears on its face to be in order and in accordance with the terms of that Documentary Credit (a Documentary Credit Claim).

(b)
Each Borrower must immediately on demand pay to the Facility Agent in the case of a Documentary Credit issued by the Issuing Bank for the Issuing Bank or, in the case of a Documentary Credit issued by the Facility Agent, for the account of each Lender on whose behalf such Documentary Credit was issued by the Facility Agent, an amount equal to the amount of any Documentary Credit Claim.

(c)
In the case of a Documentary Credit issued by the Issuing Bank, each Borrower and each Lender acknowledges that the Issuing Bank and, in the case of a Documentary Credit issued by the Facility Agent on behalf of the Lenders, each Borrower acknowledges that the Facility Agent and each Lender on whose behalf such Documentary Credit was issued:

(i)
is not obliged to carry out any investigation or seek any confirmation from any other person before paying a Documentary Credit Claim; and

(ii)
deals in documents only and will not be concerned with the legality of a claim or any underlying transaction or any available set-off, counterclaim or other defence of any person,

  and the Issuing Bank, the Facility Agent and each such Lender may assume that any demand, certificate, statement or document which appears on its face to be in order is correct and properly made.

(d)
The obligations of a Borrower and, in respect of a Documentary Credit issued by the Issuing Bank, the obligations of the Facility Agent and each Lender under this Clause will not be affected by:

(i)
the sufficiency, accuracy or genuineness of any claim or any other document; or

(ii)
any incapacity of, or limitation on the powers of, any person signing a claim or other document.

(e)
A certificate signed by the Issuing Bank or a Lender on whose behalf a Documentary Credit was issued by the Facility Agent certifying the amount due to the Issuing Bank or such Lender shall be prima facie evidence of the matters so certified.

7.5    Indemnities

(a)
A Borrower must promptly on demand indemnify the Issuing Bank, the Facility Agent and each Lender on whose behalf a Documentary Credit was issued by the Facility Agent against any loss or liability which the Issuing Bank, the Facility Agent or such Lender incurs under or in connection with any Documentary Credit requested by it, except to the extent that the loss or liability is directly caused by the gross negligence or wilful misconduct of the Issuing Bank, the Facility Agent or such Lender. Such Borrower must also pay interest under Subclause 12.4 (Interest on overdue amounts) on the amount of any such loss or liability of the Issuing Bank or any such Lender for the period between payment by the Issuing Bank or any such Lender and reimbursement by the Borrower (provided that if the Issuing Bank or any such Lender does not make demand on the relevant Borrower until after the day of payment by the Issuing Bank or such Lender, the rate of interest under Subclause 12.4 (Interest on overdue amounts) in relation to such amount shall be reduced by 1.00% for the period up to the making of such demand).

(b)
Each Lender must promptly on demand indemnify the Issuing Bank against its share of any loss or liability which the Issuing Bank incurs under or in connection with any Documentary Credit issued by the Issuing Bank and which has not been paid for by an Obligor, except to the extent that the loss or liability is directly caused by the gross negligence or wilful misconduct of the Issuing Bank.

(c)
A Lender's share of the liability or loss referred to in sub-paragraph (b) above will be its Pro Rata Share on the Utilisation Date, adjusted to reflect any subsequent assignment or transfer under this Agreement.

(d)	(i)	Unless the Issuing Bank has confirmed in writing to any Lender (not being an Original Lender) that it would not require such Lender to make any deposit with it, the Issuing Bank may require that any such Lender (which has a long term credit rating of less than A- (when rated by Standard and Poor's Rating Services) or A3 (when rated by Moody's Investor Services Inc.)) deposits (free of Security Interests or third party claims) with the Issuing Bank prior to 10.00 a.m. on the Utilisation Date for any Documentary Credit to be issued by the Issuing Bank (or if later within 3 Business Days of any such request by the Issuing Bank) an amount equal to the maximum potential liability of such Lender to the Issuing Bank under this Subclause 7.5 in respect of such Documentary Credit.
(ii)
The Issuing Bank shall be entitled to apply such deposit (by application of funds, set-off, combination of accounts or otherwise as the Issuing Bank shall determine) against amounts due to it from such Lender under this Subclause.
(iii)
Any such deposit shall be on terms that the Issuing Bank shall only be required to repay such deposit to or to the order of such Lender on the expiry (if no demand has then been made under such Documentary Credit) or repayment in full of the relevant Documentary Credit or on compliance in full by such Lender with its obligations to the Issuing Bank under this Subclause.
(iv)
Any such deposit shall be denominated in the same currency as the relevant Documentary Credit and shall bear interest at a rate, determined by the Issuing Bank to be 0.125 per cent. per annum below that at which it can redeposit the funds with lending banks in the relevant interbank market for appropriate periods (as calculated on the aggregate amount of the deposit, on the basis of a year of 360 days for the actual number of days elapsed). Such interest shall be payable (subject to deduction of Tax if so required by applicable law) by the Issuing Bank to such Lender quarterly in arrears (or as otherwise agreed) until repayment of the deposit or application of the deposit by the Issuing Bank against the obligations of such Lender to it under Subclause 7.5.
(e)
The relevant Borrower must promptly on demand reimburse any Lender for any payment it makes to the Issuing Bank under this Subclause (other than pursuant to paragraph (d) above). Such Borrower must also pay interest under Subclause 12.4 (Interest on overdue amounts) on the amount of any such payment by a Lender for the period between payment by such Lender and the date of reimbursement by the Borrower (provided that if the Lender does not make demand on the relevant Borrower until after the day of payment by the Lender, the rate of interest under Subclause 12.4 (Interest on overdue amounts) in relation to such amount shall be reduced by 1.00% for the period up to the making of such demand).
(f)
The obligations of each Borrower and each Lender under this Clause are continuing obligations and will extend to the ultimate balance of all sums payable by that Borrower or Lender under or in connection with any Documentary Credit, regardless of any intermediate payment or discharge in whole or in part.

(g)
The obligations of the Borrowers and any Lender under this Clause will not be affected by any act, omission or thing which, but for this provision, would reduce, release or prejudice any of its obligations under this Clause (whether or not known to it or any other person). This includes:
	(i)	any time or waiver granted to, or composition with, any person;
	(ii)	any release of any person under the terms of any composition or arrangement;
	(iii)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any person;
	(iv)	any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;
	(v)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any person;
	(vi)	any amendment (however fundamental) of a Senior Finance Document, any Documentary Credit or any other document or security; or
	(vii)	any unenforceability, illegality or invalidity of any obligation of any person under any Senior Finance Document, any Documentary Credit or any other document or security.

7.6    Loan Note Guarantee

  If, at any time on or before the Final Issue Date, the Loan Note Guarantee Amount exceeds the Loan Note Guarantee Maximum Amount, the Company shall immediately repay the Loan Note Guarantee to the extent of such excess. If any Loan Notes are issued after the Final Issue Date, the Company shall immediately prepay the Loan Note Guarantee in an amount equal to the aggregate principal amount of such Loan Notes.

7.7    Lender the Issuing Bank

  A Lender which is also the Issuing Bank shall be treated as a separate entity in those capacities capable as a Lender of contracting with itself as the Issuing Bank.

7.8    Rights of contribution

  No Obligor will be entitled to any right of contribution or indemnity from any Finance Party in respect of any payment it may make under this Clause.

7.9    Change of Issuing Bank

  The Issuing Bank may (with the consent of the Facility Agent) resign on giving 3 months notice to the Company and the Facility Agent, and the Facility Agent may with the consent of the Lender concerned, and after consultation with the Company, designate any Lender as a replacement Issuing Bank for future Documentary Credits. Any such resignation shall not extend to or affect Documentary Credits issued prior to such resignation.

8.    ANCILLARY FACILITIES

8.1    Availability

(a)
If the Company and a Lender agree and subject as provided below, that Lender may provide an Ancillary Facility on a bi-lateral basis to a Borrower in place of all or part of that Lender's Revolving Credit Commitment.

(b)
An Ancillary Facility may not be made available unless the Company has notified the Facility Agent by not less than 5 Business Days' notice (or such lesser period as the Facility Agent may agree) and the Facility Agent has received:

(i)
a notice specifying:

(A)
the members of the Group (being Borrowers) which may use the Ancillary Facility;

(B)
the start and expiry dates of the Ancillary Facility;

(C)
the type of Ancillary Facility being provided;

(D)
the Ancillary Lender; and

(E)
the applicable Ancillary Commitment;

(ii)
a copy of the Ancillary Facility Document; and

(iii)
any other information which the Facility Agent may reasonably require in connection with the Ancillary Facility.

(c)
Subject to compliance with paragraph (b) above, then:

(i)
the Lender concerned will become an Ancillary Lender; and

(ii)
the Ancillary Facility will be available,

  with effect from the date agreed by the Company and the Ancillary Lender.

(d)
The Facility Agent must promptly notify the other Lenders.

8.2    Terms of Ancillary Facilities

(a)
Except as provided below, the terms of any Ancillary Facility will be those agreed by the Ancillary Lender and the Company.

(b)
However, those terms:

(i)
must be based upon normal commercial terms at that time;

(ii)
must only allow Borrowers to use the Ancillary Facility;

(iii)
must not allow the Ancillary Outstandings to exceed the Ancillary Commitment;

(iv)
may not allow the Ancillary Commitment of a Lender to exceed the Revolving Credit Commitment of that Lender (before reduction on account of the Ancillary Facility); and

(v)
must ensure that the Ancillary Commitment is reduced to nil, and that all Ancillary Outstandings are repaid and/or cash-collateralised in full, not later than the Final Revolving Maturity Date.

(c)
In the event of any conflict between the terms of an Ancillary Finance Document and any of the other Senior Finance Documents, the terms of the relevant Senior Finance Document shall prevail.

8.3    Revolving Credit Commitment

  For the purposes of:

  (a)
  calculating commitment fee payable under Clause 27.4 (Revolving Credit commitment fee); and

  (b)
  calculating the amount of a Lender's share in a Credit under the Revolving Credit Facility:

  (i)
  the Revolving Credit Commitment of a Lender will be reduced by the amount of its Ancillary Commitment in force at that time; and

  (ii)
  the Revolving Credit Commitment of a Lender will be increased by the cancelled amount of its Ancillary Commitment at the time of cancellation.

8.4    Refinancing of Ancillary Facility

(a)
No Ancillary Lender may demand repayment or prepayment of any amounts or demand cash cover for any liabilities made available or incurred by it under its Ancillary Facility, unless:

(i)
the relevant Total Revolving Credit Commitments have been cancelled in full, or the Facility Agent has declared all outstanding Credits under the Revolving Credit Facilities immediately due and payable; or

(ii)
the Ancillary Outstandings under that Ancillary Facility can be refinanced by a Revolving Credit Utilisation.

(b)
For the purposes of determining whether or not the Ancillary Outstandings under an Ancillary Facility can be so refinanced by a Revolving Credit Utilisation:

(i)
the Revolving Credit Commitment of the Ancillary Bank will be increased by the amount of its Ancillary Outstandings (or if less by the amount of its Ancillary Commitments) under that Ancillary Facility; and

(ii)
the Revolving Credit Utilisation may (provided that paragraph (a) (i) above does not apply) be utilised irrespective of whether a Default is outstanding or any other applicable condition precedent is not satisfied (but only to the extent that the proceeds are applied in refinancing those Ancillary Outstandings); and

(iii)
the respective shares in such Revolving Credit Utilisation of the Lenders having Revolving Credit Commitments shall be such that after the making of such Revolving Credit Utilisation, the shares of such Lenders in all the outstanding Utilisations of the Revolving Credit Utilisations taken together shall be proportionate to the Revolving Credit Commitments of the Lenders.

8.5    Information

  Each Obligor and each Ancillary Lender must, promptly upon request by the Facility Agent, supply the Facility Agent with any information relating to the operation of an Ancillary Facility (including the Ancillary Outstandings) as the Facility Agent may reasonably request.

9.    OPTIONAL CURRENCIES

9.1    Denomination

(a)
A Term Loans may only be denominated in euros or in other Optional Currencies agreed (and in amounts agreed) by the Lenders.

(b)
B Term Loans may only be denominated in euros or in other Optional Currencies agreed (and in amounts agreed) by the Lenders.

(c)
C Term Loans may only be denominated in euros or in other Optional Currencies agreed (and in amounts agreed) by the Lenders.

(d)
Revolving Credit Loans may be denominated in euros or subject as provided below, an Optional Currency.

(e)
Documentary Credits may only be denominated in euros or in other Optional Currencies agreed (and in amounts agreed) by the Lenders.

9.2    Selection

(a)
A Borrower must select the currency of a Loan in its Request.

(b)
The amount of a Revolving Credit Loan under a Revolving Credit Facility requested in an Optional Currency must be a minimum amount of the equivalent of €3,000,000 and an integral multiple of 1,000,000 units of that currency.

(c)
Unless the Facility Agent otherwise agrees, the Revolving Credit Loans may not be denominated at any one time in more than 6 currencies.

9.3    Conditions relating to Optional Currencies

(a)
A Term Loan may only be denominated in an Optional Currency or a Revolving Credit Utilisation may only be denominated in an Optional Currency for a Term if:

(i)
that Optional Currency is readily available in the amount required and freely convertible into the Base Currency in the relevant interbank market on the Rate Fixing Day and the first day of that Term; and

(ii)
that Optional Currency is US Dollars, Sterling, Swedish Kronor, Norwegian Kronor, Danish Kronor, Canadian Dollars, Hong Kong Dollars, Japanese Yen, or Swiss Francs or has been previously approved by the Facility Agent (acting on the instructions of all the Lenders).

(b)
If the Facility Agent has received a request from the Company for a currency to be approved as an Optional Currency, the Facility Agent must, within five Business Days, confirm to the Company:

(i)
whether or not the Lenders have given their approval; and

(ii)
if approval has been given, the minimum amount (and, if required, integral multiples) for any Credit in that currency.

9.4    Revocation of currency

(a)
Notwithstanding any other term of this Agreement, if before 9.30 a.m. on any Rate Fixing Day the Facility Agent receives notice from a Lender that:

(i)
the Optional Currency requested is not readily available to it in the relevant interbank market in the amount and for the period required; or

  (ii)
  participating in a Loan in the proposed Optional Currency is reasonably likely in the opinion of that Lender to contravene any law or regulation applicable to it,

  the Facility Agent must give notice to the Company to that effect promptly and in any event before 11.00 a.m. on that day.

(b)
In this event:

(i)
that Lender must participate in the Credit in the Base Currency; and

(ii)
the share of that Lender in the Credit and any other similarly affected Lender(s) will be treated as a separate Credit denominated in the Base Currency.

(c)
Any part of a Credit treated as a separate Credit under this Subclause will not be taken into account for the purposes of any limit on the number of Credits or currencies outstanding at any one time.

(d)
A Credit will still be treated as a Rollover Credit if it is not denominated in the same currency as the maturing Revolving Credit Loan by reason only of the operation of this Subclause.

9.5    Optional Currency equivalents

  The equivalent in the Base Currency of a Credit or part of a Credit in an Optional Currency for the purposes of calculating:

  (a)
  whether any limit under this Agreement has been exceeded;

  (b)
  the amount of a Credit;

  (c)
  the share of a Lender in a Credit;

  (d)
  the amount of any repayment of a Credit; or

  (e)
  the undrawn amount of a Lender's Commitment,

  is its Original Base Currency Amount.

9.6    Term Loan Revaluation

(a)
If any Term Loan is denominated in an Optional Currency the Facility Agent shall at six month intervals from the First Drawdown Date (each being a Currency Test Date) calculate the Base Currency Amount of the outstanding Term Loans (for which purpose the Base Currency Amount shall be calculated using the Agent's Spot Rate of Exchange on the date of calculation).

(b)
If the outstanding Base Currency Amount of the Term Loans on any Currency Test Date exceeds by more than 5% the Total Term Loan Commitments at that time (the amount of the excess being the Excess Currency Amount) the Company shall within 5 Business Days of notice from the Facility Agent deposit in an interest bearing blocked account of the Company held with the Facility Agent in London an amount so that following such deposit the amount standing to the credit of the account is equal to the Excess Currency Amount.

(c)
No amount may be withdrawn by the Company from such blocked account unless on any subsequent Currency Test Date either there is no Excess Currency Amount (in which case the full amount standing to the credit of such account may be withdrawn) or if the Excess Currency Amount is less than the amount standing to the credit of such account an amount may be withdrawn so that the amount standing to the credit of such account equals the Excess Currency Amount on the last Currency Test Date.

(d)
The blocked account held with the Facility Agent (and any amount held in it) shall be charged in favour of the Finance Parties on terms satisfactory to the Security Agent acting reasonably.

9.7    Documentary Credit Revaluation

  If any Documentary Credit is denominated in an Optional Currency the Facility Agent shall at six month intervals from the First Drawdown Date (each being a Currency Test Date) calculate the Base Currency Amount of the outstanding Documentary Credits (for which purpose the Base Currency Amount shall be calculated using the Agent's Spot Rate of Exchange on the date of calculation) and the Parent shall within 5 Business Days notice from the Facility Agent ensure that, following such calculation, the Revolving Credit Facility is prepaid to the extent necessary so that the Base Currency Amount of all outstanding Utilisations of the Revolving Credit Facility do not exceed the Revolving Credit Facility Commitments.

9.8    Notification

  The Facility Agent must notify the Lenders and the Company of the relevant Base Currency Amount (and the applicable Agent's Spot Rate of Exchange) promptly after they are ascertained.

10.  REPAYMENT

10.1   Repayment of Term Loans

(a)
Each Borrower must repay the A Term Loans made to it and the Loan Note Guarantee in full by instalments on the dates and in the amounts set out in Schedule 11 (Repayment Instalments). The amount to be repaid on each date specified in Schedule 11 (Repayment Instalments) (each a repayment date) in respect of the A Term Loans shall be the percentage (set out opposite that repayment date in respect of the A Term Loan Facility) of each A Term Loan outstanding as at the date 60 days (or in the case of an A Term Loan drawn after such date in respect of the Options Available Amount, 95 days) after the Unconditional Date and of the Loan Note Guarantee Amount as at the Final Issue Date, PROVIDED THAT if an A Term Loan is drawn after the date 60 days after the Unconditional Date in respect of the 2005 Bonds Available Amount, then on each repayment date after the date of such drawing the amount to be repaid shall be increased by an amount equal to the percentage (set out opposite that repayment date in respect of the A Term Loan Facility) of such Term Loan outstanding on the date it is drawn and on the repayment date immediately following such drawing, the amount to be repaid shall also be increased by the additional amount that would have been repaid prior to that repayment date if such Term Loan were drawn prior to the first repayment date. Any amount of any A Term Loan (and the Loan Note Guarantee) still outstanding on the seventh anniversary of the First Drawdown Date shall be repaid on that date.

(b)
Each Borrower must repay the B Term Loans made to it in full on the eighth anniversary of the First Drawdown Date.

(c)
Each Borrower must repay the C Term Loans made to it in full on the ninth anniversary of the First Drawdown Date.

(d)
Repayments in respect of the A Term Loan Facility shall be applied firstly against the A Term Loans that constitute Acquisition Credits, secondly against the A Term Loans that are Refinancing Credits and thirdly against the repayment of the Loan Note Guarantee. Repayments in respect of B Term Loans shall be applied firstly against the B Term Loans that constitute Acquisition Credits and secondly shall be applied against the B Term Loans that constitute Refinancing Credits. Repayments in respect of C Term Loans shall be applied firstly against the C Term Loans that constitute Acquisition Credits and secondly shall be applied against the C Term Loans that constitute Refinancing Credits. Each application under this paragraph shall be made pro rata to the Credits to which the repayment instalment is being applied.

(e)
Any amounts repaid under paragraphs (a), (b) and (c) above may not be re-borrowed.

10.2   Repayment of Revolving Credit Loans

(a)
Each Borrower must repay each Revolving Credit Loan made to it in full on its Maturity Date.

(b)
Subject to the other terms of this Agreement, any amounts repaid under paragraph (a) above may be re-borrowed.

(c)
Without prejudice to any Borrower's obligation to repay the full amount of each Revolving Credit Loan on its due date, on the date of any Rollover Credit drawn by any Borrower, the amount to be repaid and the amount to be drawn down by such Borrower on such date in the same currency shall be netted off against each other so that the amount of cash which such Borrower is actually required to pay or, as the case may be, the amount of cash which the Lenders are actually required to pay to such Borrower, shall be the net amount.

(d)
Any amount of any Revolving Credit Loan still outstanding on the Final Revolving Maturity Date shall be repaid on the Final Revolving Maturity Date.

10.3   Repayment of Documentary Credits

(a)
Each Borrower must repay each Documentary Credit issued on its behalf in full on its Maturity Date in accordance with Clause 7.1(a) (General).

(b)
Subject to the other terms of this Agreement, any amounts repaid under paragraph (a) above (other than in respect of the Loan Note Guarantee) may be re-utilised.

(c)
Any Documentary Credit (other than the Loan Note Guarantee) still outstanding on the Final Revolving Maturity Date shall be repaid on that date in accordance with Clause 7.1(a) (General).

11.  PREPAYMENT AND CANCELLATION

11.1   Mandatory prepayment—illegality

(a)
A Lender must notify the Company promptly if it becomes aware that it is unlawful in any applicable jurisdiction for that Lender to perform any of its obligations under a Senior Finance Document or to fund or maintain its share in any Credit.

(b)
After notification under paragraph (a) above:

(i)
each Borrower must repay or prepay the share of that Lender in each Credit utilised by it on the date specified in paragraph (c) below; and

(ii)
the Commitments of that Lender will be immediately cancelled.

(c)
The date for repayment or prepayment of a Lender's share in a Credit will be:

(i)
the fifth Business Day following receipt by the Company of notice from the Lender under paragraph (a) above; or

(ii)
if later, the latest date allowed by the relevant law.

11.2   Mandatory prepayment—change of control/ownership

(a)
If:

(i)
there is a Change of Control (as defined below);

(ii)
all or substantially all of the assets or business of the Group are sold; or

(iii)
the Parent considers that any of the above events will, or are likely to, occur,

        the Parent must promptly notify the Facility Agent.

(b)
After notification under paragraph (a)(i) or (ii) above the Facility Agent must, unless the Majority Lenders otherwise require, by notice to the Company:

(i)
cancel the Total Commitments; and/or

(ii)
declare all outstanding Credits, together with accrued interest and all other amounts accrued under the Senior Finance Documents, to be immediately due and payable.

        Any such notice will take effect in accordance with its terms.

(c)
In paragraph (a) above:

        Change of Control means:

  (i)
  The Investor ceases to legally and beneficially own at least 51% of the voting shares of the Parent or to have the right to control a majority of the votes of the board of directors of the Parent;

  (ii)
  The Parent ceases to own all of the shares of Newco 1 or Newco 1 ceases to own all of the shares of the Company;

  (iii)
  The Investor ceases to have the largest economic interest in the Parent (excluding for this purpose the liability of the Parent under the Senior Finance Documents, the Bridge Finance Documents and/or the Securities); or

  (iv)
  Any person or group of persons acting in concert other than the Investor gains control of the Parent.

  control means the power to direct the management and policies of the Parent whether through the ownership of voting shares, by contract or otherwise; and

        acting in concert has the meaning given to it in the City Code on Takeovers and Mergers.

11.3   IPO

  When, after the Unconditional Date, any shares in the Parent or any other member of the Group (or any Holding Company of the Parent) are first listed on a recognised stock exchange or first sold or issued by way of flotation or public offering (each an IPO), the Parent must apply or procure that there is applied in prepayment of the Credits under this Agreement an amount equal to 75% of the net proceeds of any such IPO (provided that this Subclause shall not apply in respect of a Subsidiary of Target whose shares are listed on a recognised stock exchange on the date of this Agreement where any such sale or issue does not dilute or reduce the direct or indirect ownership interest of Target in such Subsidiary and is otherwise permitted by the terms of this Agreement).

11.4   Mandatory prepayment—disposals

(a)
In this sub-clause:

(i)
Net Proceeds of any Recovery Event means the amount received in Cash or Cash Equivalents (or other instruments which upon receipt are readily convertible into Cash on reasonable commercial terms) by a member of the Group in respect thereof subject to the following:

(A)
including the amount of any intercompany loan repaid to continuing members of the Group;

(B)
treating consideration initially received in a form other than Cash, Cash Equivalents or such other instruments as being received when and if that consideration is converted into Cash or becomes readily so convertible on reasonable commercial terms;

(C)
after deducting Taxes (and amounts reasonably reserved in respect of Taxes) payable by members of the Group in connection with that Recovery Event;

(D)
after deducting proper costs and expenses incurred by members of the Group in connection with that Recovery Event;

(E)
in the case of a Recovery Event that is a disposal of a business or asset, after deducting the amount of any Financial Indebtedness (and any related prepayment fee or penalty or make-whole payment) repaid on disposal of such business or asset (provided that the Company shall promptly notify the Facility Agent of any such repayment of Financial Indebtedness and provided further that on the disposal of any asset charged to the Finance Parties under any of the Security Documents no Financial Indebtedness shall be repaid or prepaid, other than (I) Financial Indebtedness secured by a prior ranking Security Interest over such business or asset provided that such Financial Indebtedness and such prior ranking Security Interest were permitted under this Agreement; and (II) amounts outstanding under the Senior Finance Documents);

(F)
after deducting reasonable reserves in respect of indemnities or other contingent liabilities in respect of the business or asset disposed of provided that if such reserves are not required to be applied in meeting any such indemnity or contingent liability such amount shall be deemed to be an amount of Net Proceeds;

(G)
in the case of a Recovery Event that is the closing out of an Existing Treasury Transaction, less any amount applied in repayment or prepayment of the 2005 Bonds or 2025 Bonds (if related to such Existing Treasury Transaction) or the related Refinancing Debt or Remaining Debt (as applicable).

(ii)
Recovery Event means:

(A)
the disposal of a business or asset (including the disposal of receivables), other than (I) where the asset (not being a receivable) is to be (and is) replaced by another asset for use in the Group's business (being a fixed asset in the case of a disposal of a fixed asset) within 6 months of the date of disposal, or (II) a disposal of inventory or stock in the ordinary course of trading, or (III) where the value of the consideration (together with the value of the consideration for any related disposal) is less than €1,000,000 (or its equivalent), or (IV) the disposal of an SPV Asset to a member of the SPV Group on the agreed terms, or (V) any disposal permitted by Clause 23.6(b)(i), (v), (vi), (vii), (viii), (xiii), (xiv), (xvi) (but only to the extent it relates to 23.5(c)(i) (Negative Pledge)) and (xvii) (Disposals);

(B)
a claim by a member of the Group under any contract of insurance (other than in respect of public liability, third party liability or business interruption) or against the provider of any of the Reports, other than where the Net Proceeds (I) are to be (and are) applied within 6 months in reinstating or replacing (on a like for like basis) any asset, or applied in defraying the loss or liability, to which the claim relates, or (II) are less (when taken together with the value of any related claims) than €1,000,000 (or its equivalent);

    (C)
    if any amount is deducted from Net Proceeds under paragraph (i)(F) above, a reduction in the amount of the reserves that are required to be maintained or an end to the obligation to maintain such reserves;

    (D)
    any amount is received by any member of the Group in repayment or prepayment of any loan made by it to a member of the SPV Group or otherwise received by a member of the Group as contemplated in Subclause 23.38 (SPV Group).

    (E)
    the closing out of any Existing Treasury Transaction.

(b)
If the aggregate amount of Net Proceeds from Recovery Events exceeds €5,000,000 (or its equivalent) during any annual Accounting Period of Newco 1, the Company must apply or procure the application of an amount equal to the aggregate amount of such excess towards prepaying the Credits in accordance with Subclause 11.12 (Application between Term Facilities and Revolving Credit Facilities) unless to do so would be unlawful (and the Company will notify the Facility Agent promptly with details of any provision making any such prepayment unlawful) PROVIDED THAT in the case of a Recovery Event that is the disposal of a K-Club Surplus Asset, the Net Proceeds shall be paid into an interest-bearing blocked account in the name of the Company with the Facility Agent and withdrawals may only be made from such account for Capital Expenditure pursuant to Subclause 23.37 (K-Club) and to the extent not so applied within 12 months of the date of disposal shall be applied towards prepaying the Credits in accordance with Subclause 11.12 (Application between Term Facilities and Revolving Credit Facilities).

(c)
The Company will procure that each member of the Group uses all reasonable endeavours to avoid any such unlawfulness and to facilitate cash circulation between members of the Group to enable prepayment of the Credits.

(d)
Any prepayment under this Subclause must be made on or before the last day of the Term of the Credit to be prepaid in which unaudited consolidated financial statements of Newco 1 for a quarterly Accounting Period are delivered to the Facility Agent which show that relevant Net Proceeds were received or recovered, provided that in the case of Net Proceeds of more than €10,000,000 (or its equivalent) from any Recovery Event, such prepayment shall be made on or before the last day of the Term of the Credit to be prepaid in which the relevant Net Proceeds were received or recovered.

11.5   Mandatory prepayment—Excess Cashflow

(a)
In this Subclause:

  Excess Cashflow means, for any financial year of Newco 1, Consolidated Cash Flow less Consolidated Total Debt Service provided that for the financial year ending 31st December, 2002, it means Consolidated Cash Flow for the period from 1st October, 2002 to 31st December, 2002 less Consolidated Total Debt Service for the period from 1st October, 2002 to 31st December, 2002.

(b)
If the annual audited consolidated Accounts of Newco 1 (or for the financial year ending 31st December, 2002 the quarterly unaudited consolidated Accounts of Newco 1 for the quarter ending 31st December, 2002) reveal Excess Cashflow, the Company must apply or procure the application of an amount equal to seventy five per cent. (or, if Consolidated Total Net Borrowings is less than 3 times Consolidated EBITDA for the annual Accounting Period, then fifty per cent.) of the amount of Excess Cashflow in that period (less any amount applied in that period in payment of the Nettingsdorfer Deferred Payment and less any amount applied in that period in payment of a liability under the Spanish Litigation Bond Indemnity) in excess of €5,000,000 (or, for the financial year ending 31st December, 2002, €1,250,000) towards prepaying the Credits in accordance with Clause 11.12 (Application between Term Facilities and Revolving Credit Facilities).

(c)
Together with the annual audited consolidated Accounts of Newco 1 for the financial year ending 31st December, 2002 the Company shall provide the Facility Agent with a certificate signed on behalf of the Parent by the Chief Financial Officer providing an estimate, derived in a manner consistent with the current practice of the Target, of the amount of ordinary course of business cash required by Target and its Subsidiaries to carry on its business in the ordinary course (the ordinary course cash). To the extent the amount of ordinary course cash standing to the credit of the consolidated balance sheet of Target as at 30th September, 2002 exceeds such estimate, the Company must apply or procure the application of an amount equal to such excess towards prepaying the Credits in accordance with Clause 11.12 (Application between Term Facilities and Revolving Credit Facilities).

(d)
Any prepayment under this Subclause must be made on or before the last day of the then current Term(s) of the Credits in which the annual audited consolidated Accounts of Newco 1 establishing that there has been Excess Cashflow are delivered to the Facility Agent.

11.6   Further Equity/Bridge Facilities/Securities

(a)
The Parent shall procure that on receipt of the delayed contribution (as defined in Subclause 4.4(a) (Conditions Subsequent)) and subscription or contribution thereof to Newco 1 and by Newco 1 to the Company, the Company shall prepay an amount of the AII Term Loans, the BII Term Loans and the CII Term Loans (pro rata) equal to the amount of the delayed contribution.

(b)
The Parent shall procure that promptly on drawdown or issue of the Bridge Facilities or the Securities and in any event within 45 days of the Unconditional Date the proceeds of the Bridge Facilities and/or the Securities (except to the extent that the proceeds of the Securities are applied in prepayment of the Bridge Facilities) are applied in making a loan by Newco 1 to the Company under the Newco 1 Loan Agreement, the proceeds of which loan shall be applied by the Company in immediate prepayment of firstly, the AI Term Loans, the BI Term Loans and the CI Term Loans (pro rata), secondly in prepayment of the outstanding A Term Loans in an amount equal to the 2005 Bonds Available Amount and thereafter the outstanding Term Loans (pro rata) in accordance with this Clause 11 (Prepayment and Cancellation) or, to the extent that the Term Loan Facilities were not utilised in full at that time (and for this purpose the Loan Note Guarantee Amount on the First Drawdown Date shall be taken to be the Loan Note Guarantee Maximum Amount), towards any of the purposes described in Clause 3.1(a) to (d) (Term Loans) inclusive.

11.7   Payment into a blocked account

(a)
In this Clause blocked account means an interest bearing blocked account in the name of the Company with the Facility Agent held in London and governed by English law and charged to the Finance Parties.

(b)
If the Company is required to prepay Credits on or before the last day of the current Term(s) for those Credits, the Company must promptly (or in the case of a prepayment under Subclause 11.4 (Mandatory prepayment—disposals) promptly following delivery of the relevant unaudited consolidated financial statements of the Parent for a quarterly Accounting Period) ensure that an amount equal to the amounts to be prepaid is deposited in a blocked account.

(c)
The Company irrevocably authorises the Facility Agent to apply any amount deposited with it under paragraph (b) towards prepayment of the Credits on the last day of the relevant Term(s) or earlier if the Company so directs.

(d)
Amounts standing to the credit of a blocked account may only be used to prepay Credits or (at the discretion of the Majority Lenders) any other amounts due and payable (but unpaid) under the Senior Finance Documents.

11.8   Voluntary prepayment

(a)
Subject as provided in this Clause 11, after the date 95 days after the Unconditional Date the Company may, by giving not less than 5 Business Days' prior notice to the Facility Agent, prepay (or procure prepayment of) any Credit at any time in whole or in part without premium or penalty but subject, if applicable, to payment of Break Costs.

(b)
A prepayment of part of a Credit must be in a minimum amount of €1,000,000 and an integral multiple of €500,000.

11.9   Automatic cancellation

  The undrawn Commitments of each Lender under each Facility will be automatically cancelled at the close of business in London on the last day of the Availability Period for that Facility or, in the case of the A Term Loan Facility, the relevant part of that Facility.

11.10  Voluntary cancellation

(a)
The Company may, by giving not less than 5 Business Days' prior notice to the Facility Agent, cancel the unutilised amount of the Total Revolving Credit Commitments in whole or in part.

(b)
Partial cancellation of Total Revolving Credit Commitments pursuant to this Clause must be in a minimum amount of €1,000,000 and an integral multiple of €500,000.

(c)
Any cancellation in part of Total Revolving Credit Commitments pursuant to this Clause will be applied against the relevant Commitment of each Lender pro rata.

11.11  Involuntary prepayment and cancellation

(a)
If an Obligor is, or will be, required to pay to a Lender any amount under Subclauses 15.1 (Grossing-up for Taxes) (excluding amounts payable by an Obligor that is tax resident in any of the Pre-approved Jurisdictions other than Ireland or subject to tax in any such jurisdiction on the basis of it having any permanent establishment or other connection or presence there through which it carries on business, unless otherwise agreed to by the Lenders), 15.2 (Tax Indemnity) or 16.1 (Increased Costs), the Company may, while the requirement continues, give notice to the Facility Agent requesting prepayment and/or cancellation in respect of the Credits and/or Commitments of that Lender.

(b)
After notification under paragraph (a) above:

(i)
each Borrower must repay or prepay that Lender's share in each Credit utilised by it on the date specified in paragraph (c) below; and

(ii)
the Commitments of that Lender will be immediately cancelled.

(c)
The date for repayment or prepayment of a Lender's share in a Credit will be the last day of the current Term for that Credit or, if earlier, the date specified by the Company in its notification.

11.12  Application between Term Facilities and Revolving Credit Facilities

(a)
Any amount to be applied in permanent prepayment of Credits must be applied (subject to Subclause 11.6 (Further Equity/Bridge Facilities/Securities)):

(i)
first, in prepayment of Term Loans that constitute Acquisition Credits;

(ii)
second, in prepayment of Term Loans that constitute Refinancing Credits;

(iii)
third, in prepayment of the Loan Note Guarantee;

(iv)
fourth, in prepayment of Revolving Credit Loans; and

(v)
fifth, in prepayment of Documentary Credits issued under the Revolving Credit Facility.

(b)
Any amount to be applied in prepayment of Term Loans under paragraphs (a)(i) or (a)(ii) above (other than where the amount to be prepaid represents the share of a particular Lender or Lenders to whom prepayment is required to be made by the terms of this Agreement) shall, unless otherwise required by Subclause 11.13 (Partial prepayment of Term Loans) and subject to paragraph (c) below, be applied in prepayment of all the Term Loans that constitute Acquisition Credits or all the Term Loans that constitute Refinancing Credits (as the case may be) pro rata.

(c)
Lenders having a participation in the B Term Loans and/or the C Term Loans shall be entitled, to the extent any A Term Loan is outstanding, to decline to accept the partial prepayment of their participation in either or both such Term Loans by giving written notice to the Company and the Facility Agent promptly upon receiving notification of the proposed prepayment and the amounts which would otherwise have been prepaid to such Lenders in respect of such participations in the B Term Loans and/or C Term Loans shall instead be applied in or towards prepayment of the A Term Loans (and the Loan Note Guarantee) and in prepayment of other Lenders participations in the B Term Loans and C Term Loans (subject to such Lenders right to refuse prepayment) and thereafter as provided in paragraphs (iii) and (iv) of Subclause 11.12(a) and thereafter to the extent of any excess in prepayment of the B Term Loans and C Term Loans.

(d)
Any partial prepayment of the Loans comprised in a Facility will be applied pro rata against those Loans, unless the Company specifies at least 5 Business Days before the date for such prepayment which of those Loans are to be prepaid.

(e)
Where there is a mandatory or involuntary prepayment of a Revolving Credit Loan or a Documentary Credit issued under the Revolving Credit Facility, the relevant Revolving Credit Commitments will, at the same time, be reduced by the same amount.

(f)
If there is no Revolving Credit Loan or (in any case concerning the Revolving Credit Facility) Documentary Credit to be prepaid, the relevant Revolving Credit Commitment will be reduced by the amount which would have been required to be applied in prepayment of the Revolving Credit Loans or Documentary Credits had they been outstanding at that time.

11.13  Partial prepayment of Term Loans

(a)
Except where this Clause expressly provides otherwise any partial prepayment of a Term Loan and the Loan Note Guarantee will be applied against the remaining Repayment Instalments therefor pro rata provided that, unless the Company otherwise elects (such election to be made on or before the date of prepayment) such partial prepayment shall be applied first in prepayment, in the case of a prepayment under Subclauses 11.3 (IPO), 11.4 (Mandatory prepayment-disposals) and 11.5 (Mandatory prepayment-Excess Cashflow), of up to 50% of the next two Repayment Instalments of the A Term Loans (and the Loan Note Guarantee) or in the case of a prepayment under Subclause 11.4 (Mandatory prepayment—disposals) on a disposal of the K-Club, of up to 50% of the next four Repayment Instalments of the A Term Loans (and the Loan Note Guarantee) and, in the case of a prepayment under Subclause 11.8 (Voluntary prepayment), of up to 100% of the next 4 Repayment Instalments of any amount to be applied in prepayment of the A Term Loans (and the Loan Note Guarantee).

(b)
No amount of a Term Loan prepaid under this Agreement may subsequently be re-borrowed except if prepaid as provided for in Subclause 11.6(a) (Further Equity/Bridge Facilities/Securities) or out of the proceeds of the Bridge Facilities or the Securities (or the Newco 1 Loan as the case may be) within 45 days of the Unconditional Date, in which case subject to the other terms of this Agreement the Term Loans may be redrawn within the Availability Period for the Term Loan Facilities. Paragraph (a) above shall not apply to any amount of the Term Loans prepaid under Subclause 11.6 (Further Equity Bridge Facilities/Securities).

11.14  Re-borrowing of Revolving Credit Loans

  Any voluntary prepayment of a Revolving Credit Loan may be re-borrowed on the terms of this Agreement. Any mandatory or involuntary prepayment of a Revolving Credit Loan may not be re-borrowed.

11.15  Miscellaneous provisions

(a)
Any notice of prepayment and/or cancellation under this Agreement is irrevocable and must specify the relevant date(s) and the affected Credits and Commitments. The Facility Agent must notify the Lenders promptly of receipt of any such notice.

(b)
All prepayments under this Agreement must be made with accrued interest on the amount prepaid. No premium or penalty is payable in respect of any prepayment except for Break Costs (if any) which shall be paid on the date of prepayment.

(c)
The Majority Lenders may agree a shorter notice period for a voluntary prepayment or a voluntary cancellation.

(d)
No prepayment or cancellation is allowed except in accordance with the express terms of this Agreement.

(e)
No amount of the Total Commitments cancelled under this Agreement may subsequently be reinstated.

12.  INTEREST

12.1   Calculation of interest

  The rate of interest on each Loan for each Term is the percentage rate per annum equal to the aggregate of the applicable:

  (a)
  Margin;

  (b)
  EURIBOR in the case of a Loan denominated in the Base Currency, STIBOR in the case of a Loan denominated in Swedish Kronor and LIBOR in the case of any Loan denominated in any other Optional Currency; and

  (c)
  Mandatory Cost.

12.2   Payment of interest

  Except where it is provided to the contrary in this Agreement, each Borrower must pay accrued interest on each Loan made to it on the last day of each Term and also, if the Term is longer than six months, on the dates falling at six-monthly intervals after the first day of that Term.

12.3   Margin adjustments

(a)
The Parent must supply to the Facility Agent a Margin Certificate within 45 days of the end of each quarterly Accounting Period, beginning with the first quarterly Accounting Period ending on or after the first anniversary of the First Drawdown Date.

(b)
A Margin Certificate must be signed by two authorised signatories of the Parent, one of whom must be the Chief Financial Officer.

(c)
Subject to paragraphs (d) and (e) below, the Margin in respect of any A Term Loan or Revolving Credit Loan will be adjusted on the date 5 Business Days after delivery to the Facility Agent of the relevant Margin Certificate and will be determined by reference to the table below and the information set out in the relevant Margin Certificate:

Column 1 Ratio of Consolidated Total Net Borrowings to Consolidated EBITDA	Column 2 Margin (per cent. per annum)
greater than 3.75:1.00	2.250
3.75:1.00 or less, but more than 3.25:1.00	2.125
3.25:1.00 or less, but more than 3.00:1.00	2.000
3.00:1.00 or less, but more than 2.75:1.00	1.875
2.75:1.00 or less, but more than 2.50:1.00	1.750
2.50:1.00 or less, but more than 2.00:1.00	1.625
2.00:1.00 or less	1.500
(d)
For so long as:

(i)
the Parent is in default of its obligation under this Agreement to provide a Margin Certificate; or

(ii)
a Default is outstanding,

  the applicable Margin for each Facility will be the highest applicable rate for that Facility set out in the table in paragraph (c).

(e)
If the Margin in respect of any A Term Loan or Revolving Credit Loan has been reduced under this Subclause but the Accounts (or audited Accounts) for the periods ended with the last day of the quarterly Accounting Period ended before the date of the Margin Certificate in reliance on which the reduction was made do not confirm the basis for the reduction, the reduction will be reversed with retrospective effect. In this event the Margin will instead be that calculated by reference to the relevant Accounts (or audited Accounts). If, in this event, any amount of interest has been paid by a Borrower on the basis of the Margin Certificate, that Borrower must immediately pay to the Facility Agent any shortfall in that amount as compared to that which would have been paid to the Lenders if the Margin had been calculated by reference to the relevant Accounts (or audited Accounts).

12.4   Interest on overdue amounts

(a)
If an Obligor fails to pay any amount payable by it under the Senior Finance Documents, it must immediately on demand by the Facility Agent pay interest on the overdue amount from its due date up to the date of actual payment, both before, on and after judgment.

(b)
Interest on an overdue amount is payable at a rate determined by the Facility Agent to be one per cent. per annum above the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan having the same designation and in the same currency as the Loan or Facility to which the overdue amount is in the reasonable opinion of the Facility Agent referable. For this purpose, the Facility Agent (acting reasonably) may:

(i)
select successive Terms of any duration of up to three months; and

(ii)
determine the appropriate Rate Fixing Day for that Term.

(c)
Notwithstanding paragraph (b) above, if the overdue amount is a principal amount of a Loan and becomes due and payable prior to the last day of its current Term, then:

(i)
the first Term for that overdue amount will be the unexpired portion of that Term; and

(ii)
the rate of interest on the overdue amount for that first Term will be one per cent. per annum above the rate then payable on that Loan.

  After the expiry of the first Term for that overdue amount, the rate on the overdue amount will be calculated in accordance with paragraph (b) above.

(d)
Interest (if unpaid) on an overdue amount will be compounded with that overdue amount at the end of each of its Terms but will remain immediately due and payable.

12.5   Notification of rates of interest

  The Facility Agent must promptly notify each relevant Party of the determination of a rate of interest under this Agreement.

13.  TERMS

13.1   Selection—Term Loans

(a)
Each Term Loan has successive Terms.

(b)
A Borrower must select the first Term for a Term Loan in the relevant Request and each subsequent Term in an irrevocable notice received by the Facility Agent not later than 11.00 a.m. one Business Day before the Rate Fixing Day for that Term. Each Term for a Term Loan will start on its Utilisation Date or on the expiry of its preceding Term.

(c)
If a Borrower fails to select a Term for an outstanding Term Loan under paragraph (b) above, that Term will, subject to the other provisions of this Clause, be three months.

(d)
Subject to the following provisions of this Clause, each Term for a Term Loan will be one, two, three or six months or any other period shorter than six months agreed by the Company and the Facility Agent or any other period agreed by the Company and the Lenders.

(e)
Until the date which is the earlier of six months after the First Drawdown Date and the Syndication Date, the duration of each Term shall be one month or such other period (not exceeding six months) as may be agreed/between the Company and the Facility Agent.

13.2   Selection—Revolving Credit Loans

(a)
Each Revolving Credit Loan has one Term only.

(b)
A Borrower must select the Term for a Revolving Credit Loan in the relevant Request.

(c)
Subject to the following provisions of this Clause, each Term for a Revolving Credit Loan will be one, two, three or six months or any other period shorter than six months agreed by the Company and the Facility Agent or any other period agreed by the Company and the Lenders.

(d)
Until the date which is the earlier of six months after the First Drawdown Date and the Syndication Date, the duration of each Term shall be one month or such other period (not exceeding six months) as may be agreed between the Company and the Facility Agent.

13.3   Consolidation—Term Loans

  Unless otherwise agreed between the Company and the Facility Agent, a Term for a Term Loan will end on the same day as the current Term for any other Term Loan denominated in the same currency as that Term Loan and borrowed by that Borrower under the same Facility. On the last day of those Terms, those Term Loans will be consolidated and treated as one Term Loan, PROVIDED THAT Term Loans that are Acquisition Credits shall not be consolidated with Term Loans that are Refinancing Credits.

13.4   Coincidence with Repayment Instalment dates

(a)
A Borrower may select any Term of less than six months for a Term Loan (and may re-designate any Term Loan as two Term Loans) to ensure that the aggregate amount of the Term Loans under a Facility with a Term ending on a date for repayment of a Repayment Instalment relating to that Facility is not less than such Repayment Instalment.

(b)
If a Borrower fails to make a selection in the circumstances envisaged in paragraph (a) above, the Facility Agent may prior to the Rate Fixing Day for the relevant Term shorten any Term for a Term Loan (and may designate any Term Loan as two Term Loans) to achieve the same end.

13.5   No overrunning the Final Maturity Date

  If a Term for any Term Loan would otherwise extend beyond the date for the payment of the last Repayment Instalment for that Term Loan, it will be shortened so that it ends on such last date.

13.6   Other adjustments

  The Facility Agent and the Company may enter into such other arrangements as they may agree for the adjustment of Terms and the consolidation and/or splitting of Loans, provided that no Term in excess of 6 months may be agreed by the Facility Agent without the prior agreement of all the Lenders.

13.7   Notification

  The Facility Agent must notify the relevant Borrower and the Lenders of the duration of each Term promptly after ascertaining its duration.

14.  MARKET DISRUPTION

14.1   Failure of a Reference Bank to supply a rate

  If IBOR is to be calculated by reference to the Reference Banks but a Reference Bank does not supply a rate by 12.00 noon (local time) on a Rate Fixing Day, the applicable IBOR will, subject as provided below, be calculated on the basis of the rates of the remaining Reference Banks.

14.2   Market disruption

(a)
In this Clause, each of the following events is a market disruption event:

(i)
IBOR is to be calculated by reference to the Reference Banks but no, or only one, Reference Bank supplies a rate by 12.00 noon (local time) on the Rate Fixing Day; or

(ii)
the Facility Agent receives by close of business on the Rate Fixing Day notification from Lenders whose shares in the relevant Loan exceed 35 per cent. of that Loan that the cost to them of obtaining matching deposits in the relevant interbank market is in excess of IBOR for the relevant Term.

(b)
The Facility Agent must promptly notify the Company and the Lenders of a market disruption event.

(c)
After notification under paragraph (b) above, the rate of interest on each Lender's share in the affected Loan for the relevant Term will be the aggregate of the applicable:

(i)
Margin;

(ii)
rate notified to the Facility Agent by that Lender as soon as practicable, and in any event before interest is due to be paid in respect of that Term, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its share in that Loan from whatever source it may reasonably select; and

(iii)
Mandatory Cost.

14.3   Alternative basis of interest or funding

(a)
If a market disruption event occurs and the Facility Agent or the Company so requires, the Company and the Facility Agent must enter into negotiations for a period of not more than 30 days with a view to agreeing an alternative basis for determining the rate of interest and/or funding for the affected Loan and any future Loan.

(b)
Any alternative basis agreed will be, with the prior consent of all the Lenders, binding on all the Parties.

15.  TAXES

15.1   Grossing-up for Taxes

(a)
If at any time an Obligor is required by law to make any deduction or withholding in respect of Taxes from any payment due under any of the Senior Finance Documents for the account of any

  Finance Party (or if the Facility Agent, or as the case may be, the Security Agent is required to make any such deduction or withholding from a payment to a Finance Party), the sum due from the Obligor in respect of such payment shall, subject to Subclause 15.3 (Qualifying Banks), be increased to the extent necessary to ensure that, after the making of such deduction or withholding, each Finance Party receives on the due date for such payment (and retains, free from any liability in respect of such deduction or withholding) a net sum equal to the sum which it would have received had no such deduction or withholding been required to be made.

(b)
Such Obligor shall indemnify each Finance Party against any losses or costs incurred by any of them by reason of any failure of the Obligor to make any such deduction or withholding or by reason of any increased payment not being made on the due date for such payment (provided that such indemnity does not entitle any Finance Party to receive any amount which has not been demanded within 6 months of the first day on which both (i) the Finance Party has the right to claim such amount under the indemnity and (ii) the officers of such Finance Party involved in the administration of its participation in the Facilities are aware of the circumstances giving rise to the right to claim such amount and that such circumstances give a right to claim such amount).

(c)
If the Obligor reasonably believes that such Taxes were not correctly or legally asserted, such Finance Party will use reasonable efforts to co-operate with the Obligor to obtain a refund of such Taxes so long as such efforts would not, in the sole determination of such Finance Party, result in any additional costs, expenses or otherwise be disadvantageous to it.

(d)
The Obligor shall promptly deliver to the Facility Agent any receipts, certificates or other reasonable proof evidencing the amounts (if any) paid or payable in respect of any such deduction or withholding.

15.2   Tax Indemnity

(a)
An Obligor shall, within 10 Business Days of demand by the Facility Agent, pay to a Finance Party which is or will be subject to any liability, or required by law to make any payment, for or on account of Taxes in relation to a sum received or receivable (or any sum received or receivable in connection with the Senior Finance Documents), an amount equal to the Tax which that Finance Party will or has (directly or indirectly) suffered for or on account of such sum (excluding in all cases amounts with respect to a Tax assessed on a Finance Party (a) under the law of the jurisdiction in which that Finance Party is incorporated and the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for Tax purposes or (b) under the law of the jurisdiction in which that Finance Party's Facility Office is located, if in either case that Tax is imposed on or calculated by reference to the net income, profits or gains received or receivable by that Finance Party, however any amount deemed to be received or receivable under applicable law but that is not actually received by the Finance Party either through the receipt of any payment, credit, refund or other offset of Taxes will not be treated as net income received or receivable for this purpose) or (c) to the extent Subclause 15.1(a) applies to such Tax (or would so apply but for the application of Subclause 15.3).

(b)
If the Obligor reasonably believes that such Taxes were not correctly or legally asserted, such Finance Party will use reasonable efforts to co-operate with the Obligor to obtain a refund of such Taxes so long as such efforts would not, in the sole determination of such Finance Party, result in any additional costs, expenses or otherwise be disadvantageous to it.

(c)
Nothing in this Subclause 15.2 shall entitle any Finance Party to receive any amount which has not been demanded within 6 months of the first day on which both (i) the Finance Party has the right to claim such amount under this Subclause 15.2 and (ii) the officers of such Finance Party involved in the administration of its participation in the Facilities are aware of the circumstances giving rise to the right to claim such amount and that such circumstances give a right to claim such amount under this Agreement.

15.3   Qualifying Banks

  If it has not done so already, on the date it becomes a Lender each Lender agrees to notify the Facility Agent and the Company if it is not a Qualifying Bank and thereafter will promptly notify the Facility Agent and the Obligor's Agent if it ceases to be a Qualifying Bank. If any Lender is not or ceases to be a Qualifying Bank, then (save in circumstances where such Lender ceases to be a Qualifying Bank by reason of any change in law, regulation or double taxation treaty or in its application or interpretation, in each case taking effect after the date of this Agreement or the date such Lender becomes a party to this Agreement, if later) any Obligor tax resident in Ireland shall not be liable to pay to that Lender under Subclauses 15.1 or 15.2 any sum in excess of the sum it would have been obliged to pay if that Lender had been, or had not ceased to be, a Qualifying Bank. For the purposes of this Subclause 15.3, Qualifying Bank means, in respect of a payment made by an Obligor tax resident in Ireland only, a person that is, at the date hereof (or in the case of a transferee at the date of transfer) either:

(a)	(i)	the holder of a licence for the time being in force granted under section 9 of the Irish Central Bank 1971 or a body authorised to carry on the activity of lending under the Irish European Communities (Licensing and Supervision of Credit Institutions) Regulations 1992; and
	(ii)	recognised by the Irish Revenue Commissioners as carrying on a bona fide banking business in the Republic of Ireland for the purposes of section 246(3)(a) of the Irish Taxes Consolidation Act 1997; or
(b)	where interest payable in respect of the Facilities is paid in the ordinary course of a trade or business carried on by an Obligor:
	(i)	a body corporate;
(ii)
tax resident in a member state of the European Communities (other than Ireland) or in a country with which Ireland has concluded a double tax treaty (residence of a body corporate for these purposes to be determined in accordance with the laws of the country of which the lender claims to be resident); and
	(iii)	not carrying on a trade or business in Ireland through an agency or branch with which the interest paid on the Facilities is connected; or
(c)	(i)
resident in a country with which the Republic of Ireland has a double taxation treaty and such treaty provides that any Obligor which is resident in the Republic of Ireland for taxation purposes is entitled to make payments of interest on any advances in which it has an interest without any deduction or withholding in respect of Taxes; and
	(ii)	entitled to the benefits of such treaty for interest payable in respect of the Facilities; and
(iii)
prior to the first interest date on which any interest on any of the Loans in which it has an interest is payable, has made all requisite filings with the appropriate authorities in order to obtain relief under such treaty (or would have done so but for any act or omission by an Obligor).

  (d)
  a company which is tax resident in Ireland or which carries on a trade in Ireland through a branch or agency:

  (i)
  which advances money under this Agreement in the ordinary course of a trade which includes the lending of money; and

  (ii)
  in whose hands any interest payable in respect of the Facilities is taken into account in computing the trading income of the company; and

  (iii)
  which has complied with all of the provisions of Section 246(5)(a) of the Irish Taxes Consolidation Act, 1997 including making the appropriate notifications thereunder to the Irish Revenue Authority and the relevant Obligor has not ceased to be a company to which Section 246(5)(a) applies.

15.4   Stamp taxes

  The Company must pay and indemnify each Finance Party against any stamp duty, registration or other similar Tax payable by or on behalf of any Finance Party in connection with the entry into, performance or enforcement of any Senior Finance Document, except for any such Tax payable in connection with the entry into of a Transfer Certificate.

15.5   Value added taxes

(a)
Any amount (including costs and expenses) payable under a Senior Finance Document by an Obligor is exclusive of any value added tax or any other Tax of a similar nature which might be chargeable in connection with that amount. If any such Tax is chargeable, the Obligor must pay to the Finance Party (in addition to and at the same time as paying that amount) an amount equal to the amount of that Tax.

(b)
The obligation of any Obligor under paragraph (a) above will be reduced to the extent that the Finance Party is entitled to repayment or a credit in respect of the relevant Tax.

16.  INCREASED COSTS

16.1   Increased costs

  If the result of any change occurring after the date of this Agreement in, or in the interpretation or application of, or the introduction of, any law or any regulation (whether or not having the force of law, but, if not having such force, with which banks or financial institutions customarily comply), including (without limitation) those relating to taxation, capital adequacy, liquidity, reserve assets, cash ratio deposits and special deposits, is to:

  (a)
  subject any Finance Party to Taxes or change in the basis of taxation of any Finance Party with respect to any payment under this Agreement (other than Taxes (a) under the law of the jurisdiction in which that Finance Party is incorporated and the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for Tax purposes or (b) under the law of the jurisdiction in which that Finance Party's Facility Office is located, if in either case that Tax is imposed on or calculated by reference to the net income, profits or gains received or receivable by that Finance Party, however any amount deemed to be received or receivable under applicable Tax law but that is not actually received by the Finance Party either through the receipt of any payment, credit, refund or other offset of Taxes, will not be treated as net income received or receivable for this purpose (such excluded Taxes being Excluded Taxes)); and/or

  (b)
  increase the cost to, or impose an additional cost on, any Finance Party or its holding company in making or keeping available all or part of such Finance Party's Commitments under this Agreement or maintaining or funding all or part of such Finance Party's contributions to Credits (in each case, other than to the extent attributable to Excluded Taxes); and/or

  (c)
  reduce the amount payable or the effective return to any Finance Party under the Senior Finance Documents (in each case, other than to the extent attributable to Excluded Taxes); and/or

  (d)
  reduce any Finance Party's or its holding company's rate of return on its overall capital by reason of a change in the manner in which it is required to allocate capital resources to such Finance Party's obligations under the Senior Finance Documents (in each case, other than to the extent attributable to Excluded Taxes); and/or

  (e)
  require any Finance Party or its holding company to make a payment or forgo a return calculated by reference to or on any amount received or receivable by such Finance Party under the Senior Finance Documents (in each case, other than to the extent attributable to Excluded Taxes); and/or

  (f)
  require any Finance Party or its holding company to incur or sustain a loss (including a loss of profits) by reason of being obliged to deduct all or part of such Finance Party's Commitments under the Senior Finance Documents or contributions to Credits from its capital for regulatory purposes, then and in each such case:

    (i)
    such Finance Party shall notify the Company through the Facility Agent in writing of such event promptly upon its becoming aware of the same, including reasonable detail of the causes giving rise to such increased costs and the calculation thereof (but not to the extent that such detail would require disclosure of any matters which such Finance Party or its holding company regards as confidential); and

    (ii)
    the Company shall pay (or procure that the relevant Obligor pays) within 5 Business Days of demand, made at any time whether or not such Finance Party's participation in the Credits has been repaid, to the Facility Agent for the account of such Finance Party the amount which such Finance Party specifies (in a certificate setting forth the basis of the computation of such amount, but not including any matters which such Finance Party or its holding company regards as confidential) is required to compensate such Finance Party and/or its holding company for such liability to Taxes, increased or additional cost, reduction, payment, forgone return or loss.

  For the purposes of this Subclause 16.1 each Finance Party may in good faith allocate or spread costs and/or losses among its assets and liabilities (or any class thereof) on such basis as it considers appropriate.

  For the purposes of this Subclause 16.1 holding company means, in relation to a Finance Party, the company or entity (if any) within the consolidated supervision of which such Finance Party is included.

16.2   Exceptions to increased costs

  Nothing in Subclause 16.1 shall entitle any Finance Party to receive any amount in respect of compensation for any such liability to Taxes, increased or additional cost, reduction, payment, forgone, return or loss to the extent that the same:

  (a)
  is taken into account in calculating the Mandatory Cost; or

  (b)
  is already the subject of an additional payment under Subclauses 15.1 (Grossing-up for Taxes) or 15.2 (Tax Indemnity) (or would have been subject to an additional payment but for the application of Subclause 15.3 (Qualifying Banks)); or

  (c)
  arises as a consequence of (or of any law or regulation implementing) the proposals for international convergence of capital measurement and capital standards published by the Basle Committee on Banking Regulations and Supervisory Practices in July 1988 unless it results from any change in, or in the interpretation or application of, such proposals (or any law or regulation implementing the same) occurring after the date of this Agreement; or

  (d)
  has not been demanded within 6 months of the first day on which both (i) the Finance Party has the right to claim such compensation under Subclause 16.1 and (ii) the officers of such Finance Party involved in the administration of its participation in the Facilities are aware of the circumstances giving rise to the right to such compensation and that such circumstances give a right to claim such compensation under this Agreement; or

  (e)
  is attributable to the breach by any such Finance Party or its holding company of any law or regulation, unless such law or regulation was introduced or changed or the interpretation or application of such law or regulation changed after the date of this Agreement.

  A Finance Party shall at the request of the Parent take all reasonable steps to mitigate any circumstances which arise and which result in or would result in any amount being payable under Subclause 16.1, and the Obligors shall indemnify each Finance Party on demand for all costs and expenses reasonably incurred by that Finance Party as a result of any step taken pursuant to such request. A Finance Party need not take any steps if, in the opinion of that Finance Party, acting reasonably, to do so may be prejudicial to it.

17.  MITIGATION AND CONDUCT OF BUSINESS

17.1   Claw-back of Tax benefit

(a)
If, following any such deduction or withholding or indemnity payment as is referred to in Subclauses 15.1 (Grossing-up for Taxes), 15.2 (Tax Indemnity) or 16.1 (Increased costs), any Finance Party (with respect to such deduction or withholding or indemnity payment) shall receive or be granted a refund or credit against or remission for any Taxes payable by it, such Finance Party shall, subject to the relevant Obligor having made any increased payment in accordance with Subclauses 15.1, 15.2 or 16.1 and to the extent that such Finance Party can do so without prejudicing the retention of the amount of such refund or credit or remission and without prejudice to the right of such Finance Party to obtain any other material relief or allowance which may be available to it, reimburse the relevant Obligor with such amount as such Finance Party shall in its absolute discretion certify to be the amount of such refund or credit or remission as will leave such Finance Party (after such reimbursement) in no worse position than it would have been in had there been no such deduction or withholding from the payment or no indemnity payment by the relevant Obligor as aforesaid. Such reimbursement shall be made forthwith upon such Finance Party certifying that the amount of such refund or credit or remission has been received by it.

(b)
Nothing contained in this Agreement shall oblige any Finance Party to expend any material time or cost in investigating whether a Tax credit is payable, to rearrange its Tax affairs or to disclose any information regarding its Tax affairs and computations. The Company will indemnify each Finance Party on demand for any reasonable cost incurred by it in investigating whether or not a Tax credit is payable.

(c)
Any Finance Party claiming any additional amount by virtue of Subclauses 15.1 (Grossing-up for Taxes), 15.2 (Tax Indemnity) or 16.1 (Increased Costs) shall use reasonable efforts (consistent with legal and regulatory restrictions) to prepare, file and deliver any certificate, document, form or other instrument reasonably requested by the Parent or to change the jurisdiction of its Facility Office if the preparation, filing and delivery of any such certificate, document, form or other instrument or the change in lending office or Facility Office would avoid the need for or reduce the amount of any such additional amounts or would avoid the circumstances giving rise to such claim to additional amounts and would not in each case, in the sole determination of such Finance Party, result in any additional costs, expenses or otherwise be disadvantageous to it. The Company will procure that each Obligor co-operates in a timely fashion with each Finance Party in providing any necessary information to enable such Finance Party to complete or file any such certificate, document, form or other instrument.

17.2   Replacement of Lender

  (a)
  If at any time:

  (i)
  any Lender becomes a Non-Consenting Lender (as defined in paragraph (c) below); or

  (ii)
  any Lender becomes a Non-Funding Lender (as defined in paragraph (d) below); or

  (iii)
  an Obligor becomes obliged to repay any amount in accordance with Subclause 11.1 (Mandatory prepayments—illegality) or to pay additional amounts pursuant to Subclauses 15.1 (Grossing-up for Taxes) (excluding amounts payable by an Obligor that is tax resident in any of the Pre-approved Jurisdictions other than Ireland or subject to tax in any such jurisdiction on the basis of it having any permanent establishment or other connection or presence there through which it carries on business, unless otherwise agreed to by the Lenders), 15.2 (Tax Indemnity) or 16.1 (Increased Costs) to any Lender in excess of amounts payable to the other Lenders generally, then the Company may, on 10 Business Days prior written notice to the Facility Agent and such Lender, replace such Lender by requiring such Lender to (and such Lender shall) transfer pursuant to Clause 31 (Changes to Parties) all (and not part only) of its rights and obligations under this Agreement to a Lender or other bank or financial institution (a Replacement Lender) selected by the Company, and which is acceptable to the Facility Agent (acting reasonably) and (in the case of any transfer of a Revolving Credit Commitment or liability under Clause 7.5(b) (Indemnities)) the Issuing Bank, which confirms its willingness to assume and does assume all the obligations of the transferring Lender (including the assumption of the transferring Lender's participations on the same basis as the transferring Lender) for a purchase price in cash payable at the time of transfer equal to the outstanding principal amount of such Lender's participation in the outstanding Credits and all accrued interest (and any breakage costs) and fees and other amounts payable hereunder.

  (b)
  The replacement of a Lender pursuant to this Subclause shall be subject to the following conditions:

  (i)
  the Company shall have no right to replace the Facility Agent or Security Agent;

    (ii)
    neither the Facility Agent nor any Lender shall have any obligation to the Company to find a Replacement Lender or other such entity;

    (iii)
    in the event of a replacement of a Non-Consenting Lender such replacement must take place no later than 90 days after the date the Non-Consenting Lender notified the Company and the Facility Agent of its failure or refusal to agree to any consent, waiver or amendment to the Senior Finance Documents requested by the Company; and

    (iv)
    in no event shall the Lender replaced under this Subclause be required to pay or surrender to such Replacement Lender any of the fees received by such Lender pursuant to the Senior Finance Documents.

  (c)
  In the event that:

  (i)
  the Company or the Facility Agent (at the request of the Company) has requested the Lenders to consent to a waiver or amendment of any provisions of the Finance Documents;

  (ii)
  the waiver or amendment in question requires the consent of all of the Lenders; and

  (iii)
  the Majority Lenders have consented to such waiver or amendment,

    then any Lender who does not agree to such waiver or amendment shall be deemed a Non-Consenting Lender.

  (d)
  A Non-Funding Lender means:

  (i)
  any Lender which has failed to make or participate in a Credit when required to do so by this Agreement;

  (ii)
  any Lender which has given notice to a Borrower or the Facility Agent that it does not intend to make or participate in any Credit when required to do so in accordance with the terms of this Agreement or has repudiated its obligations to do so; or

  (iii)
  any Lender that has failed to comply with Subclause 7.5(d)(i) (Indemnities),

    except where the conditions for making or participating in any Credit have not been satisfied in accordance with this Agreement.

  (e)
  The Company's right to replace a Non-Funding Lender pursuant to this Subclause supplements rather than replaces the other legal and equitable rights and remedies available to the Company against such Non-Funding Lender under this Agreement or otherwise.

18.  PAYMENTS

18.1   Place

  Unless a Senior Finance Document specifies that payments under it are to be made in another manner, all payments by a Party (other than the Facility Agent) under the Senior Finance Documents must be made to the Facility Agent to its account at such office or bank:

  (a)
  in the principal financial centre of the country of the relevant currency; or

  (b)
  in the case of euro, in the principal financial centre of a Participating Member State or London,

  as it may notify to that Party for this purpose by not less than five Business Days' prior notice.

18.2   Funds

  Payments under the Senior Finance Documents to the Facility Agent must be made for value on the due date at such times and in such funds as the Facility Agent may specify to the Party concerned as being customary at the time for the settlement of transactions in the relevant currency in the place for payment.

18.3   Distribution

  (a)
  Each payment received by the Facility Agent under the Senior Finance Documents for another Party must, except as provided below, be made available by the Facility Agent to that Party by payment (as soon as practicable after receipt) to its account with such office or bank:

  (i)
  in the principal financial centre of the country of the relevant currency; or

  (ii)
  in the case of euro, in the principal financial centre of a Participating Member State or London,

    as it may notify to the Facility Agent for this purpose by not less than five Business Days' prior notice.

  (b)
  The Facility Agent may apply any amount received by it for an Obligor in or towards payment (as soon as practicable after receipt) of any amount then due and payable from that Obligor under the Senior Finance Documents or in or towards the purchase of any amount of any currency to be so applied.

  (c)
  Where a sum is paid to the Facility Agent under this Agreement for another Party, the Facility Agent is not obliged to pay that sum to that Party until it has established that it has actually received it. However, the Facility Agent may assume that the sum has been paid to it, and, in reliance on that assumption, make available to that Party a corresponding amount. If it transpires that the sum has not been received by the Facility Agent, that Party must immediately on demand by the Facility Agent refund any corresponding amount made available to it together with interest on that amount from the date of payment to the date of receipt by the Facility Agent at a rate calculated by the Facility Agent to reflect its cost of funds.

18.4   Currency

(a)
Unless a Senior Finance Document specifies that payments under it are to be made in a different manner, the currency of each amount payable under the Senior Finance Documents is determined under this Clause.

(b)
Interest is payable in the currency in which the relevant amount in respect of which it is payable is denominated.

(c)
A repayment or prepayment of any principal amount is payable in the currency in which that principal amount is denominated on its due date.

(d)
Amounts payable in respect of costs and expenses are payable in the currency in which they are incurred.

(e)
Each other amount payable under the Senior Finance Documents is payable in the Base Currency.

18.5   No set-off or counterclaim

  All payments made by an Obligor under the Senior Finance Documents must be made without set-off or counterclaim (save to the extent provided for in Clause 10.2(c) (Repayment of Revolving Credit Loans) in relation to Revolving Credit Loans).

18.6   Business Days

(a)
If a payment under the Senior Finance Documents is due on a day which is not a Business Day, the due date for that payment will instead be the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not) or whatever day the Facility Agent determines is market practice.

(b)
During any extension of the due date for payment of any principal under this Agreement interest is payable on that principal at the rate payable on the original due date.

18.7   Partial payments

  (a)
  If any Administrative Party receives a payment insufficient to discharge all the amounts then due and payable by the Obligors under the Senior Finance Documents, the Administrative Party must apply that payment towards the obligations of the Obligors under the Senior Finance Documents in the following order:

  (i)
  first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Administrative Parties under the Senior Finance Documents;

  (ii)
  second, in or towards payment pro rata of any accrued interest or fee due but unpaid under the Senior Finance Documents;

  (iii)
  third, in or towards payment pro rata of any principal amount due but unpaid under this Agreement; and

  (iv)
  fourth, in or towards payment pro rata of any other sum due but unpaid under the Senior Finance Documents.

  (b)
  The Facility Agent must, if so directed by the Majority Lenders, vary the order set out in sub-paragraphs (a)(ii) to (iv) above.

  (c)
  This Subclause will override any appropriation made by an Obligor.

18.8   Timing of payments

  If a Senior Finance Document does not provide for when a particular payment is due, that payment will be due within three Business Days of demand by the relevant Finance Party.

18.9   Security Agent Creditor

(a)
Each of the Obligors and each of the Finance Parties agree that the Security Agent shall be the joint and several creditor (together with the relevant Finance Party) of each and every payment obligation of any Obligor towards each and any of the Finance Parties under the Senior Finance Documents, and that accordingly the Security Agent will have its own independent right to demand performance by the relevant Obligor of that obligation when due (such obligations owing to the Security Agent being the Security Agent Obligations). However, any discharge by an Obligor of any such obligation owed to either of the Security Agent or the relevant Finance Party shall, to the same extent, discharge the obligation owed by such Obligor to the other party and a Finance

  Party and the Security Agent shall not by virtue of this Subclause 18.9 be entitled to pursue the Obligor simultaneously for the same obligations.

(b)
Without limiting or affecting the Security Agent's rights against any Obligor (whether under this paragraph or under any other provision of the Senior Finance Documents), the Security Agent agrees with each other Finance Party (on a several and divided basis) that, subject as set out in the next sentence, it will not exercise its rights as a joint and several creditor with a Finance Party except with the consent of that Finance Party. However, nothing in the previous sentence shall limit to any extent the Security Agent's right in whatever capacity to take any action to protect or preserve any rights under any Security Document or to enforce any Security Interest created thereby as contemplated by this Agreement and/or the relevant Security Document (or to do any act reasonably incidental to any of the foregoing).

(c)
This Subclause applies except to the extent the Security Agent specifies that it shall not apply in relation to a specific Obligor or all Obligors incorporated in a particular jurisdiction.

(d)
For the purposes of paragraph (a) above under the law of The Netherlands the Security Agent shall be a hoofdelijk crediteur.

19.  GUARANTEE AND INDEMNITY

19.1   Guarantee and indemnity

  Each Guarantor jointly and severally and irrevocably and unconditionally:

  (a)
  guarantees to each Finance Party due and punctual performance by each Borrower of all its payment obligations under the Senior Finance Documents;

  (b)
  undertakes with each Finance Party that, whenever a Borrower does not pay any amount when due under any Senior Finance Document, it must immediately on demand by the Facility Agent pay that amount as if it were the principal obligor; and

  (c)
  indemnifies each Finance Party immediately on demand against any loss or liability suffered by that Finance Party if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal; the amount of the loss or liability under this indemnity will be equal to the amount the Finance Party would otherwise have been entitled to recover.

  The guarantee of any Guarantor is subject to any limitations set out in Subclause 19.9 (Limitations) relative to such Guarantor or in any Accession Deed by which it became a party to this Agreement.

19.2   Continuing guarantee

  This guarantee is a continuing guarantee and will extend to the ultimate balance of all sums payable by any Obligor under the Senior Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

19.3   Reinstatement

(a)
If any discharge (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) or arrangement is made in whole or in part on the faith of any payment, security or other disposition which is avoided or must be restored on insolvency, liquidation, administration or otherwise without limitation, the liability of each Guarantor under this Clause will continue or be reinstated as if the discharge or arrangement had not occurred.

(b)
Each Finance Party may concede or compromise any claim that any payment, security or other disposition is liable to avoidance or restoration.

19.4   Waiver of defences

  The obligations of each Guarantor under this Clause will not be affected by any act, omission or thing which, but for this provision, would reduce, release or prejudice any of its obligations under this Clause (whether or not known to it or any Finance Party). This includes:

  (a)
  any time or waiver granted to, or composition with, any person;

  (b)
  any release of any person under the terms of any composition or arrangement;

  (c)
  the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any person;

  (d)
  any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

  (e)
  any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any person;

  (f)
  any amendment (however fundamental) of a Senior Finance Document or any other document or security; or

  (g)
  any unenforceability, illegality, invalidity or non-provability ofany obligation of any person under any Senior Finance Document or any other document or security.

19.5   Immediate recourse

  Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other right or security or claim payment from any person or file any proof or claim in any insolvency, administration, winding-up or liquidation proceedings relative to any other Obligor or any other person before claiming from that Guarantor under this Clause.

19.6   Appropriations

  Until all amounts which may be or become payable by the Obligors under the Senior Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

  (a)
  without affecting the liability of any Guarantor under this Clause:

  (i)
  refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts (unless and until the amounts received by that Finance Party (or any trustee or agent on its behalf) from the Obligors are sufficient to discharge in full all amounts which may be or become payable by the Obligors to that Finance Party under the Senior Finance Documents); or

  (ii)
  apply and enforce them in such manner and order as it sees fit (whether against those amounts or otherwise); and

  (b)
  hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of that Guarantor's liability under this Clause.

19.7   Non-competition

  Unless:

  (a)
  all amounts which may be or become payable by the Obligors under the Senior Finance Documents have been irrevocably paid in full; or

  (b)
  the Facility Agent otherwise directs,

  no Guarantor will, after a claim has been made or by virtue of any payment or performance by it under this Clause:

    (i)
    exercise any right of subrogation in respect of or claim to be subrogated to any rights, security or moneys held, received or receivable by any Finance Party (or any trustee or agent on its behalf);

    (ii)
    exercise or claim any right of contribution or indemnity in respect of any payment made or moneys received on account of that Guarantor's liability under this Clause;

    (iii)
    claim, prove or vote (or exercise any right to rank) as a creditor of any Obligor or its estate in competition with any Finance Party (or any trustee or agent on its behalf); or

    (iv)
    take any action to receive, claim or have the benefit of any payment, distribution or security from or on account of any Obligor, or exercise any right of set-off (not being an automatic set-off arising by operation of law which does not result from any action or election by any Obligor) as against any Obligor (and such Guarantor waives any right it would otherwise have to receive, claim or have the benefit of any such payment, distribution or security or exercise any such right of set-off).

  Each Guarantor must hold in trust for and immediately pay or transfer to the Facility Agent for the Finance Parties any payment or distribution or benefit of security received by it contrary to this Clause (or any payment under any set-off arising by operation of law) or in accordance with any directions given by the Facility Agent under this Clause.

19.8   Additional security

  This guarantee is in addition to and is not in any way prejudiced by any other security now or subsequently held by any Finance Party.

19.9   Limitations

  This guarantee does not apply to any liability to the extent that it would result in this guarantee given by any Guarantor incorporated or established in the Republic of Ireland constituting unlawful financial assistance within the meaning of Section 60 of the Companies Act, 1963 (Ireland) and, with respect to any Additional Guarantor, is subject to any limitations set out in the Accession Deed applicable to such Additional Obligor.

20.  REPRESENTATIONS

20.1   Representations

  The representations set out in this Clause are made by each Obligor or (if so stated) the Parent and the Company to each Finance Party.

20.2   Status

(a)
It and each of its Subsidiaries which is a Material Group Member is a limited liability company (except, in the case of the Company which is an unlimited liability company), duly incorporated and validly existing under the laws of its jurisdiction of incorporation.

(b)
It and each of its Subsidiaries which is a Material Group Member has the power to own its assets and carry on its business as it is being and will be conducted.

20.3   Powers and authority

  It has the power to enter into and perform, and has taken all necessary action to authorise the entry into and performance of, the Transaction Documents to which it is or will be a party and the transactions contemplated by those Transaction Documents.

20.4   Legal validity

(a)
Each Transaction Document to which it is a party is its legally binding, valid and, subject to the Reservations, enforceable obligation.

(b)
Each Security Document to which it is a party creates the Security Interests which that Security Document purports to create (subject in the case of enforceability of such Security Interests to the Reservations).

20.5   Non-conflict

  The entry into and performance by it of, and the transactions contemplated by, the Transaction Documents to which it is party do not conflict with:

  (a)
  any law or regulation applicable to it; or

  (b)
  its or any of its Subsidiaries' constitutional documents; or

  (c)
  any agreement or instrument which is binding upon it or any of its Subsidiaries or any of its or its Subsidiaries' assets or constitute a default or termination event (however described) under any such agreement or instrument, in each case to an extent or in a manner which would have a Material Adverse Effect.

20.6   No default

(a)
No Default is outstanding or is reasonably likely to result from the execution of, or the performance of any transaction contemplated by, any Transaction Document; and

(b)
no other event is outstanding which constitutes (or with the giving of notice, expiry of any grace period or fulfilment of any other applicable condition will constitute) a default or termination event (however described) under any document which is binding on it or any of its Subsidiaries or any of its or its Subsidiaries' assets to an extent or in a manner which would have a Material Adverse Effect.

20.7   Authorisations

  Except for registration of any Security Document to the extent such registration can only be completed after entry into of such Security Document, all authorisations required by it in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, the Transaction Documents have been (or will at the First Drawdown be) obtained or effected (as appropriate) and are (or will at the First Drawdown be) in full force and effect.

20.8   Base Financial Statements:

(a)
As at the date of this Agreement the Base Financial Statements, to the best of its knowledge after due enquiry:

(i)
have been prepared in accordance with the Accounting Principles consistently applied (subject, in the case of unaudited Base Financial Statements, to customary year end adjustments);

(ii)
give a true and fair view of (if audited) or fairly present (if unaudited) the consolidated financial condition and results of operations of the Target Group as at and for the accounting period ended the date to which they were drawn up; and

(iii)
as at the date to which they were prepared, do not include or consolidate the results of any company or business which is not part of the Target Group.

(b)
As at the date of this Agreement to the best of its knowledge after due enquiry, there has been no material adverse change in the business, assets or financial condition of the Target Group since the latest date to which any of the Base Financial Statements were drawn up.

20.9   Documents

(a)
The documents delivered to the Facility Agent by or on behalf of any Obligor pursuant to Subclause 4.1 (Conditions precedent documents) were genuine (or, in the case of copy documents, were true, complete and accurate copies of originals which were genuine), are in full force and effect (or if a copy, the original is in full force and effect) and have not been amended, varied or replaced in any respect which could adversely affect the interests of the Finance Parties under the Senior Finance Documents.

(b)
Documents delivered to the Facility Agent under this Agreement by or on behalf of any Obligor after the First Drawdown were, when delivered, genuine (or, in the case of copy documents, were true, complete and accurate copies of originals which were genuine) and when delivered were in full force and effect (or, if a copy, the original was in full force and effect).

(c)
The Shareholders Agreement and the Executive Contracts delivered to the Facility Agent pursuant to Part I of Schedule 2 (Conditions Precedent Documents) and the constitutional documents of the Parent contain all the material terms of all the agreements and arrangements between the Executives and the Investors, and between the Executives, the Company and any member of the Group, respectively.

20.10  Financial statements

(a)
Its latest Accounts supplied under this Agreement (taken together with any Reconciliation Statement accompanying them):

(i)
have been prepared in accordance with the Accounting Principles, consistently applied (subject, in the case of unaudited Accounts, to customary year end adjustments); and

(ii)
give a true and fair view of (if audited) or fairly present (if unaudited) its consolidated financial condition as at, and consolidated results of operations for, the Accounting Period ended the date to which they were drawn up, provided that in the case of any monthly Accounts, such Accounts fairly present its consolidated results of operations for that Accounting Period (provided further that in the case of monthly selected balance sheet information such information has not been prepared on a consolidated basis and so may be subject to quarterly adjustments).

(b)
The budgets and forecasts supplied to the Facility Agent under this Agreement have been prepared on the basis of recent historical information and on the basis of assumptions which were believed by the relevant Obligor to be reasonable as at the date they were supplied.

(c)
Since the date of the latest Accounts delivered to the Facility Agent there has been no material adverse change in the business, assets or financial condition of the Group.

20.11  Information Package

  In the case of the Company, Newco 1 and the Parent only (and given only as at the date the Information Package (or part thereof) is delivered to the Arrangers and as at the Syndication Date):

  (a)
  the factual information contained in the Information Package was true and accurate in all material respects as at its date or (if appropriate) as at the date (if any) at which it is stated to be given;

  (b)
  all expressions of opinion or intention made by the Parent, Newco 1 or the Company contained in the Information Package were made after careful consideration and were believed by the Parent, Newco 1 and the Company to be reasonable as at the date at which they are stated to be given;

  (c)
  the financial projections made by the Parent, Newco 1 or the Company contained in the Information Package have been prepared as at the date of the Information Package on the basis of recent historical information and assumptions which were believed by the Parent, Newco 1 and the Company and by the Executives to be reasonable at that date;

  (d)
  the Information Package did not omit as at its date any information the omission of which would make the Information Package untrue or misleading in any material respect; and

  (e)
  (as at the Syndication Date) nothing has occurred since the date of the Information Package which has not been fairly disclosed in writing to the Facility Agent and which, if disclosed, would result in the factual information or financial projections contained in the Information Package being untrue or misleading in any material respect.

  The Company may make written disclosures to the Facility Agent against this representation for the purpose of its repetition after the First Drawdown Date and this representation will be deemed to be qualified thereby.

20.12  Reports

  In the case of the Company, Newco 1 and the Parent only, as at the date of this Agreement to the best of its knowledge after due enquiry:

(a)	(i)	all factual information (other than any in the Reports) concerning the Investor, the Original Obligors and the Target and its Subsidiaries and the transactions contemplated by this Agreement that it or the Investor (or any of such person's authorised representatives) supplied to any of the Arrangers was complete and correct in all material respects as at its date and did not omit to state a material fact necessary in order to make such information not materially misleading;

(ii)
all factual information contained or referred in any of the Reports concerning the Investor, the Original Obligors and the Target and its Subsidiaries and the transactions contemplated by this Agreement that it or the Investor (or any of such person's authorised representatives) supplied to any of the Arrangers was complete and correct in all material respects as at its date and did not omit to state a material fact necessary in order to make such information not materially misleading in the light of the circumstances in which the Report was made;
  (b)
  all factual information relating to the Group or the Target Group or the transactions contemplated by the Transaction Documents provided to any firm which prepared a Report was true in all material respects at its date or (if appropriate) as at the date (if any) at which it is stated to be given;

  (c)
  all expressions of opinion or intention given by or on behalf of any member of the Group or the Target Group and all forecasts and projections furnished by any member of the Group or the Target Group to each such firm were arrived at after careful consideration, and were based on recent historical information and on assumptions which were believed by such member of the Group to be reasonable at the date they were supplied;

  (d)
  no Report omitted as at its date any factual information which, if disclosed, would make the information contained in that Report untrue or misleading in any material respect in the light of the circumstances in which such Report was made available;

  (e)
  as at the date of this Agreement, nothing has occurred since the date any factual information was provided to any firm which prepared any Report which has not been disclosed in writing by the Company to the Arrangers prior to the date of this Agreement and which, if disclosed would make any of the factual information in any of the Reports untrue or misleading in any material respect in the light of circumstances in which any factual information was provided to any firm which prepared a Report; and

  (f)
  the Parent and the Company have not omitted to disclose to the Arrangers any factual information which, if disclosed, would make any of the Reports untrue or misleading in any material respect.

20.13  Litigation etc.

(a)
Save as disclosed in the Legal Due Diligence Report, no litigation, arbitration or administrative proceedings are current or, to its knowledge, pending or threatened (in writing), which would have a Material Adverse Effect.

(b)
It has not (and none of its Subsidiaries have) breached any law or regulation which breach would have a Material Adverse Effect.

(c)
No labour disputes are current or, to its knowledge, threatened (in writing) which would have a Material Adverse Effect.

20.14  Taxes

(a)
It is not (and none of its Subsidiaries are) overdue in the filing of any Tax returns or filings where failure to do so would result in any material penalties or fines.

(b)
It is not (and none of its Subsidiaries are) overdue in the payment of any material amount of Tax unless any such overdue payment is being contested in good faith, adequate reserves are being maintained for the payment of such Taxes, the overdue payment can be lawfully withheld and the non-payment will not have a Material Adverse Effect.

(c)
No claims or investigations by any tax authority are being or are reasonably likely to be made or conducted against it (or any of its Subsidiaries) which are reasonably likely to result in a liability of or claim against any member of the Group which will have a Material Adverse Effect.

(d)
For the purposes of Subclause 15.3(b) (Qualifying Banks), the interest payable in respect of the Facilities is paid in the ordinary course of a trade or business carried on by an Obligor.

20.15  Structure Memorandum

  In the case of the Company and the Parent only and as at the First Drawdown Date:

  (a)
  the Group structure chart delivered to the Facility Agent under Part I of Schedule 2 (Conditions Precedent Documents) shows all members of the Group, and contains descriptions which in all material respects are true, complete and correct of the corporate ownership structure of the Group, as it will be immediately after the First Drawdown;

  (b)
  the Structure Memorandum (together with the Funds Flow Statement) shows or describes all loans in an amount of €5,000,000 (or its equivalent) or more between the Parent, Newco 1 or the Company and any other member of the Group as they will be immediately after the First Drawdown;

  (c)
  the Structure Memorandum sets out (together with the Funds Flow Statement) every material step to be taken at or before the First Drawdown for the purpose of achieving the First Drawdown;

  (d)
  the Structure Memorandum reflects (together with the Funds Flow Statement) all payments and discharges of indebtedness in excess of €1,000,000 (or its equivalent) due to be made at or about the First Drawdown by any party to the Transaction Documents in connection with the transactions and matters contemplated thereby; and

  (e)
  the Structure Memorandum shows in all material respects the steps which members of the Group are anticipated to undertake and payments which members of the Group are anticipated to make as part of the Debt Pushdown.

20.16  Intellectual Property Rights

  It and each of its Material Subsidiaries:

  (a)
  owns or has licensed to it all the Material Intellectual Property Rights (if any) and it does not (nor do any of the Material Subsidiaries), in carrying on its business, infringe any Intellectual Property Rights of any third party in any respect which has, or would have, a Material Adverse Effect; and

  (b)
  has taken all formal or procedural actions (including payment of fees) required to maintain the Material Intellectual Property Rights if and to the extent owned by it.

20.17  Environment

  It and each of the Material Subsidiaries has obtained all requisite Environmental Approvals required for the carrying on of its business as currently conducted and is in compliance with:

  (a)
  the terms and conditions of such Environmental Approvals; and

  (b)
  all other applicable Environmental Laws,

  where, in each case, if not obtained or complied with the failure or its consequences would have a Material Adverse Effect.

20.18  Newcos

  In the case of the Parent, Newco 1 and the Company only:

  (a)
  except as may arise under the Transaction Documents and for Acquisition Costs, before the First Drawdown none of the Parent, Newco 1 or the Company has traded or has incurred any material liabilities or commitments (actual or contingent, present or future);

  (b)
  the Parent is the legal and beneficial owner of all of the shares in Newco 1 (except as contemplated by Subclause 23.15(b)(iv) (Share capital)). Newco 1 is the legal and beneficial owner of all of the shares in the Company. Following the First Drawdown and following settlement as described in Appendix II, Part B, paragraph 13 of the Offer Document the Company will become the beneficial owner, and will become entitled to become the legal and beneficial owner, of not less than 80% of the Target Shares;

  (c)
  the Equity Documents contain all the material terms of the arrangements between the Investors and members of the Group as it will be immediately after the First Drawdown.

20.19  Assets

(a)
It is the legal and beneficial owner of the shares, the Principal Properties (excluding, in the case of Principal Properties not listed in Schedule 15 (Principal Properties), any property that is not material to the Group or to any Material Subsidiary) and any other material property which it charges or purports to charge under the Security Documents.

(b)
It and each of its Material Subsidiaries owns or has leased or licensed to it all material assets necessary to conduct its business as it is being or will be conducted.

20.20  Financial Indebtedness and Security Interests

(a)
As of the First Drawdown and after giving effect to the application in accordance with the Funds Flow Statement of the proceeds of the Loans drawn on the First Drawdown Date in the manner shown in the Funds Flow Statement, no member of the Group has any (actual or contingent) Financial Indebtedness outstanding which is not permitted by the terms of this Agreement.

(b)
As of the First Drawdown and after giving effect to the application in accordance with the Funds Flow Statement of the proceeds of the Loans drawn on the First Drawdown Date in the manner shown in the Funds Flow Statement, no Security Interest exists over the assets of any member of the Group which is not permitted by the terms of this Agreement.

20.21  Certain Funds Period Representations

  During the Certain Funds Period the Obligors make the representations and warranties set out in Part I of Schedule 12 (Certain Funds) at the times set out in Subclause 20.22 (Times for making representations).

20.22  Times for making representations

(a)
The representations set out in this Clause are made by each Original Obligor on the date of this Agreement.

(b)
Unless a representation is expressed to be given at or as of a specific date only, each representation (other than those contained in Subclauses 20.6(a) (No default) and 20.9(c)

  (Documents)), including during the Certain Funds Period each representation set out in Part I of Schedule 12 (Certain Funds), is deemed to be repeated by:

  (i)
  each Additional Obligor and the Company on the date that Additional Obligor becomes an Obligor; and

  (ii)
  each Obligor on the date of each Request and the first day of each Term.

(c)
The representation in Subclause 20.11 (Information Package) will not be repeated after the end of the period of six months from the First Drawdown Date (or, if earlier, after the Syndication Date).

(d)
When a representation is repeated, it is applied to the circumstances existing at the time of repetition.

21.  INFORMATION COVENANTS

21.1   Financial statements

(a)
The Parent must supply to the Facility Agent in sufficient copies for all the Lenders:

(i)
the audited consolidated financial statements of Newco 1 for each annual Accounting Period;

(ii)
the audited financial statements of the Parent for each annual Accounting Period;

(iii)
if an Obligor (other than Newco 1 and the Parent) is audited separately from Newco 1 in respect of an annual Accounting Period and if requested by the Facility Agent, the audited consolidated financial statements of that Obligor for such annual Accounting Period;

(iv)
the unaudited consolidated financial statements of Newco 1 for each quarterly Accounting Period;

(v)
the unaudited financial statements of Parent for each quarterly Accounting Period;

(vi)
the unaudited consolidated financial statements of Newco 1 for each monthly Accounting Period; and

(vii)
the unaudited financial statements of the Parent for each monthly Accounting Period.

(b)
All Accounts must be supplied as soon as they are available and:

(i)
in the case of Accounts referred to in (a)(i) and (a)(ii) above, within 120 days;

(ii)
in the case of any other Obligor's audited consolidated Accounts, within 120 days;

(iii)
in the case of Accounts referred to in (a)(iv) and (a)(v) above, within 45 days; and

(iv)
in the case of Accounts referred to in (a)(vi) and (a)(vii) above, within 30 days,

  of the end of the relevant Accounting Period.

21.2   Form and scope of financial statements

(a)
The Parent must ensure that all Accounts supplied under this Agreement (i) give (if audited) a true and fair view of, or (if unaudited) fairly present, the financial condition (consolidated in the case of Newco 1's Accounts or the Accounts of any Obligor as provided for in Subclause 21.1(a)(iii) above) of the relevant person as at the date to which those Accounts were drawn up and the results of operations for the Accounting Period then ended (except that in the case of the monthly Accounts of Newco 1, such Accounts must fairly present its consolidated results of operations for that Accounting Period, provided that in the case of monthly selected balance sheet information such information has not been consolidated and so may be subject to quarterly adjustments), and (ii) comprise at least a balance sheet (or in the case of monthly Accounts selected balance sheet items), profit and loss account and cashflow statement for or as at the end of the relevant Accounting Period (consolidated in the case of Newco 1's Accounts).

(b)
The Parent must ensure that all annual audited Accounts, when taken together with any applicable Reconciliation Statements, are prepared in accordance with the Accounting Principles, consistently applied.

(c)
The Parent must ensure that all unaudited Accounts, when taken together with any applicable Reconciliation Statements, are prepared in accordance with or on a basis consistent in all material respects (subject to year-end adjustments) with the Accounting Principles, consistently applied, and show at least the information provided for in the Agreed Form Accounts.

(d)
The Parent must ensure that each set of Accounts for an annual or quarterly Accounting Period is accompanied by a report of the Chief Financial Officer explaining the main financial issues arising during that period and any material changes against the budget for that period as supplied under this Agreement and comparing the financial performance for such period against the equivalent period in the previous financial year.

(e)
The Parent must notify the Facility Agent of any change to the basis on which any Accounts are prepared.

(f)
If requested by the Facility Agent, the Parent must supply to the Facility Agent:

(i)
a full description of any change notified under paragraph (e) above; and

(ii)
a reconciliation statement (the Reconciliation Statement) showing sufficient information, in such detail and format as may be reasonably required by the Facility Agent, to enable the Finance Parties to make a proper comparison between the financial position shown by the set of Accounts prepared on the changed basis and the most recent audited Accounts (or if none, the Base Financial Statements) delivered to the Facility Agent under this Agreement and prepared according to the Accounting Principles.

(g)
If requested by the Facility Agent, following notification of any change referred to in paragraph (e) above, the Parent must enter into discussions for a period of not more than 30 days with a view to agreeing any amendments required to be made to this Agreement to place the Finance Parties in the same position as they would have been in if the change had not happened. Any agreement between the Parent and the Facility Agent, with the prior consent of the Majority Lenders, will be binding on all the Parties and the Accounting Principles shall be amended accordingly.

(h)
If no agreement is reached under paragraph (g) above on the required amendments to this Agreement, the Parent must supply with the Accounts a reconciliation statement reconciling the Accounts to the Accounting Principles.

21.3   Compliance Certificate

(a)
The Parent must supply to the Facility Agent a Compliance Certificate with each set of annual and quarterly Accounts of Newco 1 supplied to the Facility Agent under this Agreement.

(b)
A Compliance Certificate must be signed by two authorised signatories on behalf of the Parent and, in the case of a Compliance Certificate supplied with Newco 1's annual audited consolidated Accounts, the Auditors (provided that the Auditors will not be required to confirm that no Default is outstanding and may confirm the other matters set out in the Compliance Certificate in the usual form used by such Auditors provided such confirmation is addressed to and capable of being relied on by the Finance Parties).

21.4   Budget

(a)
The Parent must supply to the Facility Agent promptly following approval by its board of directors and in any event not later than 45 days after the beginning of each annual Accounting Period a budget for that Accounting Period.

(b)
The budget must be:

(i)
prepared in the same manner in all material respects, and show in all material respects the information provided for, in the applicable annual period in the Financial Model; and

(ii)
prepared on a basis consistent with the Accounting Principles; and

(iii)
approved by the board of directors of the Parent.

(c)
If the Parent materially updates or changes the budget referred to above, it shall promptly deliver to the Facility Agent, in sufficient copies for each of the Lenders, such updated or changed budget together with a written explanation of the main changes in such budget.

21.5   Presentations

  Once in every annual Accounting Period, at least two directors of the Parent (one of whom must be the Chief Financial Officer) must, if requested to do so by the Facility Agent, give a presentation (on a date and at a venue agreed with the Facility Agent) to the Finance Parties as to:

  (a)
  the on-going business and financial performance of the Group; and

  (b)
  any other matter which a Finance Party may reasonably request.

21.6   Auditors

(a)
The Parent and Newco 1 must promptly appoint one of the firms named in the definition of Auditors to audit the consolidated annual financial statements of Newco 1 and the audited financial statements of the Parent. The Parent and Newco 1 shall have the same Auditors.

(b)
If the Parent and Newco 1 change their auditors they must promptly notify the Facility Agent. The Parent and Newco 1 may change their auditors provided that they may only change their auditors to (i) one of the firms specifically named in the definition of Auditors or (ii) to any other firm of independent public accountants of international standing unless the Facility Agent notifies the Parent that the Majority Lenders have objected to such other firm (and the Parent shall notify the Facility Agent of the identity of such other firm at least 30 days prior to the proposed appointment).

(c)
If the Facility Agent wishes to discuss the financial position of any member of the Group with the Auditors, the Facility Agent may notify the Parent, stating the questions or issues which the Facility Agent wishes to discuss with the Auditors. In this event, the Parent must ensure that the Auditors are authorised (at the expense of the Parent):

(i)
to discuss the financial position of each member of the Group with the Facility Agent on request from the Facility Agent (provided that representatives of the Parent shall be given the opportunity to attend any such discussion, and if so required representatives of the Parent and Newco 1 (as appropriate) must be present when required by the Facility Agent acting reasonably); and

(ii)
to disclose to the Facility Agent for the Finance Parties any information which the Facility Agent may reasonably request.

21.7   Information—miscellaneous

  The Parent must supply to the Facility Agent (in sufficient copies for all the Lenders if the Facility Agent so requests):

  (a)
  at the same time as the same are despatched, copies of all documents required by law to be despatched by the Parent to its shareholders generally (or any class of them) and copies of all documents despatched by any Material Group Member to its creditors generally (or any class of them);

  (b)
  promptly upon becoming aware of them, details of any litigation, arbitration or administrative proceedings which are current, threatened or pending and which might, if adversely determined, have a Material Adverse Effect or which would involve liability or potential or alleged liability in excess of €20,000,000;

  (c)
  promptly on request, a list of the then current Material Subsidiaries;

  (d)
  copies of any authorisation required under any law or regulation to enable an Obligor to perform its obligations under, or for the validity or enforceability of, any Senior Finance Document;

  (e)
  promptly on entering into or issuing the same a copy of each of the Securities Documents and promptly on any member of the Group making a public filing with the SEC, a copy of any such public filing;

  (f)
  promptly on request, an up to date copy of its shareholders' register; and

  (g)
  promptly on request, such further information regarding the financial condition, assets and operations of the Group and/or any member thereof (including any requested amplification or explanation of any item in the Accounts, budgets or other material provided by any Obligor under this Agreement) as any Finance Party through the Facility Agent may reasonably request.

21.8   Notification of Default

(a)
Unless the Facility Agent has already been so notified by another Obligor, each Obligor must notify the Facility Agent of any Default (and the steps, if any, being or proposed to be taken to remedy it) promptly upon becoming aware of its occurrence.

(b)
Promptly on request by the Facility Agent (such request not to be made more than once in any financial year unless the Facility Agent has reasonable grounds for believing that there is an outstanding Default), the Parent must supply to the Facility Agent a certificate, signed by two of its authorised signatories on its behalf, certifying that no Default is outstanding or, if a Default is outstanding, specifying the Default and the steps, if any, being or proposed to be taken to remedy it.

21.9   Year end

        The Parent must:

  (a)
  procure that each annual Accounting Period, and each financial year-end of it and each Material Group Member, falls on 31st December or, in the case of a Material Group Member other than the Parent and Newco 1, if not on 31st December, on such date in the 7 days before or after such date as may be permitted by the Accounting Principles; and

  (b)
  procure that each quarterly Accounting Period and each financial quarter of it and each Material Group Member ends on an Accounting Date or, in the case of a Material Group

    Member other than the Parent and Newco 1, if not an Accounting Date, on such date in the 7 days before or after such date as may be permitted by the Accounting Principles.

21.10  Syndication

        The Parent must ensure that all members of the Group:

  (a)
  provide all reasonably requested financial and other information in its possession and all reasonable assistance to the Arrangers in the preparation of an information memorandum for syndication of the Facilities;

  (b)
  comply with all reasonable requests from the Arrangers and the Facility Agent (on behalf of potential lenders) for information and access to the Group's operating sites; and

  (c)
  make available senior management to give presentations to prospective lenders at reasonable times and venues agreed by the Parent and the Arrangers.

21.11  Use of websites

(a)
Except as provided below, the Parent may deliver any information under this Agreement to a Lender by posting it on to an electronic website if:

(i)
the Facility Agent and the Majority Lenders agree;

(ii)
the Parent and the Facility Agent designate an electronic website for this purpose;

(iii)
the Parent notifies the Facility Agent of the address of and password for the website; and

(iv)
the information posted is in a format agreed between the Parent and the Facility Agent.

  The Facility Agent must supply each relevant Lender with the address of and password for the website.

(b)
Notwithstanding the above, the Parent must supply to the Facility Agent in paper form a copy of any information posted on the website together with sufficient copies for:

(i)
any Lender not agreeing to receive information via the website; and

(ii)
within five Business Days of request any other Lender, if that Lender so requests.

(c)
The Parent must promptly upon becoming aware of its occurrence, notify the Facility Agent if:

(i)
the website cannot be accessed;

(ii)
the website or any information on the website is infected by any electronic virus or similar software;

(iii)
the password for the website is changed; or

(iv)
any information to be supplied under this Agreement is posted on the website or amended after being posted.

  If the circumstances in paragraphs (i) or (ii) above occur, the Parent must supply any information required under this Agreement in paper form.

22.  FINANCIAL COVENANTS

22.1   Financial Undertakings

  The Parent will procure that:

  (i)
  Consolidated EBITDA to Consolidated Total Net Interest Payable: Consolidated EBITDA for any period comprising an annual Accounting Period of the Newco 1 Group or four (or less, taking into account Clause 22.3 (Initial periods)) consecutive quarterly Accounting Periods of the Newco 1 Group (taken together as one period) ending on any Accounting Date falling on or about any of the dates specified in the table below, shall not be less than W times Consolidated Total Net Interest Payable for such period, where W has the value indicated in such table opposite such date;

  (ii)
  Consolidated Cash Flow to Consolidated Total Debt Service: Consolidated Cash Flow for any period from 1st October, 2002 (subject to paragraph 22.3(b) (Initial periods)) to the Accounting Date falling on or about any of the dates specified in the table below, shall not be less than X times Consolidated Total Debt Service for such period, where X has the value indicated in such table opposite such date;

  (iii)
  Consolidated Total Net Borrowings to Consolidated EBITDA: Consolidated Total Net Borrowings as at each of the Accounting Dates falling on or about any of the dates specified in the table below shall not be more than Y times Consolidated EBITDA for any period comprising an annual Accounting Period of the Newco 1 Group or four consecutive quarterly

    Accounting Periods of the Newco 1 Group (taken together as one period) ending on any such Accounting Date, where Y has the value indicated in such table opposite such date.

Accounting Date	W (x)	X (x)	Y (x)
30th June, 2003	2.000	1	NA
30th September, 2003	2.000	1	5.700
31st December, 2003	2.000	1	5.700
31st March, 2004	2.000	1	5.500
30th June, 2004	2.000	1	5.375
30th September, 2004	2.000	1	5.250
31st December, 2004	2.000	1	5.125
31st March, 2005	2.000	1	5.000
30th June, 2005	2.000	1	4.875
30th September, 2005	2.000	1	4.750
31st December, 2005	2.000	1	4.625
31st March, 2006	2.000	1	4.625
30th June, 2006	2.000	1	4.625
30th September, 2006	2.000	1	4.625
31st December, 2006	2.000	1	4.625
31st March, 2007	2.000	1	4.500
30th June, 2007	2.125	1	4.375
30th September, 2007	2.125	1	4.250
31st December, 2007	2.250	1	4.125
31st March, 2008	2.250	1	4.000
30th June, 2008	2.375	1	3.875
30th September, 2008	2.375	1	3.875
31st December, 2008	2.500	1	3.750
31st March, 2009	2.500	1	3.750
30th June, 2009	2.625	1	3.750
30th September, 2009	2.625	1	3.750
31st December, 2009	2.750	1	3.750
31st March, 2010	2.750	1	3.750
31st June, 2010	2.750	1	3.750
30th September, 2010	2.750	1	3.750
31st December, 2010	2.750	1	3.750
31st March, 2011	2.750	1	3.750
30th June, 2011	2.750	1	3.750
  (iv)
  Maximum Capital Expenditure. In respect of the period from the Unconditional Date to the date set out in the first line of column (1) below and in respect of each of the annual Accounting Periods ending on or about the dates set out in the second to ninth lines of column (1) below (each an Expenditure Period) the Group taken as a whole will not make Capital Expenditure (excluding: (a) Capital Expenditure to the extent paid out of insurance proceeds received in respect of a damaged or destroyed asset; (b) Capital Expenditure to the extent paid out of the Excess Cashflow for such period that is not prepaid under Subclause 11.5 (Mandatory prepayment—Excess Cashflow); (c) to the extent it has been included in Capital Expenditure, the amount of consideration for the Target Shares and related costs and expenses to the extent provided for in the Funds Flow Statement and/or the Financial Model; and (d) Capital Expenditure financed by hire purchase or a finance lease to the extent permitted under this Agreement) on assets in excess of the amount set out in column (2) below against the relevant date:

(1) Date	(2) €
31st December, 2002	85,000,000
31st December, 2003	260,000,000
31st December, 2004	275,000,000
31st December, 2005	350,000,000
31st December, 2006	350,000,000
31st December, 2007	295,000,000
31st December, 2008	295,000,000
31st December, 2009	295,000,000
31st December, 2010	295,000,000

    PROVIDED THAT:

    (a)
    up to fifty per cent. (50%) of any such Capital Expenditure limit not utilised in any Expenditure Period may be carried forward for one Expenditure Period only and added (otherwise than for the purposes of the further application of this proviso) to the Capital Expenditure limit for the next Expenditure Period; and

    (b)
    in any Expenditure Period up to fifty per cent. (50%) of the Capital Expenditure limit for the next Expenditure Period may be utilised in the current Expenditure Period (the Brought Forward Amount), with the Capital Expenditure for the next Expenditure Period being reduced by an amount equal to the Brought Forward Amount.

    Any amount carried forward from one Expenditure Period to the next shall only be utilised after the original Capital Expenditure limit for such next Expenditure Period has been spent in full.

22.2   Definitions

(a)
Subject to Clause 22.3 (Initial periods), in this Agreement the following terms have the meanings set out below:

(i)
Consolidated Cash Flow for the Newco 1 Group for any period means Consolidated EBITDA for the Newco 1 Group for such period:

    plus the amount of any tax rebate or credit in respect of any advance corporation tax, mainstream corporation tax or withholding tax or their equivalents in any relevant jurisdiction actually received in cash by any member of the Newco 1 Group during such period;

    plus (to the extent not otherwise included) the amount (net of tax) of any dividends or other profit distributions received in cash by any member of the Newco 1 Group (which is not a Joint Venture) from any associated company (not being a member of the Group) during such period;

    minus all Capital Expenditure actually paid (excluding: (a) Capital Expenditure to the extent paid out of insurance proceeds received in respect of a damaged or destroyed asset; (b) Capital Expenditure to the extent paid out of the Excess Cashflow for such period that is not prepaid under Subclause 11.5 (Mandatory prepayment—Excess Cashflow); (c) to the extent it has been included in Capital Expenditure, the amount of consideration for the Target Shares and related costs and expenses to the extent provided for in the Funds Flow Statement and/or the Financial Model; and (d) Capital Expenditure financed by hire purchase or a finance lease to the extent permitted under this Agreement) by members of the Newco 1 Group during such period;

    minus all advance corporation tax, mainstream corporation tax, capital gains tax and withholding tax actually paid during such period and minus the amount of any withholding tax withheld from any amount paid to any member of the Newco 1 Group which has been taken into account in calculating Consolidated EBITDA for the Newco 1 Group for such period;

    minus any increase or plus any decrease in Consolidated Net Working Investment for the Newco 1 Group between the Accounting Dates at the beginning and end of such period;

    minus all non-cash credits and plus all non-cash debits and other non-cash charges included in establishing Consolidated EBITDA for the Newco 1 Group for such period (to the extent not included in calculating Consolidated Net Working Investment for the Newco 1 Group as at the Accounting Date on which such period ends);

    plus any positive and minus any negative extraordinary or exceptional items received or which are paid by any member of the Newco 1 Group in cash during such period to the extent not already taken into account in calculating Consolidated EBITDA for the Newco 1 Group for such period;

    minus the amount of dividends or other distributions paid by any member of the Newco 1 Group to any shareholder of or, as the case may be, partner in such member of the Newco 1 Group who is not a member of the Newco 1 Group;

    plus the amount subscribed in cash for ordinary or preference shares in, or shareholder loans that are Investor Debt under the Priority Deed to, the Parent and/or capital contributions to the Parent in cash, to the extent used by the Parent to subscribe in cash for ordinary shares in Newco 1 and/or to make a capital contribution to Newco 1 in cash, and by Newco 1 to subscribe in cash for ordinary shares in the Company and/or to make capital contributions to the Company, net of any costs, expenses or Taxes (excluding the €857,000,000 of equity contributions subscribed in cash or contributed in cash to Newco 1 on or prior to the First Drawdown Date or within 10 Business Days of the First Drawdown Date as referred to in Clause 4 (Conditions Precedent)).

  (ii)
  Consolidated EBITDA for the Newco 1 Group for any period means the total operating profit of the Newco 1 Group for such period:

    before deducting any depreciation, depletion or amortisation whatsoever (including for the avoidance of doubt amortisation of any goodwill arising from the Acquisition at the First Drawdown and before deducting the amortisation of any Acquisition Costs in accordance with Financial Reporting Standard 4 issued by the Accounting Standards Board);

    before taking into account all extraordinary items and all exceptional items (in each case whether positive or negative) (including the restructuring costs as agreed with the Arrangers on or before the date of this Agreement that are paid during the relevant period up to a maximum aggregate amount in all such periods of up to €12,000,000);

    before deducting advance corporation tax, mainstream corporation tax, capital gain tax and their equivalents in any relevant jurisdiction and any withholding by one member of the Newco 1 Group in respect of a payment to another member of the Newco 1 Group (without double counting);

    before taking into account Consolidated Total Net Interest Payable (including any gross-up payments in respect of withholding taxes for any Interest included in Consolidated Total Net Interest Payable);

    after adding back (to the extent otherwise deducted) any loss against book value incurred by the Newco 1 Group on the sale, lease or other disposal of any asset (other than the sale of trading stock), or on the revaluation thereof, during such period;

    after deducting (to the extent otherwise included) any gain over book value arising in favour of the Newco 1 Group on the sale, lease or other disposal of any asset (other than the sale of trading stock) during such period and any gain arising on any revaluation of any asset during such period;

    after deducting the amount of profit of any entity in which any member of the Newco 1 Group has an ownership interest (but which is not itself a member of the Newco 1 Group) to the extent that the amount of such profit included in the Accounts of the Newco 1 Group exceeds the amount (net of any applicable withholding tax) received in cash by members of the Newco 1 Group through dividends or distributions by such entity;

    after adding (to the extent not already included) the proceeds from any business interruption insurance policy;

    after adding back (to the extent otherwise deducted) the management fees paid in compliance with this Agreement and any Arranger's fee paid to the Arrangers under the Fee Letter during such period;

    after adding back (to the extent otherwise deducted) any increase in pension fund provisions during such period, and after deducting (to the extent otherwise included) any decrease in pension fund provisions during such period, to the extent, in each case, that such pension fund provisions arise solely from adjustments to the method of calculating pension liabilities (including relevant investment assumptions) which the Newco 1 Group is required by law to use.

  (iii)
  Consolidated Net Working Investment as at any Accounting Date (for which purpose the Unconditional Date shall be deemed to be an Accounting Date) means in respect of the Newco 1 Group Consolidated Current Commercial Assets for the Newco 1 Group minus Consolidated Current Commercial Liabilities for the Newco 1 Group, all as at such Accounting Date. For this purpose:

  (A)
  Consolidated Current Commercial Assets in respect of the Newco 1 Group as at any Accounting Date means all of the current assets (other than Cash, Cash Equivalent Investments, any credit receivable for advance corporation tax, mainstream corporation tax, withholding tax suffered (or their equivalents in any other jurisdiction), Interest receivable and repayments of Financial Indebtedness) of the Newco 1 Group as at such Accounting Date;

  (B)
  Consolidated Current Commercial Liabilities in respect of the Newco 1 Group as at any Accounting Date means all of the current liabilities (excluding Financial Indebtedness within paragraphs (a), (b), (c), (d), (e), (f), (h), (i), (j) or (k) (unless consisting of a liability in relation to items falling within paragraph (g) without double counting of that definition) and any accrued or unpaid Interest and any liabilities in respect of advanced corporation tax, mainstream corporation tax, withholding tax, and dividends, redemptions and other distributions payable to shareholders of Newco 1 (whether or not declared)) as at such Accounting Date.

  (iv)
  Consolidated Total Debt Service for the Newco 1 Group for any period means Consolidated Total Net Interest Payable for the Newco 1 Group for such period (but excluding any net payment made to the providers of interest rate hedging in place prior to the date of this Agreement pursuant to the close-out of interest rate hedging agreements in place prior to the date of this Agreement) plus the amount of cash pay dividends under the PIK Securities or PIK Bridge Loans for such period;

    plus all Financial Indebtedness of members of the Newco 1 Group which fell due for repayment or prepayment whether or not paid during or deferred for payment after such period and/or was repaid or prepaid during such period, but excluding any principal amount which fell due under any overdraft or revolving credit facility (including, without limitation, any Ancillary Facility) and which was available for simultaneous redrawing according to the terms of such facility, and excluding any principal amount of Remaining Debt repaid to the extent refinanced from a drawing under another Remaining Debt Agreement but not to the extent this reduces the amount of Remaining Debt that is term debt.

  (v)
  Consolidated Total Borrowings in respect of the Newco 1 Group at any time means the aggregate at that time of the Financial Indebtedness (other than Financial Indebtedness under any interest rate hedging agreement or instrument, including without limitation under the Hedging Documents) of the members of the Newco 1 Group from sources external to the Newco 1 Group.

  (vi)
  Consolidated Total Net Borrowings in respect of the Newco 1 Group at any time means Consolidated Total Borrowings less the aggregate amount at that time of all Cash and Cash Equivalents held by any member of the Newco 1 Group.

  (vii)
  Consolidated Total Net Interest Payable for the Newco 1 Group for any period means the Interest accrued during such period as an obligation of any member or members of the Newco 1 Group (whether or not paid or capitalised during or deferred for payment after such period), but excluding any Interest under the PIK Securities or Bridge PIK Loans which is not paid in cash less any Interest income received and/or receivable by the Newco 1 Group during such period.

  (viii)
  Newco 1 Group means Newco 1 and its Subsidiaries.

(b)	(i)	All the terms defined in paragraph (a) above are to be determined on a consolidated basis and (except as expressly included or excluded in the relevant definition) in accordance with the Accounting Principles and as determined from the consolidated Accounts of the Newco 1 Group for the relevant periods delivered pursuant to Clause 21.1 (Financial Statements). All non-euro amounts shall be converted to euro at the rate used to calculate Consolidated EBITDA in the relevant Accounts in accordance with the Accounting Principles
	(ii)	For the purposes of paragraph (a) above no item shall be deducted or credited more than once in any calculation.

22.3   Initial periods

(a)
Where any of the periods referred to in Subclauses 22.1 (Financial Undertakings) and 22.2 (Definitions) above would otherwise commence before the Unconditional Date, such period shall (subject to paragraph (b) below) instead commence on 1st October, 2002 (the part thereof falling before such date being ignored). For the purposes of making calculations under this Clause 22 (Financial Covenants) only, the Target shall be deemed to have become a wholly-owned subsidiary of the Company on the Unconditional Date.

(b)
If any event or events occur between the Unconditional Date and 1st October, 2002 that are in the opinion of the Majority Lenders reasonably likely to have a material effect on the Group, then the reference to 1st October, 2002 in Subclauses 22.1(ii) and 22.3(a) shall be taken to be the Unconditional Date and, for the purposes of the definition of Consolidated Cash Flow, the Unconditional Date shall be an Accounting Date. The Parent and Newco 1 shall in such circumstances deliver the unaudited consolidated financial statements of Newco 1 and the unaudited financial statements for the Parent for the monthly Accounting Period ending 30th September, 2002, together with a certificate signed by the Chief Financial Officer on behalf of the Parent and Newco 1, setting out to the satisfaction of the Facility Agent (acting reasonably) and in reasonable detail, an estimate of the effect or event on the monthly Accounts for September 2002 and of the financial position of the Group as at, and performance since, the Unconditional Date, within 60 days of being requested by the Facility Agent to do so.

23.  GENERAL COVENANTS

23.1   General

  Each Obligor agrees to be bound by the covenants set out in this Clause relating to it and, where the covenant is expressed to apply to each member of the Group, each Obligor must ensure that each of its Subsidiaries (other than members of the SPV Group unless otherwise specified in this Clause) also performs that covenant.

23.2   Authorisations

(a)
Each Obligor must promptly obtain, maintain and comply with the terms of any authorisation required under any law or regulation to enable it to perform its obligations under, or for the validity or enforceability of, any Transaction Document.

(b)
Each member of the Group must obtain, maintain and comply with the terms of any authorisation required under any law or regulation to enable it to carry on its business where failure to do so would have a Material Adverse Effect.

23.3   Compliance with laws

  Each member of the Group must comply in all respects with all laws to which it is subject where failure to do so would have a Material Adverse Effect.

23.4   Pari passu ranking

  Each Obligor must ensure that its payment obligations under the Senior Finance Documents will at all times rank at least pari passu with all its other present and future unsecured unsubordinated payment obligations, except for obligations mandatorily preferred by law applying to companies generally in its jurisdiction of incorporation or in any jurisdiction in which it carries on its business.

23.5   Negative pledge

(a)
Except as provided below, no member of the Group may create or allow to exist any Security Interest on any of its assets.

(b)
Paragraph (a) does not apply to:

(i)
any Security Interest created or evidenced by the Security Documents (including the security for the Spanish Litigation Bond);

(ii)
any Security Interest over the assets of members of the Target Group in existence at the Unconditional Date provided such Security Interest is released and discharged within 60 days of the Unconditional Date;

  (iii)
  any Security Interest in existence at the Unconditional Date (not being over shares or any of the Principal Properties) over assets of members of the Target Group and securing any Remaining Debt listed in Schedule 13 (Existing Target Group Debt), but only to the extent that the principal amount secured by that Security Interest has not been increased or its maturity date extended in contemplation of, or since, the Acquisition or the Unconditional Date, and replacement security over the same assets securing any permitted amendments or refinancings of Remaining Debt;

  (iv)
  any Security Interest comprising a netting or set-off arrangement (and if customary in the relevant jurisdiction, any other Security Interest over cash balances granted in favour of the bank providing clearing arrangements) entered into by a member of the Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances, provided that this does not permit credit balances of Obligors to be netted with debit balances of members of the Group which are not Obligors or for credit balances of Obligors to be charged to secure any liabilities of members of the Group which are not Obligors;

  (v)
  any netting of payments under permitted Treasury Transactions;

  (vi)
  any lien arising by operation of law or by agreement to substantially the same effect and in the ordinary course of trading and not as a result of any default or omission by any member of the Group;

  (vii)
  any Security Interest over and existing at the time of acquisition on an asset of any person, acquired by a member of the Group after the First Drawdown Date but only to the extent that the principal amount secured by that Security Interest has not been incurred or increased or its maturity date extended in contemplation of, or since, the acquisition;

  (viii)
  any Security Interest over goods and documents of title thereto arising under documentary credit transactions entered into in the ordinary course of trade and on terms customary in that trade;

  (ix)
  a retention of title arrangement over goods acquired in the ordinary course of trade where the purchase of the asset is not in breach of paragraph (c)(iii) below;

  (x)
  any Security Interest under finance leases, hire purchase agreements, conditional sale agreements or other agreements for the acquisition of assets on deferred payment terms to the extent such Security Interest relates only to the asset leased or acquired and provided that the Financial Indebtedness secured thereby is permitted under the terms of this Agreement;

  (xi)
  any Security Interest created with the prior written consent of the Facility Agent (acting on the instructions of the Majority Lenders);

  (xii)
  any Security Interests granted in favour of the bondholders of the 2005 Bonds and the 2025 Bonds to the extent such Security Interests are required by the terms of the indenture for such bonds by reason of the granting of the Security Interests under the Security Documents and provided such Security Interests are subject to the terms of the Collateral Ranking Agreement (which the Facility Agent (on behalf of the Finance Parties) and the Company (on behalf of the Obligors) shall seek to negotiate in good faith);

  (xiii)
  any Security Interest granted by any of the K-Club Companies to secure the K-Club Debt (the K-Club external security) provided that the Security Interests granted by the Security Documents over assets subject to the K-Club external security shall remain in place and shall be unaffected (and shall not be subject to any limitations as to enforcement) save for the fact that they will be second ranking to the K-Club external security;

  (xiv)
  any Security Interest granted in favour of a bank or other financial institution over a Management Share Security Interest;

  (xv)
  a Security Interest over the Mexican HQ securing the Mexican HQ Debt provided that the Security Interests granted by the Security Documents over the Mexican HQ shall remain in place and shall be unaffected (and shall not be subject to any limitations as to enforcement) save for the fact that they will be second ranking;

  (xvi)
  any Security Interest securing the 2025 Bond Refinancing Debt but only to the extent it is over assets also charged in favour of the Finance Parties under the Security Documents and subject to such Security Interests being subject to the Collateral Ranking Agreement;

  (xvii)
  any Security Interest in property situated in Argentina, Venezuela, Colombia or the Dominican Republic (not being over any asset subject to any Security Interest under the Security Documents and not being over any asset of the Obligors or any of the Principal Properties) securing Remaining Debt owed by a member of the Group in such jurisdiction the aggregate amount of which does not exceed €75,000,000 (or its equivalent) at any time;

  (xviii)
  any Security Interest (not being over any asset subject to any Security Interest under the Security Documents and not being over any asset of the Obligors or any of the Principal Properties) securing indebtedness the amount of which (when aggregated with the amount of any other indebtedness which has the benefit of a Security Interest not permitted under the preceding sub-paragraphs) does not exceed €50,000,000 (or its equivalent) at any time;

  (xix)
  the Specified Acquisition Security Interests; and

  (xx)
  any Security Interest in favour of the Finance Parties (as defined in the SPV Facility Agreement) securing any liability under the SPV Finance Documents (as defined in the SPV Facility Agreement) over the bare legal title of an SPV Asset in which the beneficial ownership has been transferred or has otherwise vested in a member of the SPV Group, provided that recourse against any member of the Group is limited to such bare legal title.

(c)
No member of the Group may:

(i)
sell, transfer or otherwise dispose of any of its assets on terms where it is or may be or may be required to be leased to or re-acquired or acquired by a member of the Group or any of its related entities unless the disposal (not being of a Principal Property or any other asset over which the Finance Parties have, in the case of real property, a mortgage or charge under the Security Documents registered at the relevant land registry or titles office) and lease of the asset occurs within 180 days of the date of acquisition of the asset and provided that the disposal, lease, acquisition and any related Financial Indebtedness is otherwise permitted under this Agreement;

(ii)
sell, transfer or otherwise dispose of any of its receivables (unless (A) the sale, transfer or other disposal is to an Obligor and is in accordance with past practice of the Target Group or (B) is by a member of the Group which is not an Obligor to another member of the Group which is not an Obligor or (C) is on arms length and non-recourse terms (except for customary warranties as to title and type of receivable disposed of) and provided that the aggregate face value of receivables which have been sold, transferred or disposed of from the date of this Agreement does not exceed €350,000,000 in aggregate and for the avoidance of doubt the proceeds of such sale, transfer or disposal shall be subject to the application of Subclause 11.4 (Mandatory prepayment—disposals)); or

(iii)
purchase any asset on retention of title terms (other than hire purchase arrangements otherwise permitted by this Agreement),

  in circumstances where the transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

23.6   Disposals

(a)
Except as provided in paragraph (b) below, no member of the Group may, either in a single transaction or in a series of transactions and whether related or not and whether voluntarily or involuntarily, dispose of all or any part of its assets.

(b)
Paragraph (a) does not apply to any disposal:

(i)
of trading stock or cash made in the ordinary course of the trading activities of the disposing entity or for payments made under the Senior Finance Documents, the Bridge Finance Documents or the Securities;

(ii)
of assets (other than shares or securities and interests in real property) on arm's length terms in exchange for (or where and to the extent the proceeds of sale are used to acquire) other assets comparable or superior as to type, value, quality and title or otherwise used in the business of the Group, provided that a fixed asset disposed of may only be exchanged or replaced by another fixed asset;

(iii)
of obsolete or redundant vehicles, plant and equipment, on arm's length terms and for cash or as part of an insurance settlement;

(iv)
of Non-Core Assets and Non-Core Businesses (or all of the shares in a company which only owns Non-Core Assets and/or which only carries on a Non-Core Business) on arm's length terms and provided that the aggregate value of Non-Core Assets and Non-Core Businesses (or shares in any such company) which have been disposed of from the date of this Agreement may not exceed €200,000,000 (or its equivalent);

(v)
of assets to an Obligor (provided that if required by Subclause 23.34 (Security) such Obligor grants security (in form and substance satisfactory to the Security Agent (acting reasonably)) over such asset to the Finance Parties), or by a non-Obligor to any member of the Group;

(vi)
of Cash Equivalents for cash or in exchange for other Cash Equivalents;

(vii)
of SPV Assets (or the proceeds of sale thereof) to SPV Offshore or SPV Ireland in accordance with the Structure Memorandum and on agreed terms;

(viii)
of common stock of Smurfit-Stone Container Corporation either as provided for in the Acquisition Documents or otherwise on arm's length terms for cash to pay holders of options of shares in Target;

(ix)
of the K-Club and K-Club Surplus Assets on arm's length terms;

(x)
being the leasing or sub-leasing of vacant property on arm's length terms;

(xi)
with the prior written consent of the Facility Agent (acting on the instructions of Majority Lenders);

(xii)
by the licence of Intellectual Property Rights;

(xiii)
to other members of the Group specifically provided for in the Structure Memorandum;

(xiv)
of cash where such disposal does not breach the other terms of the Senior Finance Documents;

(xv)
of assets to Joint Ventures to the extent permitted by Subclause 23.28 (Joint Ventures);

(xvi)
of assets on arm's length terms and for cash otherwise permitted by Subclause 23.5(c) (Negative Pledge);

(xvii)
consisting of set-off or netting arrangements under permitted Treasury Transactions;

  (xviii)
  to another member of the Group as part of a Permitted Reorganisation;

  (xix)
  of shares in entities which are not a direct or indirect wholly-owned Subsidiary of the Target (and are not Obligors or Material Subsidiaries) pursuant to co-sales, take-along or pre-emption arrangements existing prior to the date of this Agreement where any member of the Group can be required by a third party to dispose of such shares, including with respect to the Group's investment in New Lecta SA;

  (xx)
  on arm's length terms where the consideration receivable (when aggregated with the consideration for any other disposal not allowed under the preceding paragraphs) does not exceed €10,000,000 or its equivalent in any annual Accounting Period of the Parent;

  (xxi)
  on arm's length terms of the asset contemplated to be disposed of in the side letter relating to the Specified Acquisitions and Joint Venture Letter, provided such disposal is as part of a Specified Acquisition.

(c)
At least 75% of the aggregate consideration for any disposal under paragraphs (b)(iv), (ix), (xix) and (xx) must be for cash payable at or before the time of disposal.

(d)
No member of the Group may enter into any put or call option or similar arrangement under which a person that is not a member of the Group has a present or contingent right to require a member of the Group to dispose of or to acquire all or any part of such person's shares or assets, where the disposal or acquisition could breach the terms of any of the Senior Finance Documents (other than (a) put or call option or similar arrangements existing prior to the date hereof, including arrangements to acquire minority interests in Cajas de Carton Sultana S.A de C.V., Industria Cartonera Dominicana, Fustelpak S.p.A., Carton de Venezuela C.A., Carton de Colombia, S.A. and Celulosa y Papel de Colombia, S.A., and (b) put and call arrangements facilitating the acquisition of minority interests in a member of the Group by a member of a Group). If such arrangements are entered into as part of an arrangement having the commercial effect of a borrowing, the effective borrowing concerned and the exercise or performance of any such option must not breach any provision of this Agreement.

(e)
The Parent shall not, without the prior written consent of the Majority Lenders, dispose of any of its shares in SPV Ireland and shall procure that SPV Ireland does not dispose of any of its shares in SPV Offshore or SPV BV.

23.7   Financial Indebtedness

(a)
Except as provided in paragraph (b) below, no member of the Group may incur or permit to be outstanding any Financial Indebtedness or enter into any off-balance sheet financing arrangement.

(b)
Paragraph (a) does not apply to:

(i)
Financial Indebtedness incurred under the Senior Finance Documents or incurred under the Bridge Finance Documents (provided that the aggregate principal amount outstanding under the Bridge Facility Agreement may not exceed €1,150,000,000) as in force at the date of this Agreement or incurred by the Parent or Newco 1 under the Securities (provided that the aggregate principal amount of the Cash Pay Securities may not exceed €900,000,000 (or its equivalent) at any time) in either case as amended from time to time to the extent permitted hereunder;

(ii)
any Financial Indebtedness of any person (the acquired person) acquired by a member of the Group after the First Drawdown Date which is incurred under arrangements in existence at the date of acquisition, but not incurred or increased or its maturity date extended in contemplation of, or since, that acquisition provided that notwithstanding anything else contained in this Agreement no member of the Group (excluding the acquired person and its

    Subsidiaries as at the date of acquisition) shall guarantee, indemnify or otherwise become liable for such Financial Indebtedness, provide cash cover in respect of or grant any Security Interest as security for such Financial Indebtedness;

  (iii)
  any Financial Indebtedness under finance or capital leases of vehicles, plant, equipment or computers and any Financial Indebtedness under conditional sale agreements or other agreements for the acquisition of assets on deferred payment terms, provided that the aggregate capital value of all such assets so leased or acquired under outstanding leases or outstanding conditional sale agreements or agreements for the acquisition of assets by members of the Group does not exceed €50,000,000 (plus the outstanding amount of Financial Indebtedness incurred by reason of the acquisition of Nettingsdorfer Papierfabrik AG & Co KG, Badger Publishing Limited (in an amount of approximately £1,300,000) and the assets of FACCA S.R.L. (in an amount of approximately USD2,000,000) on deferred payment terms) or its equivalent at any time;

  (iv)
  any Treasury Transaction permitted pursuant to Subclause 23.13 (Treasury Transactions);

  (v)
  any loan permitted under Subclause 23.14 (Loans Out);

  (vi)
  the loan of €125,000,000 by SPV BV to the Parent made under the SPV BV/Parent Loan Agreement;

  (vii)
  guarantees permitted under Subclause 23.12 (Third party guarantees);

  (viii)
  any Financial Indebtedness to the extent covered by a Documentary Credit or a letter of credit or guarantee issued under an Ancillary Facility;

  (ix)
  any Financial Indebtedness in relation to the Loan Notes to the extent covered by the Loan Note Guarantee;

  (x)
  any Financial Indebtedness of Smurfit Capital Funding plc under the 2005 Bonds and the 2025 Bonds not exceeding the outstanding principal amount of the 2005 Bonds and the 2025 Bonds (as applicable) as at the date hereof;

  (xi)
  any Financial Indebtedness consisting of the Remaining Debt (other than to the extent cash covered in an amount not exceeding €30,000,000 (or its equivalent)) in an aggregate principal amount at any time outstanding not exceeding €190,000,000 plus the Mexican HQ Debt (or its equivalent) (less an amount equal to the amount in excess of €10,000,000 (or its equivalent) in aggregate from the date of this Agreement of any such Remaining Debt repaid on the disposal of any business or asset as provided for in Subclause 11.4(a)(i)(E) (Mandatory prepayment-disposals)) provided that any aggregate increase in Financial Indebtedness consisting of Remaining Debt when calculated in euros which is attributable to changes in currency exchange rates from the date hereof shall be ignored to the extent that the amount of the increase does not exceed €23,000,000;

  (xii)
  any Financial Indebtedness under the Cash Pooling Facilities in an aggregate principal amount at any time not exceeding €50,000,000 provided that if in any annual Accounting Period the weighted average of the Financial Indebtedness outstanding under such Cash Pooling Facilities exceeds €10,000,000, the Revolving Credit Commitment shall be cancelled in an amount equal to the amount of such excess over €10,000,000 (and the Parent will deliver to the Facility Agent reasonably promptly after the end of each annual Accounting Period a certificate signed on behalf of the Parent by the Chief Financial Officer giving calculations showing the weighted average of the Financial Indebtedness outstanding under such Cash Pooling Facilities during such annual Accounting Period);

  (xiii)
  any Financial Indebtedness under the Refinancing Debt Agreements, provided such amounts are repaid in full and such agreements cancelled and discharged within 60 days of the Unconditional Date; or

  (xiv)
  the K-Club Debt;

  (xv)
  the 2025 Bond Refinancing Debt;

  (xvi)
  Financial Indebtedness of members of the Group that are not Obligors which in aggregate does not exceed €25,000,000 or its equivalent at any time; or

  (xvii)
  the Specified Acquisitions Debt.

23.8   Change of business

  The Parent must ensure that no substantial change is made to the general nature of the business of any Material Subsidiary or of the Group taken as a whole from that carried on at the date of this Agreement.

23.9   Mergers

  No member of the Group may enter into any amalgamation, demerger, merger or reconstruction other than a Permitted Reorganisation and other than an acquisition by way of merger provided that the acquisition is permitted under Subclause 23.10 (Acquisitions).

23.10  Acquisitions

(a)
Except as provided below, no member of the Group may acquire or subscribe for shares in or securities of any company or acquire any business.

(b)
Paragraph (a) does not apply to:

(i)
the Acquisition or the acquisition of options to subscribe for shares in Target as provided for in the Acquisition Documents and as contemplated in the Options Side Letter;

(ii)
acquisitions of members of the Group and incorporations of companies referred to in the Structure Memorandum either in relation to the Debt Pushdown and the SIBV Reorganisation or as part of a Permitted Reorganisation;

(iii)
the acquisition of Cash Equivalents;

(iv)
the subscription for shares in a member of the Group which immediately prior to the subscription was its direct Subsidiary, provided that if the shares of such Subsidiary are charged under any Security Document the relevant shares are upon acquisition charged under the Security Documents;

(v)
the acquisition of minority interests on arm's length terms in members of the Group provided that the aggregate consideration for all such acquisitions does not exceed €15,000,000 in the 12 months from the Unconditional Date and €10,000,000 in any 12 month period thereafter;

(vi)
the acquisition of shares in any Joint Venture to the extent permitted by Subclause 23.28 (Joint Ventures);

(vii)
the acquisition of securities (not being the Cash Pay Securities or PIK Securities) issued by a member of the Group evidencing Financial Indebtedness of such member of the Group to the extent such acquisition does not breach any of the other terms of the Senior Finance Documents;

  (viii)
  the acquisition of shares in a trade debtor which is insolvent in exchange for the release of a trade debt where such exchange is required by law or court order and not as a result of an election or agreement by a member of the Group;

  (ix)
  acquisitions of all of the share capital of a limited liability company or of a business carrying on or intended to carry on the same type of business as the Group where:

  (A)
  the consideration including the amount of any Financial Indebtedness of the acquired company or business and its Subsidiaries repaid at the time of acquisition and the amount of any Financial Indebtedness of the acquired company or business and its Subsidiaries which remain outstanding at acquisition (when aggregated with the consideration, including the amount of any Financial Indebtedness of the acquired company or business and its Subsidiaries repaid at the time of acquisition and the amount of any Financial Indebtedness of the acquired company or business and its Subsidiaries which remain outstanding at acquisition, for all other such acquisitions not allowed under the preceding paragraphs) does not exceed €25,000,000 or its equivalent in any annual Accounting Period of the Parent (when aggregated with the amount of any Joint Venture Investment in that annual Accounting Period) provided that to the extent not utilised in an annual Accounting Period such amount may be carried forward for up to 3 annual Accounting Periods;

  (B)
  if the aggregate consideration (including the amount of any Financial Indebtedness of the acquired company or business and its Subsidiaries repaid at the time of acquisition and the amount of Financial Indebtedness of the acquired company or business and its Subsidiaries which remain outstanding at acquisition) for the company or business proposed to be acquired exceeds €7,500,000 (or its equivalent) then, on a proforma basis taking into account the proposed acquisition and on the basis of the most recent Newco 1 Group budget and Accounts delivered to the Facility Agent under this Agreement: (X) the ratio of Consolidated Total Net Borrowings to Consolidated EBITDA as at the immediately preceding Accounting Date (as if the company or business to be acquired was a member of the Group) would not increase and the ratios of Consolidated EBITDA to Consolidated Total Net Interest Payable and Consolidated Cash Flow to Consolidated Total Debt Service would not decrease from the level of such ratio as actually tested (ignoring such proposed acquisition) on the Accounting Date immediately preceding the acquisition; and (Y) on each of the next four Accounting Dates the ratio of Consolidated Total Net Borrowings to Consolidated EBITDA is not forecast to increase and the ratios of Consolidated EBITDA to Consolidated Total Net Interest Payable and Consolidated Cashflow to Consolidated Total Debt Service are not forecast to decrease as a result of the acquisition, and prior to making the proposed acquisition the Parent has delivered to the Facility Agent a certificate signed by the Chief Financial Officer showing calculations in reasonable detail confirming that this provision is complied with; and

  (C)
  the acquired company (and its subsidiaries) or business does not have any material contingent off-balance sheet liabilities, or material contingent environmental, litigation or tax liabilities save to the extent fully reserved against (in accordance with the applicable accounting principles) in the accounts of the acquired company (or its subsidiaries) or business or the Group is fully indemnified (subject to reasonable and customary thresholds) by or on behalf of the vendor of such acquired company;

  (x)
  the Specified Acquisition provided that such acquisition complies with the requirements of paragraph (ix)(B) above and otherwise complies with Subclause 23.40 (Specified Acquisitions).

23.11  Environmental matters

(a)
Each member of the Group must ensure that:

(i)
it is, and has been, in compliance with all Environmental Law and Environmental Approvals applicable to it;

(ii)
it obtains all requisite Environmental Approvals; and

(iii)
it implements (or if already in place, maintains) procedures to monitor compliance with and to prevent liability under any Environmental Law,

  in each case where failure to do so would have a Material Adverse Effect.

(b)
Each Obligor must promptly upon becoming aware notify the Facility Agent of:

(i)
any Environmental Claim current, or to its knowledge, pending or threatened in writing; or

(ii)
any circumstances reasonably likely to result in an Environmental Claim,

  which, if substantiated, would have a Material Adverse Effect.

23.12  Third party guarantees

(a)
In this Subclause, a guarantee includes any guarantee or an indemnity or other assurance against loss as well as any agreement to maintain the solvency of any person.

(b)
No member of the Group may incur or allow to be outstanding any guarantee by such member of the Group or any of its Subsidiaries (excluding any member of the SPV Group) in respect of the liabilities or obligations of any person.

(c)
Paragraph (b) does not apply to:

(i)
any guarantee arising under the Senior Finance Documents;

(ii)
any guarantee comprising a netting or set-off arrangement entered into by a member of the Group in the ordinary course of its banking arrangements for the purposes of netting debit and credit balances of that member of the Group or of other members of the Group, provided that such arrangement does not permit credit balances of Obligors to be netted with debit balances of members of the Group which are not Obligors;

(iii)
the Senior Subordinated Guarantee;

(iv)
guarantees in existence on the First Drawdown Date given in respect of the Remaining Debt (or any guarantee given by the same members of the Group in respect of any permitted refinancing of the Remaining Debt) other than any such guarantee by a member of the Group outside of Latin America on account of the Financial Indebtedness of a member of the Group within Latin America;

(v)
guarantees in existence on First Drawdown in respect of any Refinancing Debt referred to in Schedule 13 (Existing Target Group Debt) (provided that any limit on the amount guaranteed is not subsequently increased);

(vi)
customary indemnities to purchasers under sale agreements for any disposal that is permitted under Subclause 23.6 (Disposals);

  (vii)
  the endorsement of negotiable instruments in the ordinary course of trade;

  (viii)
  guarantees, indemnities and performance bonds guaranteeing performance by a member of the Group under any contract (not being a contract incurring Financial Indebtedness) entered into in the ordinary course of trade or lease of premises entered into in the ordinary course of business;

  (ix)
  guarantees in respect of the Financial Indebtedness of members of the Group which are Obligors where such Financial Indebtedness is permitted by the terms of this Agreement (but, without prejudice to (iii) above, not being given in respect of any obligation or liability of the Parent or Newco 1 or given in respect of the Newco 1 Loan Agreement);

  (x)
  guarantees of Joint Ventures to the extent permitted by Subclause 23.28 (Joint Ventures;

  (xi)
  the Spanish Litigation Bond Indemnity and any guarantees in respect thereof by any member of the group that is a Guarantor;

  (xii)
  guarantees in respect of third party loans to directors, officers, managers and consultants employed by members of the Group for the purpose of share subscriptions in and/or capital contributions to the Parent as contemplated by Subclause 4.2(b) (Certain Funds further conditions precedent) and Subclause 4.4 (Conditions Subsequent) or pursuant to any employee or management incentive or stock option plan referred to in Subclause 23.15(viii) in an aggregate amount (when aggregated with any loans under Subclause 23.14(b)(vii)(A) (Loans out)) not exceeding €10,000,000;

  (xiii)
  guarantees in favour of the holders of the 2005 Bonds or the 2025 Bonds to the extent required by the indenture under which they were issued;

  (xiv)
  guarantees given in respect of the 2025 Bonds Refinancing Debt given by entities which are Obligors; and

  (xv)
  guarantees (not being given in respect of any obligation or liability of the Parent or Newco 1 or given in respect of the Newco 1 Loan Agreement) not otherwise permitted by any of the other paragraphs where the aggregate liability actual or contingent of members of the Group does not exceed €25,000,000 at any time.

23.13  Treasury transactions

(a)
Within 60 days of the Unconditional Date, the Company must enter into agreements hedging at least 50% of the floating rate interest cost on the Financial Indebtedness of the Group for at least 2 years, at rates and otherwise on terms satisfactory to the Facility Agent (acting reasonably). The Company may not terminate or vary or amend such agreements in any material respects without the prior approval of the Majority Lenders (save as permitted by the Priority Deed).

(b)
No member of the Group may enter into any Treasury Transaction after the date of this Agreement, other than:

(i)
the hedging transactions agreed with the Facility Agent and referred to in paragraph (a) above and currency hedging in an amount agreed with the Facility Agent acting reasonably in each case documented by the Hedging Documents;

(ii)
spot foreign exchange contracts entered into in the ordinary course of business; and

(iii)
any Treasury Transaction entered into for the hedging of actual or projected real exposures arising in the ordinary course of trading activities of a member of the Group for a period of not more than 24 months and not for speculative purposes.

23.14  Loans out

(a)
Except as provided below, no member of the Group may be the creditor in respect of any Financial Indebtedness.

(b)
Paragraph (a) does not apply to:

(i)
trade credit extended by any member of the Group to its customers or suppliers on normal commercial terms and in the ordinary course of its trading activities (including where any such trade credit is extended into a term loan or note under any law or court order on the insolvency of any trade debtor and not as a result of an election or agreement by any member of the Group);

(ii)
a loan made by one member of the Group (not being the Parent or Newco 1) to another member of the Group (not being the Parent or Newco 1 or a Joint Venture), provided that (A) if the lender is an Obligor, the borrower must also be an Obligor or, (B) if the lender is an Obligor but the borrower is not an Obligor, then if (I) the borrower is not able to accede as an Additional Guarantor (as it is unlawful for the borrower to become a Guarantor or if the borrower becoming a Guarantor would result in personal liability for the borrower's directors or other management and each Obligor has used and has procured that the borrower uses all reasonable endeavours to avoid any such unlawfulness or personal liability, including agreeing to a limit on the amount secured or guaranteed, which limit the Facility Agent may (but shall not be obliged to) agree to if, in its opinion, to do so might avoid the relevant unlawfulness or personal liability), (II) such borrower has granted security (in form and substance satisfactory to the Security Agent acting reasonably) to the lender of such loan securing the loan over all of its material assets, and the lender of such loan has granted to the Finance Parties security (in form and substance satisfactory to the Security Agent acting reasonably) over the loan and the security granted to it in respect of the loan by the borrower, and (III) as a consequence of (II) above the Finance Parties would not be materially prejudiced by the borrower of such loan not being an Obligor (other than for any prejudice arising from the Finance Parties not having direct rights against the borrower), (C) the aggregate amount of loans by Obligors to members of the Group that are not Obligors or persons referred to in (B) above at any time outstanding must not exceed €30,000,000 (or its equivalent), or (D) the loan is in connection with the operation of a Cash Pooling Facility and, other than for Smurfit Capital, both the lender and the borrower of such a loan are incorporated in the same country;

(iii)
loans made by one member of the Group to another member of the Group (not being the Parent or Newco1) identified in the Structure Memorandum or the Funds Flow Memorandum including in respect of the Debt Pushdown;

(iv)
loans from the Company to the Parent and/or Newco 1 to enable the Parent and/or Newco 1 to pay (A) capital duty in accordance with the Funds Flow Memorandum and (B) fees and expenses in respect of the SPV Facility, in each case in accordance with and to the extent shown in the Funds Flow Memorandum and in the case of (A) other than out of the proceeds of any Utilisation;

(v)
loans made by Newco 1 to the Company under the Newco 1 Loan Agreement;

(vi)
loans to SPV Ireland or SPV Offshore in respect of the sale of SPV Assets or other loans (in an aggregate amount not exceeding €10,000,000) to a member of the SPV Group;

(vii)
loans to directors, officers, managers and consultants employed by members of the Group and to employees of members of the Group (A) pursuant to any employee or management incentive or stock option plan referred to in Subclause 23.15(b)(viii) (Share capital) in an aggregate amount (when aggregated with any guarantees under Subclause 23.12(c)(xiii) (Third party guarantees)) not exceeding €10,000,000 (and loans by the Company to the Parent and/or Newco 1 to fund such loans if made by the Parent and/or Newco 1); and (B) otherwise in an aggregate amount not exceeding €2,000,000 or its equivalent, in each case outstanding at any time;

  (viii)
  loans between members of the Target Group outstanding on the Unconditional Date;

  (ix)
  (if the loan is permitted by the Priority Deed) loans by the Company to Newco 1 in an aggregate amount in any twelve month period not exceeding (when aggregated with the amount of any dividends paid by the Company to Newco 1 and any interest or other amount paid in cash by the Company to Newco 1 under the Newco 1 Loan Agreement in that twelve month period and any management or advisory fee or any other amount paid by the Company or any of its Subsidiaries to Newco 1 or the Parent in that twelve month period) the amount of the Securities Permitted Payments (plus the amount of such other management or advisory fees and other fees and expenses of the Parent or Newco 1 agreed to by the Facility Agent) for such period, to enable Newco 1 to make Securities Permitted Payments and/or to enable the Parent or Newco 1 to pay such agreed upfront fees and expenses and to pay agreed management fees and other de minimis expenses of Parent and Newco 1 in an amount agreed to by the Facility Agent, in each case where such loans are subject to the terms of the Priority Deed;

  (x)
  Financial Indebtedness (not being amounts lent to Newco 1 or the Parent) not otherwise allowed under this Subclause not exceeding €5,000,000 or its equivalent at any time outstanding;

  (xi)
  loans to Joint Ventures to the extent permitted by Subclause 23.28 (Joint Ventures); and

  (xii)
  loans on arm's length terms in respect of outstanding purchase price made to purchasers in connection with disposals of assets or business permitted under Subclause 23.6 (Disposals) to the extent that such outstanding purchase price is otherwise permitted under this Agreement and where the aggregate of all such loans outstanding at any time does not exceed €75,000,000 (or its equivalent).

23.15  Share capital

(a)
Except as provided in paragraph (b) below, no member of the Group may:

(i)
redeem, purchase, defease, retire or repay any of its share capital or resolve to do so;

(ii)
issue any shares which by their terms are redeemable prior to the Final Maturity Date; or

(iii)
issue any share capital to any person other than its Holding Company.

(b)
Paragraph (a) does not apply to:

(i)
any transaction expressly provided for by the Acquisition Documents or allowed under the Senior Finance Documents (provided that this sub-paragraph (b)(i) does not permit the Parent, Newco 1 or the Company to take any of the actions referred to in sub-paragraphs (a)(i) to (iii) above); or

(ii)
the issue of warrants or shares by the Parent for cash where such issue does not effect (or in the case of warrants, may not result in) a Change of Control or the issue, redemption, repurchase, defeasance or retirement of shares by the Parent under any management or employee incentive or option scheme approved by the Facility Agent; or

  (iii)
  the issue of shares for cash by a Subsidiary of Target whose shares are at the date of this Agreement listed on any recognised stock exchange to a person who is not a member of the Group where such issue of shares does not reduce the proportion of the total or each class of shares in such Subsidiary held by any other member of the Group; or

  (iv)
  the issue by Newco 1 and/or the Parent of any payment in kind equity securities under the Bridge Facility Agreement and of the PIK Securities (including any further shares issued on the same terms as such equity securities or the PIK Securities) or of any shares under any warrant granted under the Bridge Facility Agreement or the Securities Documents, and the redemption of any preferred equity securities under the Bridge Facility Agreement for long term notes (and the exchange of such long term notes for SEC registered subordinated debt securities) or the redemption of any preferred equity PIK Securities pursuant to the exchange of such securities for PIK Securities that are SEC registered preferred equity securities or, if the Majority Lenders have consented or if the take-out subordinated debt securities do not require payment of cash interest earlier or in a greater amount than any right to cash payment of dividends under the preferred equity securities and otherwise are on no more onerous terms than those applying to the Cash Pay Securities, for PIK Securities that are take-out subordinated debt securities (and the exchange of the take-out subordinated debt securities for SEC registered subordinated debt securities); or

  (v)
  the issue of shares by a member of the Group to another member of the Group which is its immediate Holding Company or (except in the case of Newco 1, the Company and Target) the issue of shares by a member of the Group to another member of the Group (not being the Parent, Newco 1 or the Company), provided that if any of the shares of the issuing company are charged or pledged under the Security Documents such new shares become the subject of a charge in favour of the Finance Parties on substantially the same terms as any other shares in such member of the Group which are charged to the Finance Parties by way of security under the Security Documents and that prior to the issue of such shares the Parent notifies the Facility Agent of such issue; or

  (vi)
  the redemption, repurchase, defeasance or retirement of shares by a member of the Group (not being the Parent, Newco 1 or the Company) held by another member of the Group, provided that no such repurchase, redemption, defeasance or retirement is permitted if such shares are charged under the Security Documents; or

  (vii)
  the acquisition of options in the Target as contemplated by the Options Side Letter; or

  (viii)
  the issue or repurchase of shares, stock and options by the Parent pursuant to any employee or management incentive or stock option plan, provided that the aggregate amount of shares allotted pursuant thereto does not exceed 15,633,333 ordinary shares or the repurchase of any such shares, stocks or options of any director, manager, consultant or employee no longer employed by the Group provided that the aggregate amount paid for all such purchases in any annual Accounting Period does not exceed €5,000,000, provided that to the extent not utilised in an annual Accounting Period such amount paid may be carried forward for up to 4 annual Accounting Periods; or

  (ix)
  the Debt Pushdown.

23.16  Dividends

(a)
Except:

(i)
as allowed by the terms of the Priority Deed; or

(ii)
to enable Newco 1 or the Parent to make Securities Permitted Payments; or

  (iii)
  to enable the Parent or Newco 1 to pay agreed upfront fees and expenses as reflected in the Financial Model and to pay management fees and other de minimis expenses (including taxes, legal fees, management and/or directors fees, auditors fees, fees to Madison Dearborn Partners LLC (or any funds, limited partnerships or companies managed or advised by Madison Dearborn Partners LLC), and other monitoring, oversight and financial advisory fees and the costs of complying with the statutory obligations of a company) of Parent and Newco 1 in an aggregate amount not to exceed €1,000,000 in any twelve month period, or

  (iv)
  to enable the Parent to repurchase the shares, stock or options of any director, manager, consultant or employee no longer employed by the Group under any management or employee incentive or stock option scheme in an aggregate amount for all such purchases in any annual Accounting Period not exceeding €5,000,000, provided that to the extent not utilised in an annual Accounting Period such amount may be carried forward for up to 4 annual Accounting Periods;

  the Company may not:

    (A)
    declare, make or pay, or pay interest on any unpaid amount of, any dividend, charge, fee or other distribution (whether in cash or in kind) on or in respect of its share capital (or any class of its share capital);

    (B)
    repay or distribute any share premium account;

    (C)
    pay, and the Company will procure that none of its Subsidiaries will pay, any management, advisory, consultancy or other fee to or to the order of Newco 1 or the Parent; or

    (D)
    lend or otherwise pay or transfer cash to, and the Company will procure that none of its direct or indirect Subsidiaries will lend or otherwise pay or transfer cash or Cash Equivalents to, Newco 1 or Parent; or

    (E)
    repay, prepay, purchase or defease or pay any interest on the Newco 1 Loan.

    The Company will not, and the Company will procure that none of its Subsidiaries will pay, any management advisory, consultancy or other fee to or to the order of any of the shareholders of the Parent (or any affiliate of any shareholder which is not a member of the Group).

  No payment otherwise permitted by this paragraph (a) may be made if there is an outstanding Event of Default (unless otherwise permitted under Subclause 7.2(b)(ii) of the Priority Deed).

(b)
The Parent may not:

(i)
declare, make or pay, or pay any interest on any unpaid amount of, any dividend, charge, fee or other distribution (whether in cash or in kind) on or in respect of its share capital (or any class of its share capital), except in the case of any PIK Securities issued by it to the extent permitted by Subclause 23.17(d) (Bridge Facilities/Securities);

(ii)
repay or distribute any share premium account; or

(iii)
without limiting Subclause 23.15(b)(viii) (Share Capital), pay or allow any member of the Group (or any member of the SPV Group) to pay any management, advisory, consultancy or other fee to or to the order of its shareholders (or any of their affiliates who is not a member of the Group) except for management, advisory or other fees to Madison Dearborn Partners LLC (or any funds, limited partnerships or companies managed or advised by Madison Dearborn Partners LLC) in an aggregate amount not exceeding €1,000,000 in any twelve month period.

23.17  Bridge Facilities/Securities

(a)
The Parent and Newco1 must each procure that either:

(i)
the Securities are issued in full; or

(ii)
to the extent the Securities are not issued in full, the Bridge Facilities are drawndown,

  and in either case the proceeds thereof lent to the Company under the Newco 1 Loan Agreement within 45 days of the Unconditional Date and the proceeds thereof applied in accordance with Subclause 11.6(b) (Further Equity/Bridge Facilities/Securities).

(b)
Neither the Parent nor Newco 1 will (and the Parent will procure that no other member of the Group will) repay, prepay, purchase, redeem, discharge, cash collateralise or defease any principal amount of the Bridge Facilities or the Securities (other than a repayment of the Bridge Facilities from the proceeds of the issue of the Securities, the conversion of the initial facilities into term loans, the exchange of such initial facilities or term loans into long-term notes and/or preference shares, in each case as provided for in the Bridge Facility Agreement, and the exchange of such long term notes and/or preference shares for SEC registered debt or equity securities and the exchange of privately placed Securities for SEC registered Securities and, if the Majority Lenders have consented or if the take-out subordinated debt securities do not require payment of cash interest earlier or in a greater amount than any right to cash payment of dividends under the preferred equity securities and otherwise are on no more onerous terms than those applying to the Cash Pay Securities, the conversion of any preferred equity securities into take-out subordinated debt securities in accordance with the terms of such preferred equity securities) until all amounts outstanding under the Senior Finance Documents have been repaid in full.

(c)
Neither the Parent nor Newco 1 will pay, and the Parent will procure that none of its Subsidiaries (other than Newco 1) will pay, in cash or Cash Equivalents any interest or dividends under the PIK Securities (except by way of the issue of further PIK Securities), provided that from the date 5 years from the date of issue of the first PIK Securities issued by the Parent or Newco 1, the Parent or Newco 1 may pay interest or dividends in cash in accordance with the terms of the PIK Securities (A) if the ratio of Consolidated Net Total Borrowings to Consolidated EBITDA as at the most recent test date (as confirmed by a Compliance Certificate delivered to the Facility Agent) is less than 2.50:1.00; and (B) so long as no Event of Default would result therefrom.

(d)
At any time prior to the Syndication Date, if required by the Facility Agent or the Arrangers, any part of the Bridge Facilities due to be refinanced by the issue of PIK Securities or the PIK Securities if then lent to or issued by Newco 1 must be cancelled and replaced with a subordinated bridge facility or non-cash pay securities otherwise on identical terms and for the same amount lent to or issued by the Parent.

23.18  Intellectual property rights

(a)
Except as provided below, each member of the Group must:

(i)
make any registration and pay any fee or other amount which is necessary to keep the Material Intellectual Property Rights in force if and to the extent such Material Intellectually Property Rights are owned, leased or licensed by that member of the Group;

(ii)
record its interest in those Material Intellectual Property Rights;

(iii)
where it is the owner, lessee or licensor of the Material Intellectual Property Rights, take such steps as are necessary and commercially reasonable (including the institution of legal proceedings) to prevent third parties infringing those Material Intellectual Property Rights;

  (iv)
  not use or permit any Material Intellectual Property Right to be used in a way, or take or omit to take any action which may, adversely affect the existence or value of such Material Intellectual Property Right; and

  (v)
  not enter into licence arrangements in respect of those rights.

(b)
Paragraphs (a)(iv) and (a)(v) do not apply to:

(i)
licence arrangements entered into between members of the Group for so long as they remain members of the Group; or

(ii)
licence arrangements entered into on normal commercial terms and in the ordinary course of its business.

23.19  Insurance

(a)
Each member of the Group must insure its assets and business to such an extent and against such risks as companies engaged in a similar business in its jurisdiction normally insure.

(b)
Without prejudice to paragraph (a) above, any insurance taken out by any Obligor or any Material Subsidiary must substantially cover the replacement (subject to a reasonable deductible) value of the relevant asset. This means substantially the total cost of entirely rebuilding, reinstating or replacing the asset if it is destroyed (subject to such reasonable deductible).

(c)
All insurance of the Group must be with reputable independent insurance companies or underwriters.

(d)
Without prejudice to paragraph (a) above, the Group must maintain insurance against business interruption, loss of profits, product liability, accidental pollution and public liability at levels no lower than those (if any) in place prior to the First Drawdown.

(e)
Each member of the Group must promptly pay any premium and do anything necessary to keep in force the insurances required to be maintained by it under this Subclause.

(f)
Each Obligor must:

(i)
promptly supply to the Facility Agent on request copies of any insurance policy required to be maintained by it or any Material Group Member which is its Subsidiary under this Subclause; and

(ii)
ensure that each such policy (other than third party liability policies) contains loss payee provisions in favour of and acceptable to the Security Agent (acting reasonably).

23.20  Holding Companies

  The Parent, Newco 1 and the Company must not carry on any trade and must not own any assets or incur any Financial Indebtedness, other than:

  (a)
  the ownership of shares of (A) in the case of the Parent, Newco 1 and SPV Ireland, (B) in the case of Newco 1, the Company and (C) in the case of the Company, the Target;

  (b)
  opening bank accounts (provided that such bank accounts are charged under the Security Documents and the bond or financial institution concerned has acknowledged such charge) and holding cash, provided that in the case of the Parent and Newco 1 the amount of cash held by it at any time after the Unconditional Date must not exceed its forecast cash requirements for the next two months;

  (c)
  in acting as a holding company including the provision of administrative services (including corporate governance of the Group but excluding treasury services) to other members of the

    Group and in the case of the Parent to members of the SPV Group of a type customarily provided by a Holding Company to its Subsidiaries;

  (d)
  incurring (and to the extent otherwise permitted under the Senior Finance Documents, repaying) Financial Indebtedness under (i) the Senior Finance Documents or (ii) (except in the case of the Company) the Bridge Facilities or the Securities provided that the same is permitted by the Senior Finance Documents or (iii) in the case of the Parent, the SPV BV/Parent Loan Agreement or (iv) in the case of the Company, the Newco 1 Loan Agreement and the Senior Subordinated Guarantee; or

  (e)
  in the case of Newco 1 lending cash under the Newco 1 Loan Agreement and in the case of the Company lending cash to other members of the Group, as otherwise permitted under this Agreement.

23.21  Inter-company debt

  No member of the Group which is the creditor in respect of any Financial Indebtedness of any other member of the Group may take any action to cause that Financial Indebtedness to become due or to be paid (i) in breach of the terms of the Priority Deed or (ii) if not already prohibited by paragraph (i), unless the other member of the Group has sufficient readily available cash to pay the sum which is due or demanded or the amount due is capitalised.

23.22  Arm's-length terms

  No member of the Group may enter into any material transaction after the date hereof with any person otherwise than on arm's-length terms, save for:

  (a)
  intercompany loans permitted pursuant to this Agreement; and

  (b)
  other transactions between members of the Group which are permitted by other terms of this Agreement provided that the terms for such transactions do not result in an effective transfer of value from an Obligor to a member of the Group which is not an Obligor.

23.23  Amendments to documents

(a)
No member of the Group may:

(i)
enter into any agreement with any shareholders in the Parent (other than as set out in the Shareholders Agreement) or any of their Affiliates which is not a member of the Group; or

(ii)
amend or waive any term of the Transaction Documents or any of the other documents delivered to the Facility Agent pursuant to Clause 4.1 (Conditions precedent documents),

  without the prior written consent of the Original Lenders if prior to the First Drawdown Date, and thereafter in any manner which is reasonably likely to affect materially and adversely the interests of any of the Finance Parties under the Senior Finance Documents.

(b)
The Parent must promptly supply to the Facility Agent a copy of any material amendment or waiver of the Transaction Documents or any amendment or waiver of the Transaction Documents which is reasonably likely to adversely affect the interests of any of the Finance Parties.

23.24  Bank Accounts

  No Obligor may open or maintain any account with any branch of any bank or other financial institution providing similar services other than an account maintained with an Approved Bank or a Finance Party or an Affiliate of a Finance Party where (if cash security is being taken by the

  Finance Parties in that jurisdiction) the account is charged under the Security Documents and the bank or financial institution concerned has acknowledged such charge.

23.25  Access

(a)
Upon reasonable notice being given by the Facility Agent, each member of the Group must allow any one or more representatives of the Facility Agent and/or accountants or other professional advisers appointed by the Facility Agent (at the Company's expense) to have access during normal business hours to the premises, assets, books and records of that member of the Group.

(b)
The Facility Agent may not give notice under paragraph (a) above more than once every financial year unless it believes in good faith that a Default is outstanding or may have occurred or is likely to occur.

23.26  Pension schemes

(a)
Each member of the Group must:

(i)
be in compliance with any laws or contract relating to any of its pension schemes where failure to so comply would have a Material Adverse Effect; and

(ii)
maintain and fund its pension schemes to at least the extent required by local law and practice save where failure to do so would not have a Material Adverse Effect.

(b)
The Company must supply the Facility Agent with a copy of any report in respect of any pension scheme operated by a member of the Group which the Facility Agent may reasonably request.

23.27  Taxes

(a)	Each member of the Group must pay all material Taxes due and payable by it prior to the accrual of any fine or penalty for late payment, unless (and only to the extent that):
	(i)	payment of those Taxes is being contested in good faith; and
	(ii)	adequate reserves are being maintained for those Taxes; and
	(iii)	failure to pay those Taxes would not have a Material Adverse Effect.
(b)	(i)	None of the Parent, Newco 1, the Company or any Borrower may change its residence for Tax purposes;
(ii)
No other Material Group Member may change its residence for Tax purposes if it would have a Material Adverse Effect (provided that SIBV may change its tax residence to Ireland in connection with the SIBV Reorganisation).

23.28  Joint Ventures

(a)
Subject to paragraph (b) below, no member of the Group may enter into, invest in, acquire any share or interest in, transfer any asset to, lend to, or guarantee or give any indemnity (other than an indemnity of a type referred to in Subclause 23.12(c)(vi) (Third Party Guarantees) in respect of the sale of any such Joint Venture) in respect of the obligations of, any joint venture entity, partnership or similar person (a Joint Venture) or enter into any agreement or obligation where it would have any obligation to do any of the foregoing or to maintain the solvency of or provide working capital to any Joint Venture or trade with or sell to or acquire assets or services from any Joint Venture otherwise than on arm's length-terms.

(b)
Members of the Group may enter into, invest in, acquire any shares or interest in, transfer any asset to, lend to, or guarantee or give an indemnity in respect of the obligations of, a Joint Venture (including any existing Joint Venture) which carries on a business of the same type as the business of the Group provided that the aggregate amount invested in or paid to acquire any shares or interest in, or value of assets transferred to, or lent to or the actual or contingent liability under any guarantee or indemnity (other than an indemnity of a type referred to in Subclause 23.12(c)(vi) (Third Party Guarantees) in respect of the sale of any such Joint Venture) of the obligations of, any Joint Venture (each a Joint Venture Investment) does not exceed €25,000,000 in respect of the investment in the Specified Joint Venture or (ii) in any other case €25,000,000 (plus the aggregate Net Proceeds received in cash by members of the Group from the disposal of Joint Venture Investments) in aggregate over the life of the Facilities (of which not more than €10,000,000 of such Joint Venture Investments under this subparagraph (ii) may be made in the period of 18 months from the First Drawdown Date).

23.29  Executive Officers

(a)
The Company must ensure that there is in place in respect of each Obligor and each Material Subsidiary qualified management with appropriate skills.

(b)
If any of the Executives cease (whether by reason of death, retirement at normal retiring age or through ill health or otherwise) to perform his or her duties (as required under the Executive Contracts delivered to the Facility Agent pursuant to Part I of Schedule 2), the Company must promptly:

(i)
notify the Facility Agent; and

(ii)
after consultation with the Facility Agent as to the identity of such replacement use all reasonable endeavours to find and appoint an adequately qualified replacement for him or her as promptly as practicable.

23.30  Limitation on restrictions affecting movement of cash Intra-Group

(a)
No member of the Group may agree to any restriction on its ability to move cash to another member of the Group, whether by way of dividend or other distribution, inter-company loan, redemption of shares or otherwise.

(b)
Paragraph (a) above does not apply to any restriction contained in a Senior Finance Document, the Bridge Finance Documents, the Securities, the Remaining Debt Agreements (provided that no amendments or refinancing of any Remaining Debt may include a more onerous restriction than any restriction in force on the date of this Agreement in the Remaining Debt Agreement being amended or refinanced), the K-Club Debt (provided that such restrictions apply only to the K-Club Companies), the 2005 Bonds, the 2025 Bonds, the 2025 Bond Refinancing Debt (provided that the restrictions are no more onerous than those in this Agreement), to any restriction contained in the Specified Acquisition Debt (to the extent such restrictions apply to the Specified Acquisition Entities only) or to any restriction expressly disclosed in the Legal Due Diligence Report.

23.31  Acquisition Documents

  The Company shall promptly pay (or shall procure that there is promptly paid) all amounts payable by the Company under the Acquisition Documents as and when the same become due.

23.32  Refinancing Debt

(a)
Promptly following the Unconditional Date, the Company shall take all such steps as shall be necessary to ensure that all liabilities of all members of the Group in respect of the Refinancing

  Debt (and any Security Interest in relation to such debt) are unconditionally and irrevocably repaid and discharged by no later than the date falling 60 days after the Unconditional Date other than the 2005 Bonds. Such steps shall include, but shall not be limited to:

  (i)
  requesting such members of the Target Group as are parties to the Refinancing Debt Agreements to serve notice of prepayment thereunder and in accordance with the terms thereof;

  (ii)
  procuring that Smurfit Capital and SIBV become Additional Borrowers in accordance with Clause 23.35 (Additional Obligors) and that in such capacity, they complete and serve upon the Facility Agent in accordance with the terms of this Agreement Requests in respect of such amounts as are necessary to repay and discharge the Refinancing Debt and provide the Facility Agent with a certified copy of the intercompany loan agreement from Smurfit Capital or SIBV (as applicable) to the borrower of the Refinancing Debt on such terms acceptable to the Facility Agent acting reasonably) and ensure that the borrower of the Refinancing Debt accedes as an Additional Guarantor in accordance with Clause 23.35 (Additional Obligors).

(b)
Prior to drawing any Term Loan the proceeds of which are to repay (or enable any member of the Group to repay) any Refinancing Debt the Company shall supply to the Facility Agent evidence satisfactory to the Lenders that all existing Financial Indebtedness of, and all existing security granted by Target and its subsidiaries (other than Remaining Debt and other Financial Indebtedness permitted to remain outstanding under this Agreement) will be repaid and discharged within 60 days after the Unconditional Date from the proceeds of such drawing of the Facilities, other than Financial Indebtedness under the 2005 Bonds.

(c)
The Company shall procure that, as soon as reasonably practicable after the Unconditional Date, the Debt Pushdown is completed in all material respects in the manner set out in the Structure Memorandum (or otherwise in a manner which does not adversely affect the interests of the Lenders in any material respect) or otherwise in a manner approved by the Majority Lenders acting reasonably.

23.33  Guarantees

(a)
The Company shall procure that each of the Target and those of its Subsidiaries identified in Part II of Schedule 6 (Additional Guarantors) will become Additional Guarantors hereunder in accordance with the provisions of Clause 23.35 (Additional Obligors) at the time provided for in that Schedule provided that in the case of companies incorporated in Ireland or England & Wales, the Accession Deed will provide that the guarantee granted on or before the First Drawdown Date shall be limited to liabilities in respect of Refinancing Credits and immediately following compliance with the procedures referred to in paragraph (b) below (as applicable), each such Additional Guarantor shall accede as an Additional Guarantor with no such limitation.

(b)
The Company shall as soon as practicable after the Unconditional Date (and in any event within 90 days of the Unconditional Date provided that, if a shareholder in the Target objects to compulsory acquisition under section 204 of the Companies Act, 1963 (Ireland), and such objection delays the completion of compulsory acquisition, then the period of 90 days shall be increased by the delay caused by such objection (or if more than one shareholder has objected, such objections) or by 20 days, whichever is the lesser) procure that Target be re-registered as private companies and that Target and Subsidiaries of Target incorporated in Ireland comply with Section 60 of the Companies Act, 1963 of Ireland in each case in respect of the guarantees and security contemplated to be provided by them under this Agreement. The Company shall, as soon as practicable after the Unconditional Date (and in any event within 37 days of the Unconditional Date) procure that the Subsidiaries of Target incorporated in England & Wales comply with

  Sections 155-158 of the Companies Act 1985 in each case in respect of the guarantees and security contemplated to be provided by them under this Agreement.

(c)
Where, at any time after the Unconditional Date, it is determined (by reference to Accounts delivered hereunder) that any member of the Group (other than Smurfit MBI (Canada)) is a Material Subsidiary or a member of the Group wishes to become an Additional Borrower, promptly (and in any event within 10 Business Days of the delivery of such Accounts) or at the time it becomes an Additional Borrower, the Company shall procure that such Material Subsidiary or Additional Borrower becomes an Additional Guarantor in accordance with Clause 23.35 (Additional Obligors) (to the extent it has not already done so).

(d)
If at any time, the Facility Agent determines, by reference to consolidated annual audited Accounts of the Parent delivered hereunder, that the aggregate contribution of Guarantors or members of the Group providing security to secure intercompany debt the benefit of which security has been assigned or charged to the Finance Parties under the Security Documents hereunder to the consolidated pre-tax profits, gross assets and turnover of the Group is less than 85% of the consolidated pre-tax profits, gross assets and turnover of the Group (the Threshold Test) the Facility Agent and the Company will negotiate in good faith for a period of 30 days to identify such additional members of the Group as may become Additional Guarantors hereunder such that the Threshold Test would be met or exceeded (and the Company will procure that any members of the Group so identified shall become Additional Guarantors). If, at the end of such 30 day period, the Facility Agent and the Company have been unable to reach agreement with regard to the identity of such Additional Guarantors, the Company shall procure that such members of the Group as the Facility Agent may identify by notice in writing to the Company will execute and deliver Accession Deeds to the Facility Agent in accordance with the provisions set out in paragraph (a)(i) of Clause 23.35 (Additional Obligors) within 10 Business Days of such notice being served.

(e)
The Company need only perform its obligations under paragraph (c) or (d) above if it is not unlawful for the relevant person to become a Guarantor (or (i) in the case of a member of the Group which is not wholly owned or is a Joint Venture, if it would not breach any joint venture or any existing shareholders agreement applicable to it or, (ii) in the case of a member of the Group incorporated in Argentina, Colombia, the Dominican Republic or Venezuela, it also would not breach any negative pledge contained in a Remaining Debt Agreement or in the reasonable opinion of the Parent result in a loss of access to local credit lines on reasonable commercial terms) and that person becoming a Guarantor would not result in personal liability for that person's directors or other management. Each Obligor must use, and must procure that the relevant person uses, all reasonable endeavours lawfully to avoid any such unlawfulness (including, without limitation) by complying with paragraph (b) above) or personal liability. This includes agreeing to a limit on the amount secured or guaranteed. The Facility Agent may (but shall not be obliged to) agree to such a limit if, in its opinion, to do so might avoid the relevant unlawfulness or personal liability.

23.34  Security

(a)
The Parent shall procure that:

(i)
the Security Documents identified in Schedule 6 Part IA (Security Documents) are executed and delivered to the Security Agent on or before the time provided for in that Schedule;

(ii)
the Security Documents identified in Schedule 6 Part 1B (Security Documents) are executed and delivered to the Security Agent as soon as it is not unlawful for the relevant person to execute such Security Document (or (i) in the case of a member of the Group which is not wholly owned or is a Joint Venture, if it would not breach any joint venture or any existing shareholders agreement applicable to it or, (ii) in the case of a member of the Group incorporated in Argentina, Colombia, the Dominican Republic or Venezuela, it also would not breach any negative pledge contained in a Remaining Debt Agreement or in the reasonable opinion of the Parent result in a loss of access to local credit lines on reasonable commercial terms) and if such execution would not result in personal liability for that person's directors or other management. Each Obligor must, and must procure that the relevant person uses, all reasonable endeavours lawfully to avoid any such unlawfulness or personal liability. This includes agreeing to a limit on the amount secured. The Facility Agent may (but shall not be obliged to) agree to such a limit if, in its opinion, to do so might avoid the relevant unlawfulness or personal liability;

  (iii)
  any grantor of a Security Document referred to in (i) above will provide any notices required and execute such other documentation as is required to perfect the security granted under the Security Documents;

  (iv)
  any member of the Group (other than any grantor of a Security Document referred in (i) above) but which is or becomes at any time a Material Subsidiary (other than Smurfit MBI (Canada)) and/or which is required pursuant to the terms of Clause 23.33 (Guarantees) to accede hereto as an Additional Guarantor shall execute Security Documents over all or substantially all of it assets in substantially similar terms, and to similar effect, as the Security Documents executed by other Obligors incorporated in the same jurisdiction (or if none as required by the Security Agent acting reasonably);

  (v)
  any Obligor which has executed a Security Document pursuant hereto and which acquires a material asset (or makes a material loan to another member of the Group) which would not be immediately and effectively charged by the then existing Security Documents and is of a type which is charged by the then existing Security Documents, executes and delivers to the Security Agent such further or additional Security Documents in relation to such assets as the Majority Lenders may reasonably require and in form and substance reasonably satisfactory to them.

(b)
Each Obligor shall execute and deliver to the Security Agent such further or additional Security Documents in such form as the Majority Lenders (acting reasonably) shall require creating an effective first ranking fixed Security Interest over the shares in any entity which becomes a Material Subsidiary after the First Drawdown.

(c)
The Parent and each Obligor need only perform its obligations under paragraphs (a)(iv) and (b) above if it is not unlawful for the relevant person to execute such Security Documents (or (i) in the case of a member of the Group which is not wholly owned or is a Joint Venture, if it would not breach any joint venture agreement or any existing shareholders agreement applicable to it or, (ii) in the case of a member of the Group incorporated in Argentina, Colombia, the Dominican Republic or Venezuela, it would also not breach any negative pledge contained in a Remaining Debt Agreement and would not in the reasonable opinion of the Parent result in a loss of access to local credit lines on reasonable commercial terms) and if such performance would not result in personal liability for that person's directors or other management. Each Obligor must, and must procure that the relevant person uses, all reasonable endeavours lawfully to avoid any such unlawfulness or personal liability. This includes agreeing to a limit on the amount secured. The Facility Agent may (but shall not be obliged to) agree to such a limit if, in its opinion, to do so might avoid the relevant unlawfulness or personal liability.

(d)
The Parent shall, and shall procure that each other relevant member of the Group which is its Subsidiary shall, at its own expense, execute and do all such assurances, acts and things as the Security Agent may reasonably require:

(i)
for perfecting or protecting the security intended to be afforded by the Security Documents; and/or

(ii)
if the Security Documents have become enforceable, for facilitating the realisation of all or any part of the assets which are subject to the Security Documents and the exercise of all powers, authorities and discretions vested in the Security Agent or in any receiver of all or any part of those assets, and in particular shall execute all transfers, conveyances, assignments and releases of that property whether to the Security Agent or to its nominees and give all notices, orders and discretions which the Security Agent may reasonably think expedient.

(e)
If at any time any Obligor is the creditor in respect of any loans made pursuant to (and to the extent permitted by) Subclause 23.14 (Loans out), such Obligor shall procure that security is granted to the Lenders over such loans on terms acceptable to the Security Agent (acting on the instructions of the Majority Lenders).

(f)
On each date that a Security Document is entered into after the First Drawdown, each Obligor shall procure that the documents listed in Part III of Schedule 2 (Conditions precedent documents) in respect of the Obligor entering into such Security Document are delivered to the Security Agent.

23.35  Additional Obligors

(a)
The Company shall procure that any person required under Subclause 23.33 (Guarantees) to become an Additional Guarantor, or a person who wishes to become an Additional Guarantor or an Additional Borrower, must:

(i)
execute and deliver to the Facility Agent an Accession Deed (duly executed by the Company on behalf of all existing Borrowers and Guarantors);

(ii)
deliver to the Facility Agent each of the documents and evidence listed in Schedule 2 Part II (Conditions Precedent Documents);

(iii)
deliver to the Facility Agent such other reports, opinions and documents (if any) as the Facility Agent may reasonably require in respect of the Additional Guarantor or Additional Borrower, each in form and substance satisfactory to the Facility Agent;

(iv)
accede to the Priority Deed as an Obligor in the manner required pursuant to the Priority Deed; and

(v)
comply with the other requirements of this Subclause 23.35.

(b)
The Company shall procure that each of Smurfit Capital and SIBV become Additional Borrowers on or promptly after the First Drawdown Date.

(c)
The relevant Subsidiary will become an Additional Obligor on the date of the Accession Deed executed by it.

(d)
Subject to the other provisions of this Agreement, the Company must comply with its obligations under paragraph (a):

(i)
within fourteen days of the relevant person becoming a Material Subsidiary; or

  (ii)
  if the relevant person is an Additional Borrower, before the Additional Borrower may use any Facility.

(e)
Except in the case of (i) Smurfit Capital and SIBV and (ii) to the extent to be a Borrower under the Revolving Credit Facility only, any (directly or indirectly) wholly-owned limited liability company which is a Subsidiary of the Company incorporated and tax resident in a Pre-approved Jurisdiction, the prior consent of all the Lenders (not to be unreasonably withheld) is required if the Additional Obligor is to be an Additional Borrower. It shall not be unreasonable for a Lender to withhold or delay its consent if the Additional Borrower is domiciled in a jurisdiction which would cause the Lender to breach any law or regulation or any internal rule or policy of such Lender.

(f)
The Lenders may impose such limitations on the ability of an Additional Borrower to borrow under any Facility as they deem reasonably necessary.

(g)
In the case of an Additional Borrower, until the Facility Agent notifies the other Finance Parties and the Company that those documents and evidence are in form and substance reasonably satisfactory to it, that Additional Borrower may not use any Facility. The Facility Agent must give this notification as soon as reasonably practicable after receipt of such documents and evidence in form and substance reasonably satisfactory to it.

(h)
Delivery of an Accession Deed, executed by the relevant Subsidiary and the Company, to the Facility Agent constitutes confirmation by that Subsidiary and the Company that the Repeating Representations relating to representations and warranties made by the Company or to be made by that Subsidiary are then correct in all material respects, as if made with reference to the facts and circumstances then existing.

(i)
The Company shall, and shall procure that each relevant member of the Group that is its Subsidiary shall, promptly give the Facility Agent all assistance it reasonably requires in relation to the security and guarantees to be granted pursuant to this Agreement including, without limitation, promptly answering all reasonable questions and requisitions of the Facility Agent and its advisors in relation to the assets of the Target Group.

23.36  The Offer

  The Obligors agree to comply with the terms and conditions set out in Schedule 12 Part III (Certain Funds).

23.37  K-Club

  The Obligors will not, and will procure that members of the Group will not:

  (a)
  incur Capital Expenditure on or in respect of the K-Club other than out of the proceeds of disposal of K-Club Surplus Assets to the extent so applied within 12 months of the date of such disposal and out of the loans referred to in paragraph (b)(ii) below and/or the K-Club Debt;

  (b)
  lend to or guarantee or indemnify any person in respect of the liabilities or debts of one or more of the K-Club Companies (save for (i) the current loans by Belgray Holdings, Smurfit Services Limited and/or Smurfit Capital to any one or more of the K-Club Companies in an amount outstanding on the First Drawdown Date; (ii) additional loans in an aggregate amount (together with the amount of the K-Club Debt) not exceeding €37,000,000 for the purpose of the Capital Expenditure requirements of the K-Club and fees and expenses related to such K-Club Debt; (iii) to the extent necessary in connection with the cash pooling arrangements of the Group in effect as at the date hereof; and (iv) customary and arm's length indemnities to purchasers of the K-Club).

23.38  SPV Group

  The Parent shall procure that once the SPV Facility has been repaid in full, members of the SPV Group shall, on the disposal of any SPV Asset to any third party apply an amount equal to the net proceeds received by it on any such disposal in repayment or prepayment of any loan made by a member of the Group to a member of the SPV Group, or, at the option of the Parent, lend such proceeds to the Parent, and the Parent shall contribute such proceeds to the Company.

23.39  Securities

  The Parent will procure that on or before issuing any of the Cash Pay Securities (or any exchange notes issued as contemplated by the Bridge Facility Agreement) the trustee appointed under any indenture or equivalent document under which any such Cash Pay Securities (or exchange notes) are issued will become a party to the Priority Deed by executing and delivering a deed of accession to the Security Agent as contemplated in the Priority Deed in form and substance satisfactory to the Security Agent.

23.40  Specified Acquisitions

(a)
A Specified Acquisition may only be funded out of (i) the net proceeds of additional subscriptions in cash for ordinary shares or preference shares in (or additional capital contributions to) the Parent (and by the Parent for subscription in cash for ordinary shares in (or additional capital contributions to) Newco 1 and by Newco 1 in cash for ordinary shares in (or additional capital contributions to) the Company) made at least one month after the First Drawdown Date; (ii) the Specified Acquisition Debt; or (iii) any amount of Excess Cashflow generated by the Newco 1 Group in any previously completed annual Accounting Period of Newco 1 (to the extent not applied in prepayment under Subclause 11.5 (Mandatory Prepayment—Excess Cashflow)).

(b)
No member of the Group may:

(i)
lend to or be the creditor of any Financial Indebtedness owed by any Specified Acquisition Entity;

(ii)
guarantee or grant any indemnity in respect of the liabilities or obligations of any Specified Acquisition Entity (other than in the case of the sale of a specified Acquisition Entity to the extent permitted by Subclause 23.12(c)(vi) (Third Party guarantees));

(iii)
transfer any asset to any Specified Acquisition Entity otherwise than on arm's length terms and for cash;

(iv)
trade or carry on business with any Specified Acquisition Entity otherwise than on arm's length terms;

(v)
enter into any cash pooling or account netting arrangements with any Specified Acquisition Entity;

(vi)
purchase, acquire or subscribe for any shares or securities of any Specified Acquisitions Entity (except to the extent such shares are acquired as permitted by paragraph (a) above); or

(vii)
other than the relevant Specified Acquisition Entity, grant any Security Interest over any of its assets to secure any Specified Acquisition Debt or the obligations or liabilities of any Specified Acquisition Entity.

24.  DEFAULT

24.1   Events of Default

  Each of the events set out in this Clause is an Event of Default.

24.2 Non-payment

  An Obligor does not pay on the due date any amount payable by it under the Senior Finance Documents in the manner required under the Senior Finance Documents, unless the non-payment:

  (a)
  is caused by technical or administrative error in the transmission of funds by banks and such non-payment is remedied within 3 days of the due date; or

  (b)
  is in respect of fees and expenses (but not principal or interest due under the Senior Finance Documents) and such non-payment is remedied within 3 days of the due date.

24.3   Breach of other obligations

(a)
An Obligor does not comply with any term of Clauses 23.4 (Pari passu ranking), 23.5 (Negative Pledge), 23.6 (Disposals), 23.9 (Mergers), 23.10 (Acquisitions), 23.14 (Loans Out), 23.15 (Share Capital), 23.16 (Dividends), 23.17 (Bridge Facilities/Securities), 23.36 (The Offer) or Clause 22 (Financial covenants) or any of the Major Defaults referred to in Schedule 12 Part II (Certain Funds) occurs; or

(b)
an Obligor does not comply with any other term of the Senior Finance Documents not already referred to in this Clause, unless the non-compliance:

(i)
is capable of remedy; and

(ii)
is remedied within 20 Business Days of the earlier of the Facility Agent giving notice and any Obligor becoming aware of the non-compliance.

24.4   Misrepresentation

  A representation or warranty made or repeated by an Obligor in any Senior Finance Document or in any document delivered by or on behalf of any Obligor under any Senior Finance Document is incorrect in any material respect when made or deemed to be repeated, unless the circumstances giving rise to the misrepresentation:

  (a)
  are capable of remedy; and

  (b)
  are remedied within 20 Business Days of the earlier of the Facility Agent giving notice and any Obligor becoming aware of the misrepresentation.

24.5   Cross-default

  Any of the following occurs in respect of a member of the Group:

  (a)
  any of its Financial Indebtedness (or any amount payable in respect thereof) is not paid when due (after the expiry of any originally applicable grace period); or

  (b)
  any of its Financial Indebtedness:

  (i)
  becomes prematurely due and payable; or

    (ii)
    is placed on demand; or

    (iii)
    is capable of being declared by a creditor to be prematurely due and payable or being placed on demand,

    in each case, as a result of an event of default (howsoever described); or

  (c)
  any commitment under the Bridge Facility Agreement is cancelled or suspended as a result of an event of default (howsoever described),

  unless (I) the aggregate principal amount of Financial Indebtedness of members of the Group falling within paragraphs (a)-(c) above is less than €25,000,000 or its equivalent or (II) in the case of Financial Indebtedness under the 2005 Bonds or the 2025 Bonds, the relevant event has occurred by reason of the Acquisition or the related transactions specified in the Offer Document, and the 2005 Bonds and/or the 2025 Bonds, as the case may be, are repaid in full within one month of the first occasion on which any of the events in paragraph (a) and (b) above occur and prior to such repayment in full no material action is taken by or on behalf of any of the bondholders to enforce any security, demand under any guarantee or taken any steps referred to in Subclauses 24.7 (Insolvency Proceedings) or 24.8 (Creditor's Process) against any member of the Group (provided that during such one month period there shall be no Default in respect of the events referred to in paragraphs (a) to (c) above in respect of the 2005 Bonds or the 2025 Bonds if the conditions referred to above are complied with).

24.6   Insolvency

  Any of the following occurs in respect of a Material Group Member or two or more members of the Group which if taken together as one would constitute a Material Group Member:

  (a)
  it is, or is deemed for the purposes of any applicable law to be, unable to pay its debts as they fall due or insolvent; or

  (b)
  it admits its inability to pay its debts as they fall due; or

  (c)
  it suspends making payments on its debts generally (or any class of them) or announces an intention to do so; or

  (d)
  by reason of actual or anticipated financial difficulties, it reschedules or restructures any of its indebtedness; or

  (e)
  a moratorium is declared in respect of any of its indebtedness.

24.7   Insolvency proceedings

(a)
Except as provided below in paragraph (b), any of the following occurs in respect of a Material Group Member or two or more members of the Group which if taken together as one would constitute a Material Group Member:

(i)
any formal or legal step is taken with a view to a composition, assignment or similar arrangement with any of its creditors; or

(ii)
a meeting of its shareholders, directors or other officers is convened for the purpose of considering any resolution for, to petition for or to file documents with a court for, its winding-up, administration, examination or dissolution or for the seeking of relief under any applicable bankruptcy, insolvency or similar law or any such resolution is passed; or

  (iii)
  any person presents a petition, or files documents with a court, for its winding-up, administration, examination or dissolution or seeking relief under any applicable bankruptcy, insolvency or similar law; or

  (iv)
  an order for its winding-up, administration, examination or dissolution is made or other relief is granted under any applicable bankruptcy, insolvency or similar law; or

  (v)
  any liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, examiner, administrative receiver, administrator or similar officer is appointed in respect of it or any of its assets with an aggregate value in excess of €5,000,000; or

  (vi)
  its directors, shareholders or other officers request the appointment of, or give notice of their intention to appoint, a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, examiner, administrative receiver, administrator or similar officer in respect of it or any of its assets; or

  (vii)
  any other analogous step or procedure is taken in any jurisdiction.

(b)
Paragraph (a) does not apply to:

(i)
any step or procedure which is part of a Permitted Reorganisation; or

(ii)
a petition for winding-up presented by a creditor which is being contested in good faith and with due diligence and is discharged, withdrawn or struck out within 20 Business Days.

24.8   Creditors' process

  Any attachment, sequestration, distress, execution or analogous event affects assets of a Material Group Member or of two or more other members of the Group which if taken together as one would constitute a Material Group Member, having an aggregate value of €5,000,000 (or its equivalent), and is not discharged within twenty-one days from the entry or making thereof.

24.9   Cessation of business

  A Material Group Member or two or more other members of the Group which if taken together as one would constitute a Material Group Member ceases, or threatens to cease, to carry on all or a substantial part of its business except:

  (a)
  as part of a Permitted Reorganisation; or

  (b)
  as a result of any disposal allowed under this Agreement.

24.10  Senior Finance Documents

(a)
It is or becomes unlawful for any Obligor to perform any of its obligations under the Senior Finance Documents, which obligation is considered by the Majority Lenders to be material.

(b)
Any Senior Finance Document is not effective or is alleged by an Obligor to be ineffective for any reason in any respect considered by the Majority Lenders (acting reasonably) to be material.

(c)
A Security Document does not create the security it purports to create in any respect considered by the Majority Lenders (acting reasonably) to be material.

(d)
An Obligor repudiates a Senior Finance Document or evidences an intention to repudiate a Senior Finance Document.

(e)
Any event of default (however defined) occurs under any of the Bridge Finance Documents, the Securities or the Loan Notes entitling any Bridge Lenders or holders of the Securities or Loan

  Notes to make demand for repayment of any Financial Indebtedness on any member of the Group.

24.11  Further Equity Investment/Ownership of the Obligors

(a)
After the First Drawdown Date but within 5 Business Days of the First Drawdown Date the Investor and/or the existing management of Target have not subscribed in cash for ordinary or preference shares in the Parent or made capital contributions to the Parent in cash in an aggregate amount equal to the delayed contribution referred to in Subclause 4.4 (Conditions Subsequent) or the Parent has not used the proceeds thereof to subscribe for ordinary shares in and/or make capital contributions to Newco 1, or Newco 1 has not used the proceeds thereof to subscribe in cash for ordinary shares in and/or making capital contributions in cash to the Company (in an aggregate amount equal to the delayed contribution);

(b)
After the First Drawdown Date, but within 12 Business Days of the First Drawdown Date, SPV Offshore has not drawndown €125,000,000 under the SPV Facility Agreement, SPV BV has not lent €125,000,000 to the Parent, the Parent has not used the proceeds of such loan to subscribe in cash for ordinary shares in and/or make capital contributions in cash to Newco 1, or Newco 1 has not used the proceeds thereof to subscribe in cash for ordinary shares in and/or make capital contributions in cash to the Company, such subscriptions and contributions to the Company to equal €125,000,000, and being in addition to the subscriptions and capital contributions to the Company referred to in Subclause 4.2(b) (Certain Funds further conditions precedent) and Subclause 4.4 (a) (Conditions Subsequent).

(c)
An Obligor (other than the Parent) is not or ceases to be a direct or indirect Subsidiary of the Parent (other than pursuant to a Permitted Reorganisation).

24.12  Priority Deed

(a)	(i)	Any party to the Priority Deed (other than a Finance Party) does not comply with the terms of the Priority Deed in any respect considered by the Majority Lenders to be material; or
	(ii)	a representation or warranty given by that party in the Priority Deed is incorrect in any material respect,

and, if the non-compliance or circumstances giving rise to the misrepresentation are capable of remedy, it is not remedied within 20 Business Days of the earlier of the Facility Agent giving notice to that party of or that party becoming aware of the non-compliance or misrepresentation; or
(b)
the subordination created or purported to be created by the Priority Deed is not effective or is alleged by a party to it (other than a Finance Party) to be ineffective in any way considered by the Majority Lenders to be material; or
(c)	any party to the Priority Deed (other than a Finance Party) repudiates the Priority Deed or evidences an intention to repudiate it.

24.13  Litigation

(a)
There shall occur any litigation, arbitration administrative, regulatory or other proceedings or enquiry (including without limitation, any such by any monopoly, anti-trust or competition authority or commission, or any equivalent body in the European Commission or any division of any thereof or authority deriving power from any thereof) concerning or arising in consequence of any of the Transaction Documents and the same has in the reasonable opinion of the Majority Lenders a Material Adverse Effect (provided that without prejudice to any other event or circumstances which has a Material Adverse Effect the mere acceleration or non-payment of the 2005 Bonds or 2025 Bonds following any such litigation or proceedings shall not constitute a Material Adverse Effect if such bonds are repaid in full within one month of the date of acceleration or non-payment).

(b)
Any one or more judgments or orders (other than in respect of litigation which has already commenced at the date of this Agreement and which is described in the Legal Due Diligence Report unless the failure to vacate, discharge or stay such judgment or order within 21 days has a Material Adverse Effect) is made against any member of the Group involving an aggregate liability (not paid or fully covered by insurance) of €25,000,000 or more and all such judgments or orders shall not have been vacated, discharged or stayed pending appeal within 21 days from the entry thereof (or in the case of the 2005 Bonds or the 2025 Bonds, are paid in full within one month of the judgment or order).

24.14  Audit qualification

  The Auditors qualify their report on any audited consolidated financial statements of the Parent in terms or as to issues which in the reasonable opinion of the Majority Lenders are material and adverse in the context of the Senior Finance Documents.

24.15  Expropriation

  The authority or ability of any Material Group Member or two or more other members of the Group which if taken together as one would constitute a Material Group Member, to conduct its business is wholly or substantially curtailed by any seizure, expropriation, nationalisation, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority or other person (each an expropriation) and such expropriation has or is reasonably likely in the opinion of the Majority Lenders to have a Material Adverse Effect.

24.16  Rescission of Agreements

  Any party to the Acquisition Documents, the Bridge Finance Documents or the Equity Documents rescinds or purports to rescind any of those agreements or instruments in whole or in part where to do so would in the opinion of the Majority Lenders (acting reasonably) materially and adversely affect the interests of the Lenders under the Senior Finance Documents.

24.17  Material adverse effect

  Any event or series of events (whether related or not) occurs which has a Material Adverse Effect.

24.18  Major Default

  During the Certain Funds Period any Major Default occurs.

24.19  Acceleration

  Subject to Subclauses 24.21 (Clean Up Period) and 24.22 (Cancellation during Certain Funds Period), if an Event of Default is outstanding, the Facility Agent may, and must if so instructed by the Majority Lenders, by notice to the Company:

  (a)
  declare that an Event of Default has occurred; and/or

  (b)
  cancel some or all of the Total Commitments; and/or

  (c)
  declare that all or part of any amounts outstanding under the Senior Finance Documents are:

  (i)
  immediately due and payable; and/or

  (ii)
  payable on demand by the Facility Agent acting on the instructions of the Majority Lenders, and/or

  (d)
  declare that full cash cover in respect of any or each Documentary Credit is immediately due and payable.

  Any notice given under this Subclause will take effect in accordance with its terms.

24.20  Acceleration for Acquisition Credits

  During the Certain Funds Period, if there is a Major Default or a breach of representation under Part I of Schedule 12 (Certain Funds), then the Facility Agent may, and must if so instructed by the Majority Lenders, by notice to the Company:

  (a)
  declare that a Major Default or a breach of representation under Part I of Schedule 12 has occurred; and/or

  (b)
  cancel some or all of the Total Commitments; and/or

  (c)
  declare that all or part of any Acquisition Credit outstanding under the Senior Finance Documents are:

  (i)
  immediately due and payable; and/or

  (ii)
  payable on demand by the Facility Agent acting on the instructions of the Majority Lenders.

  Any notice given under this provision will take effect in accordance with its terms.

24.21  Clean-Up Period

  If during the Clean up Period (or such longer period, in any particular instance, as the Facility Agent acting on the instruction of the Majority Lenders may agree) any event or circumstance which (but for this Subclause 24.21) would constitute a Default (the Potential Event of Default) shall exist which consists of, or is a direct consequence of, any event or circumstance which occurred or existed in relation to the Target or any of its Subsidiaries (or its or any of their business, assets or liabilities) on or before the First Drawdown Date or, in relation to Subclause 24.5(b)(ii) (Cross-default) by reason of the Acquisition, then the following shall apply:

  (a)
  the Company or the Target shall notify the Facility Agent in writing of that fact promptly after becoming aware thereof, giving a reasonable description of:

  (i)
  the Potential Event of Default and its causes; and

  (ii)
  the remedial action in relation to that Potential Event of Default which the Company and/or the Target propose to take;

  (b)
  that Potential Event of Default shall not constitute a Default, and the Facility Agent shall not with respect to that Potential Event of Default be entitled to take any of the actions set out in Subclause 24.19 (Acceleration) (but, for the avoidance of doubt, not so as to restrict the Facility Agent's rights to take such action with respect to any other Event of Default which is not a Potential Event of Default), until (assuming that the Potential Event of Default is then continuing) the date that the Clean-up Period has expired, unless in each case there is a Material Adverse Effect,

  provided that this Subclause shall not apply with respect to any Potential Event of Default under any of Subclauses 24.2 (Non Payment), 24.6 (Insolvency), 24.7 (Insolvency Proceedings), 24.8 (Creditors' process), 24.10 (Senior Finance Documents) or 24.15 (Expropriation) in each case irrespective of whether or not that Potential Event of Default occurred in consequence of any event or circumstance which occurred before the Unconditional Date.

24.22  Cancellation during Certain Funds Period

  During the Certain Funds Period, the Finance Parties shall not save as provided in Subclause 24.20 (Acceleration for Acquisition Credits):

  (a)
  have the right to cancel, rescind or terminate the Facilities during the Certain Funds Period if the effect of such cancellation, rescission or termination would prevent or limit the making of any of the Acquisition Credits during the Certain Funds Period; or

  (b)
  make or enforce any claims they may have under this Agreement if the effect of such claim or enforcement would prevent or limit the making or utilisation of the Acquisition Credits during the Certain Funds Period; or

  (c)
  otherwise exercise during the Certain Funds Period any right of set-off or similar right or remedy which it may have in relation to any of the Acquisition Credits; or

  (d)
  cancel or declare any Acquisition Credit immediately due and payable or payable on demand.

25.  THE ADMINISTRATIVE PARTIES

25.1   Appointment and duties of the Agents

(a)
Each Finance Party (other than such Agent) irrevocably appoints each Agent to act as its agent (and, in the case of the Security Agent, its agent and its trustee) under and in respect of the Senior Finance Documents.

(b)
Each Finance Party irrevocably authorises each Agent to:

(i)
perform the duties and to exercise the rights, powers and discretions that are specifically given to it under the Senior Finance Documents, together with any other incidental rights, powers and discretions; and

(ii)
execute each Senior Finance Document and any Documentary Credit expressed to be executed by such Agent on its behalf.

(c)
Each Finance Party (other than the relevant Administrative Party) confirms that each of the Arrangers and the Facility Agent has authority to accept on its behalf the terms of any reliance letter or engagement letters relating to the Reports or any reports or letters provided by accountants or Auditors in connection with the Senior Finance Documents or the transactions contemplated therein and to bind it in respect of such Reports, reports or letters and to sign such letters on its behalf and to the extent already entered into ratifies such actions and each Finance Party further confirms that it accepts the terms and qualifications set out in such letters.

(d)
Each Agent has only those duties which are expressly specified in the Senior Finance Documents. Those duties are solely of a mechanical and administrative nature.

25.2   Role of the Arrangers

  Except as specifically provided in the Senior Finance Documents, no Arranger has any obligations of any kind to any other Party in connection with any Senior Finance Document.

25.3   No fiduciary duties

  Except as specifically provided in a Senior Finance Document and except in the case of the Security Agent, in relation to the Security Documents and monies recovered pursuant thereto:

  (a)
  nothing in the Senior Finance Documents makes an Administrative Party a trustee or fiduciary for any other Party or any other person; and

  (b)
  no Administrative Party need hold in trust any moneys paid to or recovered by it for a Party pursuant to the Senior Finance Documents or be liable to account for interest on those moneys.

25.4   Individual position of an Administrative Party

(a)
If it is also a Lender, each Administrative Party has the same rights and powers under the Senior Finance Documents as any other Lender and may exercise those rights and powers as though it were not an Administrative Party.

(b)
Each Administrative Party may:

(i)
carry on any business with any Obligor or its related entities (including acting as an agent or a trustee for any other financing); and

(ii)
retain any profits or remuneration it receives under the Senior Finance Documents or in relation to any other business it carries on with any Obligor or its related entities.

25.5   Reliance

  Each Agent may:

  (a)
  rely on any notice or document believed by it to be genuine and correct and to have been signed by, or with the authority of, the proper person;

  (b)
  rely on any statement made by any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify;

  (c)
  engage, pay for and rely on professional advisers selected by it (including those representing a Party other than that Agent); and

  (d)
  act under the Senior Finance Documents through its personnel and agents.

25.6   Majority Lenders' instructions

(a)
Each Agent is fully protected if it acts on the instructions of the Majority Lenders in the exercise of any right, power or discretion or any matter not expressly provided for in the Senior Finance Documents. Any such instructions given by the Majority Lenders will be binding on all the Lenders. In the absence of instructions, each Agent may act or refrain from acting as it considers to be in the best interests of all the Lenders.

(b)
Neither Agent is authorised to act on behalf of a Lender (without first obtaining that Lender's consent) in any legal or arbitration proceedings in connection with any Senior Finance Document.

(c)
An Agent may require the receipt of security satisfactory to it, whether by way of payment in advance or otherwise, against any liability or loss which it may incur in complying with the instructions of the Majority Lenders.

25.7   Responsibility

(a)
No Administrative Party is responsible to any other Finance Party for the adequacy, accuracy or completeness of:

(i)
any Senior Finance Document or any other document; or

(ii)
any statement or information (whether written or oral) made in or supplied in connection with any Senior Finance Document.

(b)
Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Senior Finance Document, each Lender confirms that it:

(i)
has made, and will continue to make, its own independent appraisal of all risks arising under or in connection with the Senior Finance Documents (including the financial condition and affairs of each Obligor and its related entities and the nature and extent of any recourse against any Party or its assets); and

(ii)
has not relied exclusively on any information provided to it by any Administrative Party in connection with any Senior Finance Document.

25.8   Exclusion of liability

(a)
Neither Agent is liable or responsible to any other Finance Party for any action taken or not taken by it in connection with any Senior Finance Document, unless directly caused by its gross negligence or wilful misconduct.

(b)
No Party may take any proceedings against any officer, employee or agent of an Agent in respect of any claim it might have against that Agent or in respect of any act or omission of any kind by that officer, employee or agent in connection with any Senior Finance Document. Any officer, employee or agent of an Agent may rely on this Subclause.

25.9   Default

(a)
Neither Agent is obliged to monitor or enquire whether a Default has occurred. Neither Agent is deemed to have knowledge of the occurrence of a Default unless it has received notice from a Party describing such Default and specifying that the event or circumstance concerned is a Default.

(b)
If an Agent:

(i)
receives notice from a Party referring to this Agreement, describing a Default and stating that the event is a Default; or

  (ii)
  is aware of the non-payment of any principal or interest or any fee payable to a Lender under any Senior Finance Document,

  it must promptly notify the Lenders.

25.10  Information

(a)
Each Agent must promptly forward to the person concerned the original or a copy of any document which is delivered to that Agent by a Party for that person.

(b)
Except where a Senior Finance Document specifically provides otherwise, neither Agent is obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(c)
Except as provided above, neither Agent has any duty:

(i)
either initially or on a continuing basis to provide any Lender with any credit or other information concerning the risks arising under or in connection with the Senior Finance Documents (including any information relating to the financial condition or affairs of any Obligor or its related entities or the nature or extent of recourse against any Party or its assets) whether coming into its possession before, on or after the date of this Agreement; or

(ii)
unless specifically requested to do so by a Lender in accordance with a Senior Finance Document, to request any certificate or other document from any Obligor.

(d)
In acting as an Agent, the agency division of each Agent is treated as a separate entity from its other divisions and departments. Any information acquired by an Agent which, in its opinion, is acquired by it otherwise than in its capacity as an Agent may be treated as confidential by that Agent and will not be treated as information possessed by that Agent in its capacity as such.

(e)
No Agent is obliged to disclose to any person any confidential information supplied to it by a member of the Group solely for the purpose of evaluating whether any waiver or amendment is required to any term of the Senior Finance Documents.

(f)
Each Obligor irrevocably authorises each Agent to disclose to the other Finance Parties any information which, in such Agent's opinion, is received by it in its capacity as an Agent.

25.11  Indemnities

(a)
Without limiting the liability of any Obligor under the Senior Finance Documents, each Lender must indemnify each Agent for that Lender's Pro Rata Share of any loss or liability incurred by that Agent in acting as an Agent, except to the extent that the loss or liability is caused by that Agent's gross negligence or wilful misconduct.

(b)
Each Agent may deduct from any amount received by it for a Lender any amount due to that Agent from that Lender under a Senior Finance Document but unpaid.

25.12  Compliance

  Each Agent may refrain from doing anything (including disclosing any information) which might, in its opinion, constitute a breach of any law or regulation or be otherwise actionable at the suit of any person, and may do anything which, in its opinion, is necessary or desirable to comply with any law or regulation.

25.13  Resignation

(a)
Each Agent may resign and appoint any of its Affiliates as successor Agent to it by giving notice to the Lenders and the Company.

(b)
Alternatively, each Agent may resign by giving notice to the Lenders and the Company, in which case the Majority Lenders may appoint a successor Agent to it.

(c)
If no successor Agent has been appointed under paragraph (b) above within 30 days after notice of resignation was given, the relevant Agent may (after consultation with the Company) appoint a successor Agent to it.

(d)
The person(s) appointing a successor Agent must, if practicable, consult with the Company prior to the appointment. Any successor Agent must have an office in the U.K.

(e)
The resignation of an Agent and the appointment of any successor Agent will both become effective only when:

(i)
the successor Agent notifies all the Parties that it accepts its appointment; and

(ii)
on giving the notification, the successor Agent will succeed to the position of the retiring Agent and the term Facility Agent or Security Agent (as applicable) will mean the successor Agent; and

(iii)
in the case of the Security Agent, the Facility Agent confirms that it is satisfied that the Security Documents (and any related documentation) have been transferred to or into (and where required registered in) the name of the proposed successor Security Agent.

(f)
The retiring Agent must, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Senior Finance Documents.

(g)
Upon its resignation becoming effective, this Clause will continue to benefit a retiring Agent in respect of any action taken or not taken by it in connection with the Senior Finance Documents while it was an Agent, and, subject to paragraph (f) above, it will have no further obligations under any Senior Finance Document.

(h)
The Majority Lenders may, by notice to any Agent, require it to resign under paragraph (b) above.

(i)
The Obligors will (at their own cost) take such action and execute such documents as is required by the Security Agent (acting reasonably) so that the Security Documents provide for effective and perfected security in favour of any successor Security Agent.

25.14  Relationship with Lenders

(a)
Each Agent may treat each Lender as a Lender, entitled to payments under this Agreement and as acting through its Facility Office(s) until it has received not less than five Business Days' prior notice from that Lender to the contrary.

(b)
Each Agent may at any time, and must if requested to do so by the Majority Lenders, convene a meeting of the Lenders.

(c)
Each Agent must keep a register of all the Parties and supply any other Party with a copy of the register on request. The register will include each Lender's Facility Office(s) and contact details for the purposes of this Agreement.

25.15  Notice period

  Where this Agreement specifies a minimum period of notice to be given to the Facility Agent, the Facility Agent may, at its discretion, accept a shorter notice period.

25.16  Security Agent

(a)
The Security Agent shall hold the security constituted by the Security Documents on trust or to the extent required by any applicable local law as agent for the Finance Parties or in its own name in accordance with the Senior Finance Documents and subject to the terms of the Collateral Ranking Agreement.

(b)
The Security Agent shall not be liable for any failure, omission, or defect in registering, protecting or perfecting the security constituted by any Security Document or any security created thereby.

(c)
The Security Agent has no obligation to enquire into or check the title which any Obligor may have to any property over which security is intended to be created by any Security Documents or to insure any such property.

(d)
Save where the Security Agent holds a legal mortgage (or equivalent security) over, or over an interest in, real property or shares, the Security Agent is not under any obligation to hold any title deeds, Security Documents or any other documents in connection with the property charged by any Security Document or any other such security in its own possession or to take any steps to protect or preserve the same. The Security Agent may permit the relevant Obligor, any bank providing safe custody services or any professional adviser of the Security Agent to retain all such title deeds, Security Documents and other documents in its possession.

(e)
All amounts received by the Security Agent under the Senior Finance Documents may be:

(i)
invested in any investment for the time being authorised by English law for the investment by trustees of trust money or in any other investments which may be selected by the Security Agent with the consent of the Majority Lenders; or

(ii)
placed on deposit at such bank or institution (including any Agent or Lender) and upon such terms as the Security Agent may think fit. Any and all such monies and all interest thereon shall be paid over to the Facility Agent forthwith upon demand by the Facility Agent.

(f)
Each Finance Party confirms its approval of the Security Documents and authorises and directs the Security Agent (by itself or by such person(s) as it may nominate) to execute and enforce the same as trustee (or agent or in its own name) or as otherwise provided (and whether or not expressly in the Lenders' names) on its behalf.

26.  EVIDENCE AND CALCULATIONS

26.1   Accounts

  Accounts maintained by a Finance Party in connection with this Agreement are prima facie evidence of the matters to which they relate for the purpose of any litigation or arbitration proceedings.

26.2   Certificates and determinations

  Any certification or determination by a Finance Party (showing reasonable detail, if applicable) of a rate or amount under the Senior Finance Documents will be, in the absence of manifest error, conclusive evidence of the matters to which it relates.

26.3   Calculations

  Any interest or fee accruing under this Agreement accrues from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days (or in the case of any amount denominated in Sterling 365 days or otherwise depending on what the Facility Agent determines to be market practice).

27.  FEES

27.1   Agents' fee

  The Company must pay to each Agent for its own account an agency fee in the manner agreed in the Fee Letter between that Agent and the Company.

27.2   Arrangement fee

  The Company must pay to the Arrangers for their own account an arrangement fee in the manner agreed in the Fee Letter between the Arrangers and the Company.

27.3   Term Loan Commitment fee

(a)
The Company must pay a commitment fee computed at the rate of 0.25% per annum from and including 17th July, 2002 for a period of 30 days and thereafter at the rate of 0.50% per annum on the undrawn, uncancelled amount of each Lender's Term Loan Commitments (with the Term Loan Commitments from and including 17th July, 2002 to the date of this Agreement being €1,050,000,000 for each of Deutsche Bank AG London and Merrill Lynch Capital Corporation).

(b)
Accrued commitment fee is payable on the First Drawdown Date and thereafter quarterly in arrears. Accrued commitment fee is also payable to the Facility Agent for a Lender on the date its Term Loan Commitments are cancelled in full.

(c)
Commitment fee accrued and paid under this Agreement in respect of the Term Loan Commitments is in place of any commitment fee accrued under the Commitment Letter in respect of a corresponding amount of term loan commitments and the Company shall not be required to pay commitment fee for the same period under both this Agreement and the Commitment Letter.

27.4   Revolving Credit commitment fee

(a)
The Company must pay a commitment fee computed at the rate of 0.25% per annum from and including 17th July, 2002 for a period of 30 days and thereafter at the rate of 0.50% per annum until the Unconditional Date and thereafter at the rate of 0.75% per annum on the undrawn, uncancelled amount of each Lender's Revolving Credit Commitments (with the Revolving Credit Commitments from and including 17th July, 2002 to the date of this Agreement being €212,500,000 for each of Deutsche Bank AG London and Merrill Lynch Capital Corporation).

(b)
Accrued commitment fee is payable on the First Drawdown Date and thereafter quarterly in arrears. Accrued commitment fee is also payable to the Facility Agent for a Lender on the date its Revolving Credit Commitments are cancelled in full.

(c)
Commitment fee accrued and paid under this Agreement in respect of Revolving Credit Commitment is in place of any commitment fee accrued under the Commitment Letter in respect of a corresponding amount of revolving credit commitments and the Company shall not be required to pay commitment fee for the same period under both this Agreement and the Commitment Letter.

28.  INDEMNITIES AND BREAK COSTS

28.1   Currency indemnity

(a)
The Company shall, as an independent obligation, indemnify each Finance Party against any loss or liability which that Finance Party incurs as a consequence of:

(i)
that Finance Party receiving an amount in respect of an Obligor's liability under the Senior Finance Documents; or

(ii)
that liability being converted into a claim, proof, judgment or order,

  in a currency other than the currency in which the amount is expressed to be payable under the relevant Senior Finance Document.

(b)
Unless otherwise required by law, each Obligor waives any right it may have in any jurisdiction to pay any amount under the Senior Finance Documents in a currency other than that in which it is expressed to be payable.

28.2   Acquisition indemnity

  The Company agrees to indemnity each Finance Party against any loss or liability incurred by that Finance Party in connection with or arising out of the Acquisition or the funding of the Acquisition (including but not limited to all costs reasonably incurred in connection with any litigation, arbitration or administrative proceedings or regulatory enquiry concerning the Acquisition), unless such loss or liability is caused by the gross negligence or wilful misconduct of that Finance Party.

28.3   Environmental indemnity

  Each Obligor agrees to indemnify each Finance Party, each receiver appointed under any Security Document and their respective officers, employees, agents and delegates (together the Indemnified Parties) against any loss or liability suffered or incurred by that Indemnified Party (except to the extent caused by such Indemnified Party's (or its officers, employees, agents or delegates) own negligence or wilful default) which:

  (a)
  arises by virtue of any actual or alleged breach of any Environmental Law (whether by any Obligor, an Indemnified Party or any other person); or

  (b)
  arises in connection with an Environmental Claim,

  which relates to the Group, any assets of the Group or the operation of all or part of the business of the Group (or in each case any member of the Group) and which would not have arisen if the Senior Finance Documents or any of them had not been executed by that Finance Party.

28.4   Other indemnities

(a)
The Company must indemnify each Finance Party against any loss or liability which that Finance Party incurs as a consequence of:

(i)
the occurrence of any Event of Default;

(ii)
any failure by an Obligor to pay any amount due under a Senior Finance Document on its due date, including any resulting from any distribution or redistribution of any amount among the Lenders under this Agreement;

  (iii)
  (other than by reason of negligence or default by that Finance Party) a Credit not being made after a Request has been delivered for that Credit; or

  (iv)
  a Credit (or part of a Credit) not being prepaid in accordance with a notice of prepayment or any Loan or overdue amount being repaid or prepaid other than on the last day of the current Term for such Loan or overdue amount.

  The Obligor's liability in each case includes any loss or expense on account of funds borrowed, contracted for or utilised to fund any amount payable under any Senior Finance Document, any amount repaid or prepaid or any Credit.

(b)
The Company must indemnify the Facility Agent against any loss or liability incurred by the Facility Agent as a result of:

(i)
investigating any event which the Facility Agent reasonably believes to be a Default; or

(ii)
acting or relying on any notice which the Facility Agent reasonably believes to be genuine, correct and appropriately authorised.

28.5   Break Costs

(a)
Each Borrower must pay to each Lender its Break Costs in relation to Loans or overdue amounts repaid or prepaid to it otherwise than on the last day of a Term applicable thereto.

(b)
Break Costs are the amount (if any) determined by the relevant Lender by which:

(i)
the interest which that Lender would have received for the period from the date of receipt of any part of its share in a Loan or an overdue amount to the last day of the applicable Term for that Loan or overdue amount if the principal or overdue amount received had been paid on the last day of that Term;

  exceeds

  (ii)
  the amount which that Lender would be able to obtain by placing an amount equal to the amount received by it on deposit with a leading bank in the appropriate interbank market for a period starting on the second Business Day following receipt and ending on the last day of the applicable Term.

(c)
Each Lender must supply to the Facility Agent for the relevant Borrower details of the amount of any Break Costs claimed by it under this Subclause.

29.  EXPENSES

29.1   Initial costs

  The Company must pay to each Administrative Party the amount of all costs and expenses (including legal fees) reasonably incurred by it in connection with the negotiation, preparation, printing and execution of the Senior Finance Documents and other documents contemplated thereby and syndication of the Facilities, subject to any limits agreed between the Company and such Administrative Parties.

29.2   Subsequent costs

  The Company must pay to the Facility Agent the amount of all costs and expenses (including legal fees) reasonably incurred by it in connection with:

  (a)
  the negotiation, preparation, printing and execution of any Senior Finance Document (other than a Transfer Certificate) executed after the date of this Agreement;

  (b)
  any amendment, waiver or consent made or granted in connection with the Senior Finance Documents; and

  (c)
  any other matter not of an ordinary administrative nature arising out of or in connection with any Senior Finance Document.

29.3   Enforcement costs

  The Company must pay to each Finance Party the amount of all third party costs and expenses (including legal fees) incurred by it in connection with the enforcement of, or the preservation of any rights under, any Senior Finance Document.

30.  AMENDMENTS AND WAIVERS

30.1   Procedure

(a)
Except as provided in this Clause, any term of the Senior Finance Documents may be amended or waived with the agreement of the Parent and the Majority Lenders. The Facility Agent may effect, on behalf of any Finance Party, an amendment or waiver allowed under this Clause. Each Obligor agrees to any such amendment or waiver agreed to by the Parent.

(b)
The Facility Agent must promptly notify the other Parties of any amendment or waiver effected by it under paragraph (a) above. Any such amendment or waiver is binding on all the Parties.

30.2   Exceptions

(a)
An amendment or waiver which relates to:

(i)
the definition of Majority Lenders in Clause 1.1 (Definitions);

(ii)
an extension of the date of payment of any amount to a Lender under the Senior Finance Documents other than under Subclauses 11.4 (Mandatory prepayment—disposals) or 11.5 (Mandatory prepayment—Excess Cashflow);

(iii)
a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fee or other amount payable to a Lender under the Senior Finance Documents, other than under Subclauses 11.4 (Mandatory prepayment—disposals) or 11.5 (Mandatory prepayment—Excess Cashflow);

(iv)
an increase in, or an extension of, a Commitment or the Total Commitments (save as provided for in Subclause 2.5(i) (Limitations));

(v)
a release of an Obligor, save as expressly provided for in this Agreement;

(vi)
a term of a Senior Finance Document which expressly requires the consent of each Lender;

(vii)
the right of a Lender to assign or transfer its rights or obligations under the Senior Finance Documents;

  (viii)
  unless provided for in this Agreement (including without limitation any disposal under Subclause 23.6(b)(xi) (Disposals) which require Majority Lender consent) or the Priority Deed, a release of security over any shares or over any other assets worth €1,000,000 or its equivalent or more granted under the Security Documents;

  (ix)
  the ranking or subordination provided for in the Priority Deed; or

  (x)
  this Clause,

  may only be made with the consent of all the Lenders.

(b)
An amendment or waiver which relates to the rights or obligations of an Administrative Party may only be made with the consent of that Administrative Party.

(c)
An amendment or waiver which relates to the rights or obligations of the Issuing Bank or any Ancillary Lender, in their respective capacities as such, may not be effected without the prior consent of the Issuing Bank or, as the case may be, that Ancillary Lender.

30.3   Change of currency

  If a change in any currency of a country occurs (including where there is more than one currency or currency unit recognised at the same time as the lawful currency of a country), the Senior Finance Documents will be amended to the extent the Facility Agent (acting reasonably and after consultation with the Company) determines is necessary to reflect the change.

30.4   Waivers and remedies cumulative

  The rights of each Finance Party under the Senior Finance Documents:

  (a)
  may be exercised as often as necessary;

  (b)
  are cumulative and not exclusive of its rights under the general law; and

  (c)
  may be waived only in writing and specifically.

  Delay in exercising or non-exercise of any right is not a waiver of that right.

31.  CHANGES TO THE PARTIES

31.1   Assignments and transfers by Obligors

  No Obligor may assign or transfer any of its rights and obligations under the Senior Finance Documents without the prior consent of all the Lenders.

31.2   Assignments and transfers by Lenders

(a)
A Lender (the Existing Lender) may, subject to the following provisions of this Subclause, at any time assign or transfer (including by way of novation) any of its rights and obligations under this Agreement to any other person (the New Lender).

(b)
Unless the Company and the Facility Agent otherwise agree, a transfer of part of a Commitment or the rights and obligations under this Agreement by the Existing Lender must be in a minimum amount of €1,000,000 and of an amount such that if the Existing Lender retains any Commitments it is of a minimum aggregate amount of €3,000,000.

(c)
An Existing Lender must, unless there is an outstanding Event of Default, consult with the Company prior to making an assignment or transfer to a New Lender.

(d)
A transfer of rights and obligations will be effective only if either:

(i)
the rights and obligations are novated in accordance with the following provisions of this Clause; or

(ii)
the New Lender confirms to the Facility Agent and the Company in form and substance satisfactory to the Facility Agent that it is bound by the terms of this Agreement as a Lender. On the transfer becoming effective in this manner the Existing Lender will be released from its rights and obligations under this Agreement to the extent that they are transferred to the New Lender.

(e)
Unless the Facility Agent otherwise agrees, the New Lender must pay to the Facility Agent for its own account, on or before the date any assignment or transfer occurs, a fee of €1,500.

(f)
Any reference in this Agreement to a Lender includes a New Lender but excludes a Lender if no amount is or may be owed to or by it under this Agreement.

(g)
A Lender may sub-participate or sub-contract its obligations under this Agreement.

(h)
If any Lender assigns or transfers any of its rights and/or obligations under this Agreement, a copy of the written instrument by which such rights are assigned or transferred will be notified by the New Lender to any Obligor incorporated in the Republic of France by bailiff (huissier) in accordance with the provisions of Article 1690 of the French Civil Code.

31.3   Procedure for transfer by way of novations

(a)
A novation is effected if:

(i)
the Existing Lender and the New Lender deliver to the Facility Agent a duly completed Transfer Certificate; and

(ii)
the Facility Agent executes it.

  The Facility Agent must execute as soon as reasonably practicable a Transfer Certificate delivered to it and which appears on its face to be in order.

(b)
Each Party (other than the Existing Lender and the New Lender) irrevocably authorises the Facility Agent to execute any duly completed Transfer Certificate on its behalf.

(c)
On the Transfer Date:

(i)
the New Lender will assume the rights and obligations of the Existing Lender expressed to be the subject of the novation in the Transfer Certificate in substitution for the Existing Lender; and

(ii)
the Existing Lender will be released from those obligations and cease to have those rights; and

(iii)
the New Lender will become a party to this Agreement as a Lender and to the Priority Deed as a Senior Creditor (as defined in the Priority Deed).

(d)
The rights and obligations of the Existing Lender in respect of any Documentary Credit outstanding on the Transfer Date will not be novated or released, unless the Issuing Bank consents pursuant to Subclause 7.2 (Assignments and transfers).

(e)
The Facility Agent shall provide the Parent with a copy of each Transfer Certificate.

(f)
The novation shall in no event affect the obligations of the Company or any Obligor under this Agreement and therefore the substitution of a New Lender in the rights and obligations of an Existing Lender will not extinguish such obligations. For the purposes of Articles 1278 et seq of the French Civil Code and Article 1528 of the Spanish Civil Code the Obligors and the Finance Parties agree that upon any novation under this Clause 31, the security and guarantees created by the Senior Finance Documents shall be preserved for the benefit of the New Lender.

31.4   Limitation of responsibility of Existing Lender

(a)
Unless expressly agreed to the contrary, an Existing Lender is not responsible to a New Lender for the legality, validity, adequacy, accuracy, completeness or performance of:

(i)
any Finance Document or any other document; or

(ii)
any statement or information (whether written or oral) made in or supplied in connection with any Finance Document,

  and any representations or warranties implied by law are excluded.

(b)
Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(i)
has made, and will continue to make, its own independent appraisal of all risks arising under or in connection with the Senior Finance Documents (including the financial condition and affairs of each Obligor and its related entities and the nature and extent of any recourse against any Party or its assets) in connection with its participation in this Agreement; and

(ii)
has not relied exclusively on any information supplied to it by the Existing Lender in connection with any Senior Finance Document.

(c)
Nothing in any Senior Finance Document requires an Existing Lender to:

(i)
accept a re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this Clause; or

(ii)
support any losses incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under any Senior Finance Document or otherwise.

31.5   Costs resulting from change of Lender or Facility Office

  If:

  (a)
  a Lender assigns or transfers any of its rights and obligations under the Senior Finance Documents or changes its Facility Office; and

  (b)
  as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment under Clauses 15.1 (Grossing-up for Taxes), 15.2 (Tax Indemnity) or 16.1 (Increased costs), then, unless the assignment, transfer or change is made by a Lender as part of syndication of the Facilities prior to the Syndication Date or to mitigate any circumstances giving rise to such payment or a right to be prepaid and/or cancelled by reason of illegality, the Obligor need only pay that amount to the same extent that it would have been obliged to if no assignment, transfer or change had occurred.

31.6   Release of Security

(a)
If a disposal to a person or persons outside the Group of assets or shares owned by an Obligor over which security has been created by the Security Documents is:

(i)
permitted by the terms of Clause 23.6 (Disposals) and will not result directly or indirectly in any breach of the terms of this Agreement; or

  (ii)
  is being effected at the request of the Majority Lenders in circumstances where any of the security created by the Security Documents has become enforceable; or

  (iii)
  such disposal is being effected by enforcement of the Security Documents,

  the Security Agent shall (and is authorised by the Finance Parties to) on the completion of the disposal release (at the expense of the relevant Obligor) from the Security Documents, the assets which are subject to that disposal and (where the disposal is such that an Obligor ceases to be a member of the Group) the assets of that entity. The Security Agent shall (at the reasonable request and at the expense of the Company) provide confirmation of the release of any asset from the Security under the Security Documents or (where relevant) confirmation of non-crystallisation of a floating charge, such confirmation to be in such form as the Security Agent may determine.

(b)
Notwithstanding paragraph (a) above, the release of any security over assets or shares created by a Security Document governed by Swedish law or Danish law will (unless the proceeds of the disposal of the asset secured or charged are applied in prepayment of amounts outstanding under this Agreement) always be subject to the prior written consent of the Security Agent, such consent to be granted at the Security Agent's sole discretion. In exercising such discretion the Security Agent shall in good faith have regard to Clause 23.6 (Disposals) but shall not be under any obligation to give any consent.

31.7   Changes to the Reference Banks

  If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Facility Agent must (in consultation with the Company) appoint another Lender or an Affiliate of a Lender to replace that Reference Bank.

31.8   Affiliates of Lenders

(a)
Each Lender may fulfil its obligations in respect of any Credit through an Affiliate if:

(i)
the relevant Affiliate is specified in this Agreement as a Lender or becomes a Lender by means of a Transfer Certificate in accordance with this Agreement; and

(ii)
the Credit in which that Affiliate will participate are specified in this Agreement or in a notice given by that Lender to the Facility Agent and the Company.

  In this event, the Lender and the Affiliate will participate in that Credit in the manner provided for in sub-paragraph (ii) above.

(b)
If paragraph (a) applies, the Lender and its Affiliate will be treated as having a single Commitment and a single vote, but, for all other purposes, will be treated as separate Lenders.

31.9   New Issuing Banks

(a)
If a Lender or an Affiliate of a Lender wishes to become an Issuing Bank then it may, with the consent of the Company and the Facility Agent, deliver an Issuing Bank Accession Deed to the Facility Agent in a form approved by the Facility Agent.

(b)
The relevant Lender or Affiliate of a Lender will become an Issuing Bank when the Facility Agent notifies the other Finance Parties and the Company that such Issuing Bank Accession Deed is in form and substance satisfactory to it and executes such Issuing Bank Accession Deed. The Facility Agent must give this notification as soon as reasonably practicable.

32.  DISCLOSURE OF INFORMATION

(a)
Each Finance Party must keep confidential any information supplied to it by or on behalf of any Obligor in connection with the Senior Finance Documents. However, a Finance Party is entitled to disclose information:

(i)
which is publicly available, other than as a result of a breach by that Finance Party of this Clause;

(ii)
in connection with any legal or arbitration proceedings;

(iii)
if required to do so under any law or regulation;

(iv)
to a governmental, banking, taxation or other regulatory authority if required;

(v)
to its professional advisers on a confidential basis;

(vi)
to the extent allowed under paragraph (b) below; or

(vii)
with the agreement of the relevant Obligor.

(b)
A Finance Party may disclose to an Affiliate or any person with whom it may enter, or has entered into, any kind of transfer, participation or other agreement in relation to this Agreement (a participant):

(i)
a copy of any Senior Finance Document; and

(ii)
any information which that Finance Party has acquired under or in connection with any Senior Finance Document.

  However, before a participant may receive any confidential information, it must agree in writing with the relevant Finance Party (and for the benefit of the Company) to keep that information confidential on the terms of paragraph (a) above.

(c)
This Clause supersedes any previous confidentiality undertaking given by a Finance Party in connection with this Agreement prior to it becoming a Party.

33.  SET-OFF

  After the occurrence and during the continuance of an Event of Default, a Finance Party may set off any matured obligation owed to it by an Obligor under the Senior Finance Documents (to the extent beneficially owned by that Finance Party) against any obligation (whether or not matured) owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off. A Finance Party may also at any time after the occurrence and during the continuance of an Event of Default combine or consolidate accounts held with it by any Obligor.

34.  PRO RATA SHARING

34.1   Redistribution

  If any amount owing by an Obligor under any of the Senior Finance Documents to a Lender (the recovering Lender) is discharged by payment, set-off or any other manner other than through the Facility Agent under this Agreement (a recovery), then:

  (a)
  the recovering Lender must, within three Business Days, supply details of the recovery to the Facility Agent;

  (b)
  the Facility Agent must calculate whether the recovery is in excess of the amount which the recovering Lender would have received if the recovery had been received by the Facility Agent under this Agreement; and

  (c)
  the recovering Lender must pay to the Facility Agent an amount equal to the excess (the redistribution) within 5 days of demand by the Facility Agent.

34.2   Effect of redistribution

(a)
The Facility Agent must treat a redistribution as if it were a payment by the relevant Obligor under this Agreement and distribute it among the Lenders, other than the recovering Lender, accordingly.

(b)
When the Facility Agent makes a distribution under paragraph (a) above, the recovering Lender will be subrogated to the rights of the Finance Parties which have shared in that redistribution.

(c)
If and to the extent that the recovering Lender is not able to rely on any rights of subrogation under paragraph (b) above, the relevant Obligor will owe the recovering Lender a debt which is equal to the redistribution, immediately payable and of the type originally discharged.

(d)
If:

(i)
a recovering Lender must subsequently return a recovery, or an amount measured by reference to a recovery, to an Obligor; and

(ii)
the recovering Lender has paid a redistribution in relation to that recovery,

  each Finance Party must reimburse the recovering Lender all or the appropriate portion of the redistribution paid to that Finance Party, together with interest for the period while it held the re-distribution. In this event, the subrogation in paragraph (b) above will operate in reverse to the extent of the reimbursement.

34.3   Exceptions

  Notwithstanding any other term of this Clause, a recovering Lender need not pay a redistribution to the extent that:

  (a)
  it would not, after the payment, have a valid claim against the relevant Obligor in the amount of the redistribution; or

  (b)
  it would be sharing with another Finance Party any amount which the recovering Lender has received or recovered as a result of legal or arbitration proceedings, where:

  (i)
  the recovering Lender notified the Facility Agent of those proceedings; and

  (ii)
  the other Finance Party had an opportunity to participate in those proceedings but did not do so or did not take separate legal or arbitration proceedings as soon as reasonably practicable after receiving notice of them.

35.  SEVERABILITY

  If a term of a Senior Finance Document is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect:

  (a)
  the legality, validity or enforceability in that jurisdiction of any other term of the Senior Finance Documents; or

  (b)
  the legality, validity or enforceability in other jurisdictions of that or any other term of the Senior Finance Documents.

36.  COUNTERPARTS

  Each Senior Finance Document may be executed in any number of counterparts. This has the same effect as if the signatures on the counterparts were on a single copy of the Senior Finance Document.

37.  NOTICES

37.1   In writing

(a)
Any communication in connection with a Senior Finance Document must be in writing and, unless otherwise stated, may be given:

(i)
in person, by post, telex, fax or any other electronic communication approved by the Facility Agent; or

(ii)
if between the Facility Agent and a Lender and the Facility Agent and the Lender agree, by e-mail or other electronic communication.

(b)
For the purpose of the Senior Finance Documents, an electronic communication will be treated as being in writing.

(c)
Unless it is agreed to the contrary, any consent or agreement required under a Senior Finance Document must be given in writing.

37.2   Contact details

(a)
Except as provided below, the contact details of each Party for all communications in connection with the Senior Finance Documents are those notified by that Party for this purpose to the Facility Agent on or before the date it becomes a Party.

(b)
The contact details of the Parent, Newco 1 and the Company for this purpose are:

Address:	Three First National Plaza 70 West Madison Suite 3800 Chicago, Illinois 60602
Fax number:	1 312 895 1001
E-mail:	smencoff@mdcp.com, tsouleles@mdcp.com
Attention:	Sam Mencoff/Tom Souleles
With a copy to:	Ian Curley and Paul Regan Jefferson Smurfit Group Beech Hill, Clonskeagh, Dublin 4 Fax: 353 1 2600 709 Tel: 353 1 2600 900

(c)
The contact details of the Facility Agent for this purpose are:

Address:	Winchester House, 1 Great Winchester Street, London EC2N 2DB
Fax number:	+44 (0)20 7547 5703/+44 (0)20 7547 6419
E-mail:	richard.peters-ctag@db.com/ronald.lane-smith@db.com
Attention:	Richard Peters/Ronald Lane-Smith
(d)
Any Party may change its contact details by giving five Business Days' notice to the Facility Agent or (in the case of the Facility Agent) to the other Parties.

(e)
Where a Party nominates a particular department or officer to receive a communication, a communication will not be effective if it fails to specify that department or officer.

37.3   Effectiveness

(a)
Except as provided below, any communication in connection with a Senior Finance Document will be deemed to be given as follows:

(i)
if delivered in person, at the time of delivery;

(ii)
if posted, five days after being deposited in the post, postage prepaid, in a correctly addressed envelope;

(iii)
if by telex, when despatched, but only if, at the time of transmission, the correct answerback appears at the start and at the end of the sender's copy of the notice;

(iv)
if by fax, when received in legible form;

(v)
if by e-mail or any other electronic communication, when received in legible form; and

(vi)
if by posting to an electronic website, at the time of posting or if the relevant recipient did not at such time have access to such website, the time at which such recipient is given access.

(b)
A communication given under paragraph (a) above but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

(c)
A communication to the Facility Agent will only be effective on actual receipt by it.

37.4   Obligors

(a)
All communications under the Senior Finance Documents to or from an Obligor must be sent through the Facility Agent.

(b)
All communications under the Senior Finance Documents to or from an Obligor (other than the Company) must be sent through the Company.

(c)
Each Obligor (other than the Company) irrevocably appoints the Company to act as its agent:

(i)
to give and receive all communications under the Senior Finance Documents;

(ii)
to supply all information concerning itself to any Finance Party; and

(iii)
to agree and sign all documents under or in connection with the Senior Finance Documents without further reference to the other Obligors.

(d)
Any communication given to the Company in connection with a Senior Finance Document will be deemed to have been given also to the other Obligors.

(e)
The Facility Agent and the other Finance Parties may assume that any communication made by the Company is made with the consent of each other Obligor.

37.5   Personal Liability

  If an individual signs a certificate on behalf of any Party and the certificate proves to be incorrect, the individual will incur no personal liability as a result, unless the individual acted fraudulently or recklessly in giving the certificate. In this case any liability of the individual will be determined in accordance with applicable law.

38.  LANGUAGE

(a)
Any notice given in connection with a Senior Finance Document must be in English.

(b)
Any other document provided in connection with a Senior Finance Document must be:

(i)
in English; or

(ii)
(unless the Facility Agent otherwise agrees) accompanied by a certified English translation. In this case, the English translation prevails unless the document is a statutory or other official document.

39.  GOVERNING LAW

        This Agreement is governed by English law.

40.  ENFORCEMENT

40.1   Jurisdiction

(a)
Subject to paragraph (c) below, the English courts have exclusive jurisdiction to settle any dispute arising out of or in connection with any Senior Finance Document and each Party submits to the exclusive jurisdiction of the English courts.

(b)
The English courts are appropriate and convenient courts to settle any such dispute and each Obligor waives objection to those courts on the grounds of inconvenient forum or otherwise in relation to proceedings in connection with any Senior Finance Document.

(c)
This Clause is for the benefit of the Finance Parties only. To the extent allowed by law, a Finance Party may take:

(i)
proceedings in any other court; and

(ii)
concurrent proceedings in any number of jurisdictions.

40.2   Service of process

(a)
Each Obligor not incorporated in England and Wales irrevocably appoints Law Debenture Corporate Services Limited (whose address is Fifth Floor, 100 Wood Street, London EC2V 7EX) as its agent under the Senior Finance Documents for service of process in any proceedings before the English courts.

(b)
If any person appointed as process agent is unable for any reason to act as agent for service of process, the Company (on behalf of all the Obligors) must promptly appoint another agent on terms acceptable to the Facility Agent. Failing this, the Facility Agent may appoint another agent for this purpose.

(c)
Each Obligor agrees that failure by a process agent to notify it of any process will not invalidate the relevant proceedings.

(d)
This Clause does not affect any other method of service allowed by law.

40.3   Waiver of immunity

        Each Obligor irrevocably and unconditionally:

  (a)
  agrees not to claim any immunity from proceedings brought by a Finance Party against it in relation to a Senior Finance Document and to ensure that no such claim is made on its behalf;

  (b)
  consents generally to the giving of any relief or the issue of any process in connection with those proceedings; and

  (c)
  waives all rights of immunity in respect of it or its assets.

40.4   Waiver of trial by jury

  EACH PARTY WAIVES ANY RIGHT IT MAY HAVE TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION IN CONNECTION WITH ANY SENIOR FINANCE DOCUMENT OR ANY TRANSACTION CONTEMPLATED BY ANY SENIOR FINANCE DOCUMENT. THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO TRIAL BY COURT.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SIGNATORIES

Parent
MDCP ACQUISITIONS PLC
By:	/s/ SAMUEL M. MENCOFF
Company
MDCP ACQUISITIONS I
By:	/s/ SAMUEL M. MENCOFF
Original Borrowers
MDCP ACQUISITIONS I
By:	/s/ SAMUEL M. MENCOFF
Original Guarantors
MDCP ACQUISITIONS PLC
By:	/s/ SAMUEL M. MENCOFF
MDP ACQUISITIONS PLC
By:	/s/ SAMUEL M. MENCOFF
MDCP ACQUISITIONS I
By:	/s/ SAMUEL M. MENCOFF

The Mandated Lead Arrangers
DEUTSCHE BANK AG LONDON
By:	/s/ PAUL SENNETT
By:	/s/ TIM TAYLOR
MERRILL LYNCH INTERNATIONAL
By:	/s/ ANDREW MCCULLAGH
Original Lenders
DEUTSCHE BANK AG LONDON
By:	/s/ PAUL SENNETT
By:	/s/ TIM TAYLOR
MERRILL LYNCH CAPITAL CORPORATION
By:	/s/ STEPHEN B. PARAS
JPMORGAN CHASE BANK
By:	/s/ ROGER KEAN
ABN AMRO BANK N.V.
By:	/s/ FRANCIS O'HIGGINS
By:	/s/ ALBERT CONLAN

AIB CAPITAL MARKETS, PLC
By:	/s/ DECLAN FITZGERALD
BANK OF AMERICA N.A.
By:	/s/ GEORGE ARCHER
THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND
By:	/s/ DAVID WALSH
By:	/s/ MAURICE FITZGERALD
THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND
By:	/s/ JANE CLARK-HUTCHINSON
CREDIT LYONNAIS
By:	/s/ SIMON PARKER
BAYERISCHE HYPO- UND VEREINSBANK AG, LONDON BRANCH
By:	/s/ HOLTER JANSSEN
By:	/s/ DECLAN CARLIN
LEHMAN COMMERCIAL PAPER INC
By:	/s/ BRUCE HENDRY

Issuing Bank
DEUTSCHE BANK AG LONDON
By:	/s/ R. LANE-SMITH
By:	/s/ P. DAVIS
Facility Agent
DEUTSCHE BANK AG LONDON
By:	/s/ R. LANE-SMITH
By:	/s/ P. DAVIS
Security Agent
DEUTSCHE BANK AG LONDON
By:	/s/ R. LANE-SMITH
By:	/s/ P. DAVIS

QuickLinks

  Exhibit 99(b)(1)
SIGNATORIES